Exhibit 10.1

THIRD AMENDMENT TO LOAN, SECURITY

AND INVESTMENT MANAGEMENT AGREEMENT

THIS THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT (this “Amendment”), dated as of June 14, 2023 (“Effective Date”), is entered into by and among:

(1)    INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(2)    EACH OF THE LENDERS PARTY TO THE AGREEMENT (as defined below, collectively, the “Lenders”);

(3)    CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as the administrative agent, as the swingline lender and as arranger (“Capital One, National Association” and in such capacity, the “Administrative Agent”, “Swingline Lender” and “Arranger”); and

(4)    WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”);

and is acknowledged by:

(5) CM INVESTMENT PARTNERS, LLC, a Delaware limited liability company, as the investment manager (the “Investment Manager”).

RECITALS

WHEREAS, the Investment Manager, the Borrower, the Lenders, the Administrative Agent, Capital One, National Association, as the Arranger and as the Swingline Lender, and Wells Fargo Bank, National Association, as the Collateral Custodian, entered into that certain Loan, Security and Investment Management Agreement, dated as of August 23, 2021, as amended pursuant to that certain First Amendment to Loan, Security and Investment Management Agreement, dated as of November 19, 2021 and that certain Second Amendment to Loan, Security and Investment Management Agreement, dated as of November 18, 2022 (as amended, and as the same may be further amended, modified or restated from time to time, the “Agreement”); and

WHEREAS, the Investment Manager, the Borrower, the Lenders and the Administrative Agent desire to amend the Agreement as set forth herein, and the parties hereto authorize and direct the Collateral Custodian to execute this Amendment.

[Investcorp] Third Amendment to Loan, Security and Investment Management Agreement

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

Capitalized terms used in this Amendment are defined in the Agreement unless otherwise stated.

ARTICLE II

Amendments to Agreement

2.01 Amendment to Agreement. Effective as of the Effective Date, the Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Agreement, along with those certain exhibits, schedules and appendices to the Loan Agreement, attached as Annex 1 hereto and made a part hereof for all purposes.

2.02 Amendments to Transaction Documents. Effective as of the Effective Date, any reference in the Transaction Documents, including all exhibits and schedules thereto, to “Loan, Security and Investment Management Agreement”, “Investment Manager”, “Investment Manager Guidelines”, “Investment Management Fee” and “Investment Manager Termination Event” shall be deemed to be a reference to “Loan, Security and Collateral Management Agreement”, “Collateral Manager”, “Collateral Manager Guidelines”, “Collateral Management Fee” and “Collateral Manager Termination Event”, respectively.

ARTICLE III

Conditions Precedent

3.01 The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Administrative Agent, unless specifically waived in writing by Administrative Agent:

A.    Administrative Agent shall have received this Amendment duly executed by Borrower, Investment Manager, Collateral Custodian and each Lender.

B.    Administrative Agent shall have received all fees on behalf of itself and the Lenders due and payable as of the date hereof.

C.    The representations and warranties of the Borrower contained herein and in the Agreement and the other Transaction Documents, as amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

D.   No Default or Event of Default shall have occurred and be continuing.

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[Investcorp] Third Amendment to Loan, Security and Investment Management Agreement

E.    All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Administrative Agent.

ARTICLE IV

Limited Consent and Waiver

4.01 Limited Consent. Notwithstanding the requirements of Section 2.3(c) of the Agreement, the Lenders hereby consent to the non-Pro Rata Share reduction of Commitments in connection with the reduction of the Facility Amount pursuant to this Amendment.

4.02 Limited Waiver. Notwithstanding the requirements of Section 2.3(d) of the Agreement, the Lenders hereby waive payment of the Prepayment Fee in connection with the reduction of the Facility Amount pursuant to this Amendment.

4.03 No other Consent or Waiver. Other than as set forth in Sections 4.01 and 4.02 above, nothing contained herein shall be construed as a consent or waiver by Administrative Agent or any Lender of any covenant or provision of the Agreement, the other Transaction Documents, this Amendment or any other contract or instrument among Borrower, any of the other parties to the Transaction Documents and Administrative Agent or any Lender, and the failure of Administrative Agent or any Lender at any time or times hereafter to require strict performance by Borrower or any other party to the Transaction Documents of any provision thereof shall not waive, affect or diminish any right of Administrative Agent or any Lender to thereafter demand strict compliance therewith.

ARTICLE V

Ratifications, Representations and Warranties

5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and the other Transaction Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Administrative Agent agree that the Agreement and the other Transaction Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

5.02 Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower has authorized the execution, delivery and performance of this Amendment and any and all other Transaction Documents executed and/or delivered in connection herewith; (c) the representations and warranties of Borrower contained in the Agreement, as amended hereby, and any other Transaction Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as

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[Investcorp] Third Amendment to Loan, Security and Investment Management Agreement

of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) no Default or Event of Default under the Agreement, as amended hereby, has occurred and is continuing; (e) Borrower is in full compliance in all material respects with all covenants and agreements contained in the Agreement and the other Transaction Documents, as amended hereby; and (f) Borrower has not amended its organizational document since the date of the Agreement.

ARTICLE VI

Miscellaneous Provisions

6.01 Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other Transaction Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Transaction Documents, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent and each Lender to rely upon them.

6.02 Reference to Agreement. Each of the Agreement and the other Transaction Documents, and any and all other Transaction Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in the Agreement and such other Transaction Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

6.03 Expenses of Administrative Agent. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Administrative Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Transaction Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Administrative Agent and each Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Transaction Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties to the Agreement and their respective permitted successors and assigns.

6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 6.06, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

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[Investcorp] Third Amendment to Loan, Security and Investment Management Agreement

6.07 Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.10 Final Agreement; Modifications. THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, ADMINISTRATIVE AGENT AND ANY OTHER APPLICABLE PARTIES PURSUANT TO THE TERMS OF THE AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[Investcorp] Third Amendment to Loan, Security and Investment Management Agreement

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC

By:	/s/ Rocco DelGuercio
	Name:	Rocco DelGuercio
	Title:	Authorized Signatory

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT – INVESTCORP]

ADMINISTRATIVE AGENT ARRANGER:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent and Arranger

By:	/s/ Peter Sweeney
	Name:	Peter Sweeney
	Title:	Authorized Signatory

HEDGE COUNTERPARTY:

CAPITAL ONE, NATIONAL ASSOCIATION, as Hedge Counterparty

By:	/s/ Peter Sweeney
	Name:	Peter Sweeney
	Title:	Authorized Signatory

LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Sweeney
	Name:	Peter Sweeney
	Title:	Authorized Signatory

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT – INVESTCORP]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Andrew Shuster
	Name:	Andrew Shuster
	Title:	Managing Director

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT – INVESTCORP]

THE COLLATERAL CUSTODIAN:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian

By:	/s/ Anthony Smaniotto
	Name:	Anthony Smaniotto
	Title:	Vice President

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT – INVESTCORP]

ACKNOWLEDGED

INVESTMENT MANAGER:

CM INVESTMENT PARTNERS LLC

By:	/s/ Rocco DelGuercio
	Name:	Rocco DelGuercio
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN, SECURITY AND INVESTMENT MANAGEMENT AGREEMENT – INVESTCORP]

Annex 1

(See Attached)

UP TO U.S. $~~115,000,000~~100,000,000

LOAN, SECURITY AND ~~INVESTMENT~~COLLATERAL MANAGEMENT AGREEMENT

by and among

CM INVESTMENT PARTNERS LLC,

as the ~~Investment~~ Collateral Manager

INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC,

as the Borrower

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

as the Lenders

CAPITAL ONE, NATIONAL ASSOCIATION,

as the Administrative Agent, Hedge Counterparty, Swingline Lender and Arranger

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Collateral Custodian

Dated as of August 23, 2021

[Investcorp] Loan and Security Agreement

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		2

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	~~46~~53
Section 1.3	Computation of Time Periods	~~46~~53
Section 1.4	Interpretation	~~46~~53

ARTICLE II THE NOTES		~~47~~54

Section 2.1	The Notes	~~47~~54
Section 2.2	Procedures for Advances by the Lenders	~~47~~54
Section 2.3	Principal Repayments; Reduction of the Facility Amount	~~49~~57
Section 2.4	Determination of Interest	~~51~~58
Section 2.5	Notations on Notes	~~51~~58
Section 2.6	Reduction of Borrowing Base Deficiency	~~51~~58
Section 2.7	Settlement Procedures	~~52~~59
Section 2.8	Alternate Settlement Procedures	~~55~~62
Section 2.9	Collections and Allocations	~~57~~64
Section 2.10	Payments, Computations, Etc.	~~59~~66
Section 2.11	Fees	~~60~~67
Section 2.12	Increased Costs; Capital Adequacy; Illegality	~~60~~67
Section 2.13	Taxes	~~62~~69
Section 2.14	Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans+	~~66~~73
Section 2.15	Assignment of the Sale Agreements	~~70~~77
Section 2.16	Defaulting Lenders	~~70~~77
Section 2.17	Mitigation Obligations; Replacement of Lenders	~~71~~78
Section 2.18	Increase of Commitment; Facility Amount	~~72~~79
Section 2.19	Refunding of Swingline Advances	~~72~~80
Section 2.20	Effect of Benchmark Transition Event	~~72~~81

ARTICLE III CONDITIONS TO THE CLOSING DATE AND ADVANCES		~~73~~82

Section 3.1	Conditions to Closing Date	~~73~~82
Section 3.2	Conditions Precedent to All Advances and Acquisitions of Additional Loans	~~75~~84
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments	~~78~~87

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ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~79~~88

Section 4.1	Representations and Warranties of the Borrower	~~79~~88
Section 4.2	Representations and Warranties of the Borrower Relating to the Agreement and the Collateral	~~88~~97
Section 4.3	Representations and Warranties of the ~~Investment~~Collateral Manager	~~89~~98
Section 4.4	Representations and Warranties of the Collateral Custodian	~~90~~99

ARTICLE V GENERAL COVENANTS		~~91~~100

Section 5.1	Affirmative Covenants of the Borrower	~~91~~100
Section 5.2	Negative Covenants of the Borrower	~~98~~107
Section 5.3	Affirmative Covenants of the ~~Investment~~Collateral Manager	~~100~~109
Section 5.4	Negative Covenants of the ~~Investment~~Collateral Manager	~~102~~111
Section 5.5	Affirmative Covenants	~~102~~112
Section 5.6	Negative Covenants of the Collateral Custodian	~~103~~112

ARTICLE VI COLLATERAL ADMINISTRATION		~~103~~113

Section 6.1	Designation of the ~~Investment~~Collateral Manager	~~103~~113
Section 6.2	Duties of the ~~Investment~~Collateral Manager	~~103~~113
Section 6.3	Authorization of the ~~Investment~~Collateral Manager	~~107~~116
Section 6.4	~~Investment~~Collateral Manager Compensation	~~107~~117
Section 6.5	Payment of Certain Expenses by ~~Investment~~Collateral Manager	~~108~~117
Section 6.6	Reports	~~108~~117
Section 6.7	The ~~Investment~~Collateral Manager Not to Resign	~~109~~118
Section 6.8	~~Investment~~Collateral Manager Termination Events	~~109~~119
Section 6.9	~~The Investment~~Collateral Manager ~~Assumes No~~ Responsibility	~~109~~119

ARTICLE VII THE COLLATERAL CUSTODIAN		~~110~~120

Section 7.1	Designation of Collateral Custodian	~~110~~120
Section 7.2	Duties of Collateral Custodian	~~110~~120
Section 7.3	Merger or Consolidation	~~114~~124
Section 7.4	Collateral Custodian Compensation	~~114~~124
Section 7.5	Collateral Custodian Removal	~~114~~124
Section 7.6	Limitation on Liability	~~114~~124
Section 7.7	Resignation of the Collateral Custodian	~~118~~128
Section 7.8	Release of Documents	~~118~~128
Section 7.9	Return of Required Loan Documents	~~119~~129
Section 7.10	Access to Certain Documentation and Information Regarding the Collateral; Audits	~~119~~129

ARTICLE VIII SECURITY INTEREST		~~120~~130

Section 8.1	Grant of Security Interest	~~120~~130
Section 8.2	Release of Lien on Collateral	~~122~~132
Section 8.3	Remedies	~~122~~132
Section 8.4	Waiver of Certain Laws	~~122~~132
Section 8.5	Power of Attorney	~~122~~133

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ARTICLE IX EVENTS OF DEFAULT		~~123~~133

Section 9.1	Events of Default	~~123~~133
Section 9.2	Remedies	~~125~~135

ARTICLE X INDEMNIFICATION		~~126~~136

Section 10.1	Indemnities by the Borrower	~~126~~136
Section 10.2	Indemnities by the ~~Investment~~Collateral Manager	~~129~~139
Section 10.3	After-Tax Basis	~~130~~140

ARTICLE XI THE ADMINISTRATIVE AGENT		~~130~~140

Section 11.1	Appointment	~~130~~140
Section 11.2	Standard of Care; Exculpatory Provisions	~~131~~141
Section 11.3	Administrative Agent’s Reliance, Etc.	~~132~~142
Section 11.4	Credit Decision with Respect to the Administrative Agent	~~132~~143
Section 11.5	Indemnification of the Administrative Agent	~~133~~143
Section 11.6	Successor Administrative Agent	~~133~~144
Section 11.7	Delegation of Duties	~~134~~145
Section 11.8	Payments by the Administrative Agent	~~134~~145
Section 11.9	Collateral Matters	~~134~~145
Section 11.10	Erroneous Payments	145

ARTICLE XII MISCELLANEOUS		~~135~~148

Section 12.1	Amendments and Waivers	~~135~~148
Section 12.2	Notices, Etc.	~~137~~150
Section 12.3	Ratable Payments	~~138~~152
Section 12.4	No Waiver; Remedies	~~139~~152
Section 12.5	Binding Effect; Benefit of Agreement	~~139~~152
Section 12.6	Term of this Agreement	~~139~~152
Section 12.7	Governing Law; Jury Waiver	~~139~~152
Section 12.8	Consent to Jurisdiction; Waivers	~~140~~153
Section 12.9	Costs and Expenses	~~140~~153
Section 12.10	No Proceedings	~~141~~154
Section 12.11	Recourse Against Certain Parties	~~141~~154
Section 12.12	Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances	~~142~~155
Section 12.13	Confidentiality	~~143~~156
Section 12.14	Execution in Counterparts; Severability; Integration	~~144~~158
Section 12.15	Waiver of Setoff	~~145~~158
Section 12.16	Assignments by the Lenders	~~145~~158
Section 12.17	Heading and Exhibits	~~147~~161

ARTICLE XIII TAX CONSIDERATIONS		~~155~~161

Section 13.1	Acknowledgement of Parties	~~155~~161

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EXHIBITS

EXHIBIT A-1	Form of Funding Notice
EXHIBIT A-2	Form of Repayment Notice
EXHIBIT A-3	Form of Reinvestment Notice
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT A-5	Form of Approval Notice
EXHIBIT A-6	Form of Reporting Date Report
EXHIBIT A-7	Form of Assigned Value Notice
EXHIBIT A-8	Form of Static Pool Analysis
EXHIBIT B-1	Form of Promissory Note
EXHIBIT B-2	Form of Swingline Note
EXHIBIT C	Form of Officer’s Certificate as to Solvency
EXHIBIT D	Form of Officer’s Closing Certificate
EXHIBIT E	Form of Release of Underlying Instruments
EXHIBIT F	Form of Assignment of Underlying Instruments
EXHIBIT G	Form of Transferee Letter
EXHIBIT H	Form of Joinder Supplement
EXHIBIT I	Form of Section 2.13 Certificate

SCHEDULES

SCHEDULE I	Loan Party Names
SCHEDULE II	Loan List
SCHEDULE III	~~Investment~~Collateral Manager Guidelines
SCHEDULE IV	Agreed-Upon Procedures
SCHEDULE V	S&P Global Industry Classifications

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

Appendix A	Eligible Loans

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LOAN, SECURITY AND ~~INVESTMENT~~COLLATERAL MANAGEMENT

AGREEMENT

THIS LOAN, SECURITY AND ~~INVESTMENT~~COLLATERAL MANAGEMENT AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of August 23, 2021, by and among:

(1) CM INVESTMENT PARTNERS LLC, a Delaware limited liability company, as the ~~Investment~~Collateral Manager (as hereinafter defined);

(2) INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC, a Delaware limited liability company, as the borrower (the “Borrower”);

(3) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”);

(4) CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Capital One, National Association”), as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”) as the swingline lender (together with its successors and assigns in such capacity, the “Swingline Lender”) and as Arranger; and

(5) WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”);

RECITALS

WHEREAS, the Borrower has requested that the Lenders purchase the Notes and extend credit thereunder by providing Commitments and making Advances and Swingline Advances under the Notes from time to time for the purchase of certain Eligible Loans from the Related Fund pursuant to the Sale Agreement or directly from a third party pursuant to any Third Party Sale Agreement and for the general business purposes of the Borrower;

WHEREAS, (i) the Borrower has appointed the ~~Investment~~Collateral Manager to act as the ~~investment~~collateral manager of the Borrower and manage the Collateral, and (ii) the ~~Investment~~Collateral Manager is willing to accept such appointment;

WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein;

[Investcorp] Loan and Security Agreement

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Account”: Any of the Collateral Account, the General Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Collateral Custodian for convenience in administering such accounts.

“Account Control Agreement”: The Account Control Agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and Wells Fargo Bank, National Association, as the Collateral Custodian and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Accrual Period”: With respect to (a) the first Payment Date, the period from and including the Closing Date to but excluding the Determination Date preceding the first Payment Date, and (b) any subsequent Payment Date, the period from and including the Determination Date preceding the previous Payment Date to but excluding the Determination Date preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date).

“Additional Loans”: All Loans that become part of the Collateral after the Closing Date.

“Adjusted Borrowing Value”: For any Loan, for any date of determination, an amount equal to the Assigned Value of such Loan at such time multiplied by the outstanding principal balance of such Loan (exclusive of PIK Interest); provided that the parties hereby agree that the Adjusted Borrowing Value of any Loan that is no longer an Eligible Loan shall be zero.

“Adjusted Term SOFR”: For purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent”: Capital One, National Association, in its capacity as administrative agent for Lenders hereunder, together with its successors and assigns, including any successor appointed pursuant to Section 11.6.

[Investcorp] Loan and Security Agreement

“Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person pursuant to any Transaction Document, including, but not limited to, any third party service provider to the Borrower, any Lender, the Collateral Custodian, or the Securities Intermediary, accountants, agents and counsel of any of the foregoing for fees and expenses or any other Person in respect of any other fees, expenses, or other payments (including indemnification payments) or any amounts payable by any Person in respect of the termination or breakage of any interest rate hedge agreement with respect to any such Loan that bears interest at a fixed rate other than the Hedging Agreement.

“Advance”: Each funding by the Lenders (including the Swingline Lender) hereunder (including each Loan Advance, Swingline Advance, and each advance made for the purpose of funding the Unfunded Exposure Account pursuant to Section 2.2(g)). The application of amounts on deposit in the Unfunded Exposure Account to fund a Revolving Loan or Delayed Draw Loan in accordance with Section 2.9(e) shall not be considered an “Advance”.

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advance Rate”: With respect to (i) any Upper Middle Market Loan, seventy-five percent (75%), (ii) any Middle Market Loan, seventy percent (70%), (iii) any First Lien Last Out Loan, forty-five percent (45%) ~~and~~, (iv) any Second Lien Loan, twenty-five percent (25%) and (v) any Broadly Syndicated Loan, fifty percent (50%).

“Advances Outstanding”: On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agented Note”: Any Loan originated as a part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such Loan) prior to such Loan becoming part of the Collateral.

“Aggregate Unfunded Exposure Amount”: On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount”: On any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Eligible Loans included in the Collateral.

[Investcorp] Loan and Security Agreement

“Agreement”: The meaning specified in the Preamble.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory and abusive lending laws; laws, rules and regulations relating to licensing, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy; usury laws; truth in lending laws (including the Federal Truth in Lending Act); and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Spread”: A rate per annum equal to (a) with respect to any Advance bearing interest at Adjusted Term SOFR, other than pursuant to clause (c) of the definition of Base Rate, (i) so long as no Event of Default has occurred and is continuing, 2.50% or (ii) if an Event of Default has occurred and is continuing, 4.50% and (b) with respect to any Advance bearing interest at the Base Rate, (i) so long as no Event of Default has occurred and is continuing, 1.50% or (ii) if an Event of Default has occurred and is continuing, 3.50%.

“Approved Fund”: Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Value”:

(a)    With respect to each Loan, as of the Closing Date (with respect to any Loan included in the Collateral on such date) or any subsequent date on which a Loan is acquired by the Borrower (with respect to such Loan), the lesser of (i) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the Closing Date (with respect to any Loan included in the Collateral on such date) or any subsequent date on which a Loan is acquired by the Borrower (with respect to such Loan), and (ii) the amount paid to acquire such Loan by the Borrower plus the amount of any closing fee for such Loan that is not retained by the Related Fund (expressed as a percentage of par) For the avoidance of doubt, except as provided in clause (d) of this definition, the “Assigned Value” of any Loan may not be adjusted absent a Value Adjustment Event with respect to such Loan.

(b)    If a Value Adjustment Event of the type described in clauses (a), (b), (c), (g), (h) (but solely of the type described in clause (a) of the definition of Material Modification) or (i), of the definition thereof with respect to such Loan occurs or if the Borrower does not elect to purchase a Loan that constitutes Collateral pursuant to the terms of Section 7.2(d) hereof, the “Assigned Value” of such Loan will, automatically and without any action by the Administrative Agent, be zero.

(c)    If a Value Adjustment Event other than as described in clause (a), (b), (c), (g), (h) (but solely of the type described in clause (a) of the definition of Material

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Modification), or (i) of the definition thereof with respect to such Loan occurs, the “Assigned Value” of such Loan may be amended by the Administrative Agent in its sole discretion (solely on changes in credit quality and not market yield) and the value of such Loan (expressed as a percentage of par) shall be determined by the Administrative Agent in its sole discretion as of the date of the relevant Value Adjustment Event. The amended Assigned Value of each Loan shall be communicated by the Administrative Agent to the Borrower, the ~~Investment~~Collateral Manager, and the Collateral Custodian pursuant to an Assigned Value Notice. Further, the Borrower, or the ~~Investment~~Collateral Manager on its behalf, may dispute the amended Assigned Value provided such Loan has an observable quote from LoanX Mark-It Partners, Loan Pricing Corp., or from another pricing service selected by Administrative Agent in its sole discretion, then the Assigned Value of such Loan shall not be less than such observable quote; provided, however, in no event shall such new Assigned Value exceed the Assigned Value on the date such Loan was acquired by Borrower.

(d) If there is an improvement in the Senior Leverage Ratio or Total Obligor Interest Coverage Ratio whereby the results are the same or better than the result existing on the date such Loan was acquired by Borrower, the Borrower, or the ~~Investment~~Collateral Manager on its behalf, may request that the Administrative Agent amend the Assigned Value of any Loan. Upon receipt of such request, the Administrative Agent shall, in its sole discretion, amend the Assigned Value of such Loan to equal the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion. The amended Assigned Value of each Loan shall be communicated by the Administrative Agent to the Borrower, the ~~Investment~~Collateral Manager, the Collateral Custodian and the Lenders pursuant to an Assigned Value Notice.

“Assigned Value Notice”: A written notice in the form of Exhibit A-7 (which may be sent by e-mail) delivered by the Administrative Agent to the Borrower, the ~~Investment~~Collateral Manager, the Collateral Custodian specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1.

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period” pursuant to Section 2.20(d).

“Availability”: As of any Measurement Date, an amount equal to the least of:

(a) the Facility Amount minus Aggregate Unfunded Exposure Amount that is not then on deposit in the Unfunded Exposure Account;

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(b) the product of the Borrowing Base and the Weighted Average Advance Rate plus the amount on deposit in the Principal Collection Account minus, the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account; and

(c) the aggregate Adjusted Borrowing Value of each Eligible Loan minus the Minimum Credit Enhancement Amount plus the amount on deposit in the Principal Collection Account minus, the amount of the Aggregate Unfunded Exposure Equity Amount that is not then on deposit in the Unfunded Exposure Account.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, a floating interest rate per annum equal to the highest of (a) the rate of interest from time to time announced by the Administrative Agent at its principal office as its prime commercial lending rate (it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Administrative Agent to any customer and such rate is set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors), (b) the sum of one half of one percent (0.50%) per annum and the Federal Funds Rate and (c) the sum of (x) Adjusted Term SOFR calculated for each such day based on an Available Tenor of one month determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Spread for Advances that bear interest at Adjusted Term SOFR over the Applicable Spread for Advances that bear interest at the Base Rate, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Administrative Agent’s prime commercial lending rate, the Federal Funds Rate or Adjusted Term SOFR for an Available Tenor of one month.

“Base Rate Term SOFR Determination Day”: The meaning specified in the definition of “Term SOFR”.

“Benchmark”: Initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).

“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated

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syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: The period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.20.

“Borrower”: The meaning specified in the Preamble.

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“Borrower Interest Collections”: With respect to Borrower, as of any date, an amount equal to the aggregate amount of interest and fees received in the Collection Accounts with respect to the Loans for the preceding twelve (12) month period, provided, that with respect to any time period for which twelve (12) calendar months of such amounts are not available, Borrower Interest Collections shall be determined based on annualizing such amounts as are available for Borrower.

“Borrower Interest Expense”: With respect to Borrower, as of any date, an amount equal to the amount of the aggregate amount payable (whether or not actually paid) in interest, costs and fees pursuant to Section 2.7 during the preceding twelve (12) month period, provided, that with respect to any time period for which twelve (12) calendar months of such amounts are not available, Borrower Interest Expense shall be determined based on annualizing such amounts as are available for Borrower.

“Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice.

“Borrowing Base”: As of any Measurement Date, an amount equal to (i) the aggregate Adjusted Borrowing Value of each Eligible Loan as of such date minus (ii) an amount equal to the Excess Concentration Amount as of such date, provided that any Loan which at any time is no longer an Eligible Loan shall not be included in the calculation of “Borrowing Base.”

“Borrowing Base Certificate”: A certificate setting forth the calculation of the Borrowing Base and the Availability as of each Measurement Date, in the form of Exhibit A-4, prepared by the ~~Investment~~Collateral Manager.

“Borrowing Base Deficiency”: The amount by which, on any date of determination, (a) the Advances Outstanding exceed Availability or (b) the amounts on deposit in the Unfunded Exposure Account are less than (i)(A) if no Event of Default has occurred and is continuing and (B) the Revolving Period End Date has not occurred, in either case, as of the date of determination, the Aggregate Unfunded Exposure Equity Amount, and (ii)(A) if an Event of Default has occurred and is continuing, or (B) the Revolving Period End Date has occurred, in either case as of the date of determination, the Aggregate Unfunded Exposure Amount.

“Breakage Costs”: With respect to any Lender and to the extent requested by such Lender in writing (which writing shall set forth in reasonable detail the basis for requesting any such amounts), any amount or amounts as shall compensate such Lender for any loss (excluding loss of anticipated profits), cost or expense actually incurred by such Lender as a result of the liquidation or re-employment of deposits or other funds required by the Lender if any payment by the Borrower of Advances Outstanding or Interest occurs on a date other than a Payment Date, provided, that the Breakage Costs in respect of any such payment by the Borrower on any Payment Date shall be deemed to be zero. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“ Broadly Syndicated Loan”: A Senior Secured Loan with a funded tranche size in excess of $250,000,000 at acquisition.

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“Business Day”: Any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at a Term SOFR Reference Rate, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital One, National Association”: The meaning specified in the Preamble.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Change of Control”: The occurrence of any of the following events: (a) any change of control of the ~~Investment~~Collateral Manager or the Borrower (“control” being defined for purposes of this definition as the possession, direct or indirect, of the power to direct or cause the direction of the management, actions and policies of a person, whether through voting rights, ownership rights, or by contract or otherwise) or (b) the Related Fund or any Affiliates thereof cease to own and control, of record and beneficially, directly 100% of the equity interests of the Borrower free and clear of all Liens and any other Liens approved in writing by the Administrative Agent and the Required Lenders in their sole discretion.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.

“Closing Date”: August 23, 2021.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: The meaning specified in Section 8.1(a).

“Collateral Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to Administrative Agent in its sole discretion) entitled “Collateral Account” in the name of the Borrower and subject to the prior Lien of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Custodian”: Wells Fargo Bank, National Association, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 7.5.

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“Collateral Custodian Fee”: The fees, expenses and indemnities set forth as such in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document. Notwithstanding any other provision of this Agreement or the Collateral Custodian Fee Letter, the Collateral Custodian agrees that the aggregate amount of expenses and indemnity payments included in the Collateral Custodian Fee payable pursuant to Sections 2.7(a)(1), 2.7(b)(1) and 2.8(1) shall be not greater than $100,000 during any rolling 12-month period.

“Collateral Custodian Fee Letter”: The fee schedule as acknowledged by the ~~Investment~~Collateral Manager (on the Borrower’s behalf) as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Collateral Custodian Termination Notice”: The meaning specified in Section 7.5.

“Collateral Management Fee”: The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.20% per annum.

“Collateral Manager”: CM Investment Partners LLC, as collateral manager, acting solely pursuant to the terms of this Agreement.

“Collateral Manager Guidelines”: The collateral manager guidelines set forth on Schedule III.

“Collateral Manager Termination Event”: The occurrence of any one of the following:

(a)     any failure on the part of the Collateral Manager duly to observe or perform in any material respect any covenants or agreements of the Collateral Manager, including, without limitation with respect to delivery of any Required Reports (other than those specifically addressed by a separate Collateral Manager Termination Event) set forth in any Transaction Document to which the Collateral Manager is a party (including, without limitation, any material delegation of the Collateral Manager’s duties) and the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Collateral Manager by the Administrative Agent and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(b)     the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of $2,500,000 in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;

(c)      an Insolvency Event shall occur with respect to the Collateral Manager;

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(d)      the occurrence of an Event of Default

(e)      the occurrence of any Change of Control;

(f)     any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;

(g)    any representation, warranty or certification made by the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness shall have been given to the Collateral Manager by the Administrative Agent and (ii) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(h)     the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $2,500,000 in aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(i)      the Collateral Manager’s organizational documents shall fail to be in full force;

(j)      any of the following events occur:

(i)     a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by the Borrower or Collateral Manager in a settlement of any lawsuit, that it has committed fraud, willful misconduct related to this Agreement or any other Transaction Document; or

(ii)     an indictment (which is not dismissed within thirty days) of, a conviction of, or plea of guilty or nolo contendere by a director or any senior officer of the Collateral Manager or Borrower in respect of a felony in connection with any activity of Collateral Manager or Borrower or any of its Subsidiaries or Affiliates and such director or senior officer has not been removed within 10 Business Days following such occurrence.

“ Collateral Manager Termination Notice”: The meaning specified in Section 6.8.

“Collection Account”: Collectively, the General Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Proceeds, any Interest Collections, Principal

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Collections, amendment fees, late fees, prepayment fees, waiver fees, settlement payments, re-financing amounts, rent, like-kind payments, recoveries, guaranty payments or other amounts received in respect thereof (but excluding (i) any Excluded Amounts and (ii) any amounts received by the Borrower from an Obligor following the sale of the related Loan by the Borrower pursuant to Section 2.14 which the Borrower is required to pay to the purchaser of such Loan), (b) interest earnings on Permitted Investments or otherwise in any Account and (c) all amounts received by Borrower pursuant to any Hedging Agreement or Hedge Transaction.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Loan Advances in accordance herewith in an amount not to exceed (a) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, as such amounts may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement, and (b) on or after the earliest to occur of the Revolving Period End Date, the Termination Date or the termination of the Commitment of such Lender, zero.

“Conforming Changes”: With respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.20 and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Custodian specified on Annex A hereto or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent.

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“Covenant Compliance Period”: The period beginning on the Closing Date and ending on the date on which the Commitments have been terminated and the Obligations have been paid in full.

“Cov-Lite Loan”: A Loan that does not require the Obligor to maintain compliance with any financial covenants during any reporting period applicable to such Loan, whether or not any action by, or event relating to, the Obligor has occurred (regardless of whether compliance with one or more incurrence covenants is otherwise required). For the avoidance of doubt, Loans that are cross-defaulted to other debt of the Obligor that is pari passu or senior which contain financial covenants as described above shall not be considered Cov-Lite Loans hereunder.

“Custody Facilities”: The designated office of the Collateral Custodian, which on the Closing Date is at its offices located at 425 Hennepin Ave. Minneapolis, MN 55414 or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent, Borrower and ~~Investment~~Collateral Manager.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Defaulted Loan”: Any Loan with respect which an event described in clause (a), (b), (c), (d), (g), or (i) of the definition of Value Adjustment Event has occurred and is continuing with respect to such Loan or the related Obligor (as applicable) as of the date of the related Discretionary Sale.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: A Loan that requires one or more future advances to be made to the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

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“Deposit Account”: The meaning specified in Section 9-102 of the UCC.

“Determination Date”: The last day of each March, June, September and December.

“DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Division Transaction”: (a) The division of a limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method or (b) the creation, or reorganization into, or allocation of its assets to, one or more series, in each case within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the last twelve (12) calendar months with respect to the related Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Loan and any parent that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such twelve month period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that with respect to any Obligor for which twelve months of economic data are not available, EBITDA shall be determined in accordance with the Underlying Instruments and if such Underlying Instruments do not provide a method for such calculation, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

“Effective Advance Rate”: As of any date of determination, the number, expressed as a percentage, equal to (i) the Borrowing Base as of such date divided by (ii) the aggregate Adjusted Borrowing Value of each Eligible Loan as of such date.

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“Effective Date Participation Interest”: A Participation Interest (as defined below) granted by CM Finance SPV Ltd. (“Transferor”) to Borrower.

“Eligible Loan”: Each Loan (i) for which the Administrative Agent has received the items set forth in Section 3.2(a) and the Collateral Custodian has received (or, in accordance with clause (b) of the definition of “Required Loan Documents”, the Collateral Custodian will receive) the related Required Loan Documents; (ii) that has been approved by the Administrative Agent in its sole discretion prior to being pledged as Collateral hereunder; and (iii) that satisfies each of the following eligibility requirements (unless the Required Lenders agree to waive any such eligibility requirement with respect to such Loan):

(a)    such Loan is a Senior Secured Loan, a First Lien Last Out Loan, a Second Lien Loan, or, until the date that is sixty (60) days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree in writing (which may be by email) in its reasonable discretion), an Effective Date Participation Interest in a Senior Secured Loan, a First Lien Last Out Loan or a Second Lien Loan;

(b)    such Loan is payable in Dollars and does not permit the currency in which such Loan is payable to be changed;

(c)    the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;

(d)    such Loan provides for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment, in each case, at a price less than par;

(e)    the primary Underlying Asset for such Loan is not real property;

(f)    such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes and is not a United States real property interest as defined under Section 897 of the Code;

(g)    as of the date such Loan is first included as part of the Collateral, such Loan is not delinquent in payment or defaulted in any other manner that would give rise to the right of any holder of such Loan to accelerate such Loan and no portion of such Loan has been converted into equity and, since its acquisition or, in the case of a Loan acquired directly from a third party, since the closing of such acquisition by the Borrower, such Loan has never been delinquent in payment of either principal or interest;

(h)    such Loan and any Underlying Assets comply in all material respects with all Applicable Laws, and the acquisition thereof will not cause any Secured Party (in its commercially reasonable judgment) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Secured Party;

(i)    such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold (or, in the case of an

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Effective Date Participation Interest, participated) to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties and neither such sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes any Applicable Law or any contractual or other restriction, limitation or encumbrance;

(j)    such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor and each guarantor thereof, enforceable against such Obligor and each such guarantor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any (a) litigation or dispute that could reasonably be expected to have a Material Adverse Effect on the ability of the Obligor to perform its obligations in connection with such Loan or the Underlying Instruments, as determined by Administrative Agent, in its reasonable discretion or (b) offset, right of rescission, counterclaim or defense to payment, (iii) contains provisions substantially to the effect that the Obligor’s and each guarantor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Related Fund, the Borrower or any assignee and (iv) contains provisions requiring covenant compliance and other reporting requirements acceptable to Administrative Agent in its sole discretion;

(k)    such Loan is fully documented;

(l)    the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Administrative Agent a valid and perfected first priority security interest in the Loan and Underlying Instruments, for the benefit of the Secured Parties;

(m)    such Loan, and any payment made with respect to such Loan, is not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;

(n)    all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan (other than those related solely to environmental matters) have been duly obtained, effected or given and are in full force and effect;

(o)    all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan, in connection with environmental matters, have been duly obtained, effected or given and are in full force and effect, except where the failure to have such obtained, effected or given could not reasonably be expected to have a Material Adverse Effect;

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(p)    such Loan requires the related Obligor’s trailing twelve-month EBITDA shall not be less than $10,000,000 at the time of such acquisition if such loan is a Senior Secured Loan, and shall not be less than $20,000,000 at the time of such acquisition if such Loan is a First Lien Last Out Loan or a Second Lien Loan (provided that this requirement shall not apply to the existing loans listed in Appendix A attached hereto);

(q)    such Loan pays interest in Cash no less frequently than semi-annually, it being understood that interest on any Loan that is paid with the proceeds of a permitted drawing under a Revolving Loan shall satisfy this eligibility requirement;

(r)    such Loan has an original term to stated maturity that does not exceed seven (7) years;

(s)    the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from exercising any of their respective rights hereunder or obtaining all necessary information with regard to such Loan, so long as the Administrative Agent or such Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments the Obligor with respect to such Loan is an Eligible Obligor;

(t)    such Loan is Registered;

(u)    such Loan is not a participation interest, unless otherwise approved by Administrative Agent in its sole discretion;

(v)    Neither Borrower nor ~~Investment~~Collateral Manager (a) with respect to any Loan where Borrower serves solely as a member of the applicable lender group, has actual knowledge that any information provided by the Borrower or the ~~Investment~~Collateral Manager with respect to such Loan was not true, correct and complete in all material respects or (b) with respect to any Loan where Borrower serves as administrative agent or in a similar capacity, could reasonably be expected to know, that in any information provided by the Borrower or the ~~Investment~~Collateral Manager with respect to such Loan was not true, correct and complete in all material respects;

(w)    such Loan (A) is not an Equity Security and (B) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;

(x)    such Loan does not constitute Margin Stock;

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(y)    such Loan is not subject to an offer of exchange, redemption, conversion or tender by its Obligor, or by any other Person, for cash, equity securities or any other type of consideration;

(z)    such Loan does not constitute a DIP Loan, PIK Loan (other than a partial PIK Loan as contemplated by clause (ff) below), Structured Finance Obligation, Zero Coupon Obligation, Finance Lease, repurchase obligation, bond, unsecured loan, bridge loan, real estate loan, synthetic security, step-down obligation, commodity forward contract, subordinated loan, mezzanine loan, letter of credit, lease, chattel paper or any other debt security;

(aa)    such Loan or any related Underlying Instrument has not been found to be illegal or unenforceable by the decision of a court of law or a Governmental Authority in a proceeding brought by the related Obligor, any other party obligated with respect to such Loan, or any Governmental Authority;

(bb)    if such Loan is acquired by the Borrower from the Related Fund, the Related Fund has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(cc)    the repayment of such Loan is not subject to any material non-credit related risk, as determined in accordance with the ~~Investment~~Collateral Manager Guidelines, other than non-credit related risks that have previously been disclosed to, and approved by, the Administrative Agent during the process of obtaining Administrative Agent’s approval with respect to such Loan;

(dd)    unless approved in writing by the Administrative Agent in its sole discretion, the acquisition price (exclusive of the portion thereof attributable to accrued interest or fees) of such Loan paid by the Borrower thereof is not less than 95% of the principal balance thereof;

(ee)    if more than one Loan has been made to the Obligor, then each such Loan is (i) cross-collateralized and cross-defaulted, (ii) owned by the Borrower and pledged as Collateral hereunder or (iii) subject to an intercreditor agreement in form and substance satisfactory to ~~Investment~~Collateral Manager in its reasonable discretion;

(ff)    such Loan is not a PIK Loan unless (i) (A) such Loan requires cash pay of not less than (x) the sum of any benchmark permitted under clause (ii) below plus 5.0% if such Loan is a Floating Rate Loan or (B) 8.0% if such Loan bears interest at a fixed rate and (ii) such Loan permits not more than 40% of the stated cash interest rate shall to be capitalized;

(gg)    the amount of Interest due with respect to such Loan has not been reduced at any time when the Total Obligor Interest Coverage Ratio was below 150% (prior to giving effect to such reduction in interest expense);

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(hh)    the all-in yield with respect to such Loan is equal to or greater than the applicable interest rate and (other than with respect to any fixed rate Loan);

(ii)    such Loan accrues interest at a floating rate determined by reference to U.S. Dollar prime rate, Federal Funds Rate, SOFR, or the London interbank offered rate (or any other generally accepted benchmark replacement);

(jj)    if such Loan is a Senior Secured Loan or First Lien Last Out Loan which constitutes a Cov-Lite Loan, the applicable Obligor has EBITDA greater than or equal to $50,000,000; or

(kk)    except for Effective Date Participation Interests, such Loan is not a Participation Interest; provided that from an after the date that is sixty (60) days after the First Amendment Effective Date (or such later date as the Administrative Agent may agree in writing (which may be by email) in its reasonable discretion) no Participation Interest shall be an Eligible Loan.

Any Loan that, as of any date of determination following its acquisition by the Borrower, no longer satisfies each of the criteria set forth in clause (iii) above (other than any such criteria waived by the Required Lenders) shall not constitute an Eligible Loan.

For purposes of determining compliance with clause (ii) of the definition of “Eligible Loan,” each Loan included in the Loan List set forth on Schedule II hereto as of the Closing Date shall be deemed approved by the Administrative Agent.

“Eligible Obligor”: On any date of determination, any Obligor that:

(a)    is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b)    is not a Governmental Authority;

(c)    is not an Affiliate of any Loan Party;

(d)    is organized and incorporated and domiciled in the United States;

(e)    is not a not for profit entity;

(f)    is not the subject of and, to the best of the Borrower’s knowledge is not threatened with any proceeding which would result in, an Insolvency Event with respect to such Obligor and, as of the date on which such Loan becomes part of the Collateral, to the Borrower’s knowledge, such Obligor has not experienced a material adverse change in its condition, financial or otherwise;

(g)    is not engaged in the business of payday lending, pawn shops, adult entertainment, offshore or internet gambling companies, marijuana related businesses, automobile title loans, tax refund anticipation loans, credit repair services, drug paraphernalia, fireworks distributors, tax evasion, businesses engaged in predatory lending practices or strip mining; and

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(h)    is not (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns; or (v) to the knowledge of Borrower and Related Fund, an Affiliate of any Person meeting any of the criteria set forth in clauses (i) through (iv) above.

“Eligible Repurchase Obligations”: Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) of the definition of Permitted Investments.

“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower.

“Event of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Excess Concentration Amount”: As of any date of determination (and after giving effect to all Eligible Loans to be purchased or sold by the Borrower on such date), the sum of the following amounts (without duplication):

(a)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are obligations of any single Obligor over (ii) the greater of (A) with respect to each of the three largest Obligors (determined by reference to the Adjusted Borrowing Value of the Eligible Loans of each Obligor included in the Collateral), 7.5%

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of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral and (B) with respect to each Obligor not otherwise covered by clause (A) above, 5% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral;

(a)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans with Obligors in any single S&P’s Global Industry Classification over (ii) (A) with respect to the S&P’s Global Industry Classification representing the highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of 17.5%; (B) with respect to the S&P’s Global Industry Classification representing the second highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of 15.0%, of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral; (C) with respect to the S&P’s Global Industry Classification representing the third highest concentration of the Eligible Loans (determined by reference to Adjusted Borrowing Value), 12.5%, of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral; and (D) with respect to the S&P’s Global Industry Classification representing all other concentrations of the Eligible Loans (determined by reference to Adjusted Borrowing Value), the greater of 10.0%, of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral;

(b)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans for which the related Obligor has EBITDA of less than $20,000,000 over (ii) 25.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral (provided that this requirement shall not apply to the existing loans listed in Appendix A attached hereto);

(c)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans or First Lien Last Out Loans over (ii) 35.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral, provided that not more than 10% shall consist of Second Lien Loans;

(d)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that bear interest at a fixed rate and are not subject to the Hedging Agreement over (ii) 5.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral;

(e)    the excess, if any of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Senior Secured Loans or First Lien Last Out Loans which constitute Cov-Lite Loans over (ii) 35.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral.

(f)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans for which the related Obligor pays less frequently than quarterly over (ii) 5.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral; and

(g)    the excess, if any, of (i) the aggregate Adjusted Borrowing Value of those Eligible Loans for which are Revolving Loans (based on total revolving commitments) or Delayed Draw Loans (based on the total unfunded commitments) over (ii) 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral;

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(h)    the excess, if any, of (i) the total commitments of all Loans which constitute Revolving Loans over ten percent (10%) of the Borrowing Base and (ii) the total unfunded commitments of all Loans which constitute Delayed Draw Loans over ten percent (10%) of the Borrowing Base; and

(i)    the excess, if any, of the aggregate Adjusted Borrowing Value of (i) those Eligible Loans that are First Lien Last Out Loans that are not Qualified First Lien Last Out Loans and (ii) the aggregate Adjusted Borrowing Value of those Eligible Loans that are Second Lien Loans that are not Qualified Second Lien Loans, collectively, over 15% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral; provided that Second Lien Loans that are not Qualified Second Lien Loans individually shall account for not more than 7.5% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral~~; and~~

~~(k)    the excess, if any, of the aggregate Adjusted Borrowing Value of those Eligible Loans that are Multiple Lender Syndicated Loans, over 20% of the aggregate Adjusted Borrowing Value of all Eligible Loans in the Collateral.~~

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: Any amount, received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to (i) the reimbursement by the related Obligor of payment by the Borrower or Related Fund of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) the reimbursement by the related Obligor of payment by the Borrower or Related Fund of other out-of-pocket expenses, (iii) any reimbursements related to indemnification obligations, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, in the case of each of the foregoing clauses (i)-(iv) solely to the extent not paid out of Collections, or (v) any amount deposited into the Collection Account in error, provided, that, except with respect to the amounts described in clause (v) of this definition, such amounts shall be Excluded Amounts only to the extent that such amounts (x) are in excess of the principal and interest then due in respect of such Loan and (y) were required to be paid by the related Obligor pursuant to a specific provision of the Underlying Instruments with respect to such Loan.

“Excluded Sponsor Subordinated Debt”: Indebtedness of an Obligor that is (i) unsecured and subordinate and junior in right of payment to a Loan to such Obligor, (ii) owed to the controlling equity sponsor or equivalent majority equity owner of such Obligor, (iii) subject to express, fully enforceable subordination terms that provide, among other things, that such Indebtedness and any holder thereof are subject to both a permanent standstill of the exercise of any remedies otherwise available in respect of such Indebtedness and a permanent payment blockage of any amounts owed by the Obligor in connection with such Indebtedness, in each

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case upon the occurrence of any default under such Indebtedness or the Loan, as applicable, and (iv) otherwise subject to “deep” or “seller” type subordination provisions that are in all respects satisfactory to the Administrative Agent in its sole discretion.

“Excluded Taxes”: The meaning specified in Section 2.13(e).

“Exposure Amount Shortfall”: The meaning specified in Section 2.2(g).

“Facility Amount”: As of any date, an amount equal to the lesser of (a) $~~115,000,000~~100,000,000 and (b) the aggregate principal amount of the Commitments provided by the Administrative Agent and the Lenders as of such date. Such amount may be increased from time to time in accordance with any increase pursuant to Section 2.18 of this Agreement, provided that, the Facility Amount may not be increased without the written consent of the Borrower; and provided, further, that on or after the earlier to occur of the Revolving Period End Date or the Termination Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Maturity Date”: August 23, 2026.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the Closing Date (or any amended or successor version that is substantively comparable), and any regulations or official interpretations thereof (including any Revenue Rulings, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law, regulation or official interpretation implementing such an intergovernmental agreement).

“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City Time) on such day.

“Fee Letter”: Individually and collectively, (i) that certain Fee Letter, dated as of August 23, 2021, between the Administrative Agent, Borrower and ~~Investment~~Collateral Manager and (ii) each additional Fee Letter executed between any Lender, Borrower and ~~Investment~~Collateral Manager, in each case, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Finance Lease”: Any transaction in which the obligations of a lessee to pay rent or other amounts under a lease are on a triple net basis and are required to be classified and accounted for as a capital lease on the balance sheet of such lessee under generally accepted accounting principles in the United States. A Finance Lease shall not include obligations structured to comply with foreign law or religious restrictions, including, but not limited to, Islamic Shari’ah.

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“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date”: November 19, 2021.

“First Lien Last Out Loan”: A Loan (A) that does not satisfy all of the requirements set forth in the definition of Senior Secured Loan, (B) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings with the exception (1) of a working capital loan (i) that is secured by a pledge of specified collateral constituting current assets and (ii) whose maximum commitment is no more than 50% of the aggregate total amount of such loan plus the maximum commitment of the working capital loan and any other first lien obligations or (2)(i) a first out tranche no greater than 1.5x trailing twelve-month EBITDA and (ii) whose aggregate total amount of all first lien obligations is no greater than 4.0x trailing twelve-month EBITDA, (C) whose trailing twelve-month EBITDA is no less than $20 million, (D) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any State or agency), and (E) the ~~Investment~~Collateral Manager determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Fitch”: Fitch, Inc. or any successor thereto.

“Floating Rate Loan”: Any Loan that bears a floating rate of interest.

“Floor”: 0.00% per annum.

“Foreign Lender”: (a) If the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fund”: Any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date”: In the case of any Loan Advance or Swingline Advance, the proposed Business Day on which a Loan Advance or Swingline Advance is to be made which is at least one (1) Business Day after the receipt by the Administrative Agent, the Collateral Custodian and Lenders of a Funding Notice and other required deliveries in accordance with Section 2.2.

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“Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“General Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to Administrative Agent in its sole discretion) entitled “General Collection Account” in the name of the Borrower and subject to the prior Lien of the Administrative Agent for the benefit of the Secured Parties.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Governing Documents”: (a) With respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Guarantee Obligation”: As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary

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obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hedge Breakage Costs”: For any Hedge Transaction, any amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof. All Hedge Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the Hedge Counterparty of the amount of any such loss, cost or expense shall be conclusive absent manifest error.

“Hedge Collateral”: The meaning specified Section 5.1(x) hereto.

“Hedge Counterparty”: Capital One, National Association and its successors and assigns.

“Hedge Transaction”: Each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and the Hedge Counterparty that is entered into pursuant to Section 5.1(x) and is governed by the Hedging Agreement.

“Hedging Agreement”: That certain Master Agreement between the Borrower and the Hedge Counterparty that governs one or more Hedge Transactions entered into on or after the date hereof, in form and substance satisfactory to the Borrower and the Hedge Counterparty, together with all Schedules thereto and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

“Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Indemnified Party pursuant to Section 2.12.

“Indebtedness”: With respect to any Person at any date without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of

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debt securities) or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (d) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (d) above. The amount of any Indebtedness under clause (d) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Amounts”: The meaning specified in Section 10.1(a).

“Indemnified Parties”: The meaning specified in Section 10.1(a).

“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Ineligible Assignee”: Any private investment company, investment firm, investment partnership, private equity fund or other private equity investment vehicle, provided, that no Approved Fund shall be an Ineligible Assignee.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

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“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy”: With respect to any Loan, an insurance certificate evidencing insurance covering liability and physical damages to, or loss of, the related Underlying Assets.

“Interest”: For each Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula:

IR x P x 1
D

where:

IR	=	the Interest Rate applicable on such day;

P	=	the Advances Outstanding on such day; and

D	=	360 days (or, to the extent the Interest Rate is the Base Rate, 365 or 366 days, as applicable).

provided that following the occurrence and during the continuation of an Event of Default, a rate per annum equal to 2.00% shall be added to the otherwise applicable Interest Rate, except to the extent that the Interest Rate already includes such additional amount by virtue of clause (a)(ii) or (b)(ii) of the definition of “Applicable Spread”; provided further that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collections”: All payments of interest and fees on or received in respect of Loans and Permitted Investments, including (a) any payments of accrued interest received on the sale of Loans or Permitted Investments, (b) all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition, (c) all payments received by the Borrower pursuant to any Hedging Agreement entered into by the Borrower, in each case, received in cash by or on behalf of the Borrower or Collateral Custodian and (d) origination, agency, structuring, management or other up-front fees, unused line, termination, make whole, prepayment and other fees in respect of the Loans; provided that Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of an Additional Loan (including in connection with a Substitution) and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections.

“Interest Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to Administrative Agent in its sole discretion) entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Administrative Agent for the benefit of the Secured Parties.

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“Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Interest Rate”: (a) Adjusted Term SOFR plus (b) the Applicable Spread; provided that, upon and during the occurrence of an event described in Section 2.20(a) hereof, the Interest Rate shall be determined in accordance with Section 2.20. Accrued and unpaid interest on Advances shall be payable on each Payment Date.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.

~~“Investment Management Fee”: The fee payable to the Investment Manager on each Payment Date in arrears in respect of each Accrual Period, which fee shall be an amount equal to (A) (i) the sum of the Adjusted Borrowing Value of all Loans owned by the Borrower on each day of such Accrual Period divided by (ii) the number of days in such Accrual Period multiplied by (B) a rate equal to 0.20% per annum.~~

~~“Investment Manager”: CM Investment Partners LLC, as investment manager, acting solely pursuant to the terms of this Agreement.~~

~~“Investment Manager Guidelines”: The investment manager guidelines set forth on Schedule III.~~

~~“Investment Manager Termination Event”: The occurrence of any one of the following:~~

~~(a)    any failure on the part of the Investment Manager duly to observe or perform in any material respect any covenants or agreements of the Investment Manager, including, without limitation with respect to delivery of any Required Reports (other than those specifically addressed by a separate Investment Manager Termination Event) set forth in any Transaction Document to which the Investment Manager is a party (including, without limitation, any material delegation of the Investment Manager’s duties) and the same continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure shall have been given to the Investment Manager by the Administrative Agent and (ii) the date on which a Responsible Officer of the Investment Manager acquires knowledge thereof;~~

~~(b)    the failure of the Investment Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of $2,500,000 in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;~~

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~~(c)    an Insolvency Event shall occur with respect to the Investment Manager;~~

~~(d)    the occurrence of an Event of Default~~

~~(e)    the occurrence of any Change of Control;~~

~~(f)    any failure by the Investment Manager to deliver any Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;~~

~~(g)    any representation, warranty or certification made by the Investment Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness shall have been given to the Investment Manager by the Administrative Agent and (ii) the date on which a Responsible Officer of the Investment Manager acquires knowledge thereof;~~

~~(h)    the rendering against the Investment Manager of one or more final judgments, decrees or orders for the payment of money in excess of $2,500,000 in aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;~~

~~(i)    the Investment Manager’s organizational documents shall fail to be in full force;~~

~~(j)    any of the following events occur:~~

~~(i)     a finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment, or an admission by the Borrower or Investment Manager in a settlement of any lawsuit, that it has committed fraud, willful misconduct related to this Agreement or any other Transaction Document; or~~

~~(ii)     an indictment (which is not dismissed within thirty days) of, a conviction of, or plea of guilty or nolo contendere by a director or any senior officer of the Investment Manager or Borrower in respect of a felony in connection with any activity of Investment Manager or Borrower or any of its Subsidiaries or Affiliates and such director or senior officer has not been removed within 10 Business Days following such occurrence.~~

~~“Investment Manager Termination Notice”: The meaning specified in Section 6.8.~~

“Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC.

“IRS” means the United States Internal Revenue Service.

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“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit H to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Lender”: The meaning specified in the Preamble, including Capital One, National Association, Webster Bank, and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower (and for purposes of Section 2.12 and Section 2.13 of this Agreement any successor, assignee or participant). For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person.

“Loan”: Any commercial loan or note which is acquired by the Related Fund or any of its Affiliates or which Borrower acquires from a third party in the ordinary course of its business or an Effective Date Participation Interest owned by the Borrower.

“Loan Advance”: The meaning specified in Section 2.2(a).

“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan, of all Required Loan Documents to be included within the respective Loan File, which shall specify whether such document is an original or a copy.

“Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto.

“Loan List”: That certain list of Loans attached hereto as Schedule II, as such Schedule shall be deemed to be updated from time to time by reference to the list of Loans set forth on the most recently delivered Borrowing Base Certificate.

“Loan Parties”: The Borrower, the Related Fund and the ~~Investment~~Collateral Manager.

“Loan Register”: The meaning specified in Section 6.6(d).

“Margin Stock”: “Margin Stock” as defined under Regulation U.

“Master Participation Agreement”: A master participation agreement, dated as of the First Amendment Effective Date, made by and between Borrower and the transferor named therein.

“Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or

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properties of the Borrower or the ~~Investment~~Collateral Manager, both individually or taken as a whole, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the ~~Investment~~Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’ lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan executed or effected on or after the date on which the Borrower acquired such Loan that:

(a)     reduces or waives any or all of the principal amount of such Loan;

(b)    delays or extends the final maturity date or any other due date for payment of outstanding amounts of such Loan;

(c)    waives one or more interest payments (other than any incremental default interest), or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already allowed by the terms of its Underlying Instruments);

(d)    reduces the amount of interest due with respect to such Loan (other than due to automatic changes in grid pricing existing at the time such Eligible Loan is acquired by the Borrower);

(e)    contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan or the commitment amount of any Eligible Loan senior to such Loan is increased;

(f)    substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Loan, and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan; or

(g)    amends, waives, forbears, supplements or otherwise modifies (i) the meaning of “Senior Leverage Ratio” or “Total Obligor Leverage Ratio” or “Total Obligor Interest Coverage Ratio” or “Permitted Liens” (other than to permit purchase money liens on an immaterial portion of the underlying collateral incurred in the ordinary course of the related Obligor’s business) or any related covenant (including, for the avoidance of doubt, related thresholds) or any respective comparable definitions in the underlying Loan’s documentation for such Loan (to the extent such financial covenants are included thereunder) or (ii) any term or provision of such underlying Loan’s documentation (including, for the avoidance of doubt, related thresholds) referencing or utilizing the

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calculation of the “Senior Leverage Ratio” “Total Obligor Leverage Ratio” (only applicable to Loans that do not meet the definition of a Senior Secured Loan) or “Total Obligor Interest Coverage Ratio” or any respective comparable definitions for such Loan, in either case in a manner that, in the sole judgment of the Administrative Agent, is materially adverse to the Lenders.

“Measurement Date”: Each of (i) the Closing Date; (ii) the date of any Borrower’s Notice, (iii) the date that the ~~Investment~~Collateral Manager has actual knowledge of the occurrence of any Value Adjustment Event; (iv) the date that the Assigned Value of any Loan is adjusted; (v) unless such date is two (2) or fewer days prior to the next Payment Date, the Business Day prior to the date any Principal Collections are to be released pursuant to Section 2.7(b); (vi) the date on which any Loan included in the latest calculation of the Borrowing Base fails to meet one or more of the criteria listed in the definition of “Eligible Loan” (other than any criteria thereof waived by the Administrative Agent on or prior to the date of acquisition of such Loan by the Borrower), (vii) the date on or prior to each Reinvestment, Discretionary Sale or Substitution pursuant to Section 2.14 and Section 3.2, as applicable, (viii) each Reporting Date, (ix) last day of each calendar month (or, if such day is not a Business Day, for the next preceding Business Day) and (x) each other date requested by the Administrative Agent with at least one (1) Business Day advance notice.

“Middle Market Loan”: A Senior Secured Loan that is not an Upper Middle Market Loan or a Broadly Syndicated Loan.

“Minimum Credit Enhancement Amount”: As of any date, an amount equal to the greater of (i) the sum of the unpaid principal balance of the five (5) Loans owing by the five Obligors which have the greatest Obligor Exposure and (ii) the product of (a) one (1) minus the Effective Advance Rate and (b) the aggregate Adjusted Borrowing Value of each Eligible Loan as of such date.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

~~“Multiple Lender Syndicated Loan”: A Loan (any such Loan measured as of the date such Loan is first included as part of the Collateral) where more than five (5) financial institutions are party to the Underlying Instruments as lenders, with each such financial institution having made a commitment to make a loan or loans to the Obligor party thereto.~~

“Non-Excluded Taxes”: The meaning specified in Section 2.13(a).

“Non-Usage Fee”: A fee payable in arrears for each Accrual Period equal to:

(a) for each day during such Accrual Period and the Advances Outstanding on such day are:

(i)    less than the product of fifty percent (50%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) 0.75% and (C) the Unused Facility Amount as of each such day; plus

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(ii)    greater than or equal to the product of fifty percent (50%) multiplied by the Facility Amount on such day, but less than or equal to the product of seventy-five percent (75%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) 0.50% and (C) the Unused Facility Amount as of each such day; plus

(iii)    greater than the product of seventy-five percent (75%) multiplied by the Facility Amount on such day, the sum of the products for each such day during such Accrual Period of (A) one divided by 360, (B) 0.25% and (C) the Unused Facility Amount as of each such day.

Notwithstanding the foregoing, for any portion of an Accrual Period occurring during the first three (3) calendar months following the Closing Date, the Non-Usage Fee shall be calculated solely as provided in clause (ii) above.

“Note”: The meaning specified in Section 2.1.

“Noteless Loan”: A Loan with respect to which the Underlying Instruments do not require the Obligor to execute and deliver, and the Obligor has not executed and delivered, a promissory note evidencing any indebtedness created under such Loan.

“Notice of Exclusive Control”: The meaning specified in the Account Control Agreement.

“Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document to which the Borrower is a party made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian, the Securities Intermediary, the Hedge Counterparty or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise.

“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof, but excluding in each case, any such Person or Persons that is an obligor or guarantor that is in

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addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Eligible Loan is principally underwritten. For purposes of determining whether any Loan is made to an Eligible Obligor, all Loans included as part of the Collateral or to be transferred to the Collateral, the Obligor of which is an Affiliate of another Obligor, shall be aggregated with all Loans of such Affiliate Obligor; for example, if Corporation A is an Affiliate of Corporation B, and the sum of the Adjusted Borrowing Values of all of Corporation A’s Loans included as part of the Collateral constitutes 10% of the aggregate Adjusted Borrowing Value for all Loans and the sum of the Adjusted Borrowing Value all of Corporation B’s Loans included as part of the Collateral constitutes 10% of the aggregate Adjusted Borrowing Value of all Loans, the Obligor concentration for Corporation A and Corporation B would each be 20%.

“Obligor Exposure”: With respect to any Obligor, the aggregate Adjusted Borrowing Value of all Loans in respect of which such Obligor is the related Obligor.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its reasonable discretion.

“Original Total Obligor Interest Coverage Ratio”: With respect to any Loan, the Total Obligor Interest Coverage Ratio for such Loan on the date such Loan (i) was first approved as an Eligible Loan by the Administrative Agent, as set forth in the applicable approval notice with respect to such Loan or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (c) of the definition of Assigned Value after the occurrence of a Value Adjustment Event pursuant to clause (e) of the definition of Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Original Senior Leverage Ratio”: With respect to any Loan, the Senior Leverage Ratio for such Loan on the date such Loan (i) was first approved as an Eligible Loan by the Administrative Agent, as set forth in the applicable approval notice with respect to such Loan or (ii) if applicable, was most recently assigned a new Assigned Value by the Administrative Agent pursuant to clause (c) of the definition of Assigned Value after the occurrence of a Value Adjustment Event pursuant to clause (f) of the definition of Value Adjustment Event, as set forth in the applicable Assigned Value Notice with respect to such Loan.

“Other Taxes”: The meaning specified in Section 2.13(b).

“Outstanding Balance”: With respect to any Loan as of any date of determination, the outstanding principal balance of any advances or loans (whether funded or unfunded) made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination (exclusive of any interest and PIK Interest).

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“Participation Interest”: A participation interest in a loan or other obligation that would, at the time of acquisition or the Borrower’s commitment to acquire the same, constitute a Loan.

“Payment Date”: The 15th day of each ~~January~~February, ~~April~~May , ~~July~~August and ~~October~~November , if such day is not a Business Day, the next succeeding Business Day, commencing ~~October~~November 15th, 2021.

“Payment Duties”: The meaning specified in Section 7.2(b)(iv).

“Pension Plan”: The meaning specified in Section 4.1(w).

“Periodic Term SOFR Determination Day”: The meaning specified in the definition of “Term SOFR”.

“Permitted Investments”: Negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date unless such Permitted Investments are issued by the Collateral Custodian in its capacity as a banking institution, in which event such Permitted Investments may mature on such Payment Date, (iii) are in the form of and are treated as indebtedness of the related Obligor for U.S. federal income tax purposes and are not a United States real property interest as defined under section 897 of the Code, (iv) are not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis, and (v) evidence:

(a)    direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b)    demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c)    commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

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(d)    demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively, and if rated by Fitch, from Fitch of “F-1+”;

(e)    notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)    investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from at least two Rating Agencies and from each Rating Agency that rates such investments;

(g)    time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency; or

(h)    Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which in the case of S&P and Moody’s, shall be “A-1” and in the case of Fitch shall be “F-1+”.

The Collateral Custodian or the Administrative Agent may, pursuant to the direction of the ~~Investment~~Collateral Manager or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above. Permitted Investments may include those investments in which the Collateral Custodian or any of its Affiliates provides services and receives reasonable compensation; provided that, notwithstanding the foregoing clauses (a) through (h), unless the Borrower and the ~~Investment~~Collateral Manager have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an Officer’s Certificate of the Borrower or the ~~Investment~~Collateral Manager to the Administrative Agent and the Collateral Custodian that the advice specified in this definition has been received by the Borrower and the ~~Investment~~Collateral Manager), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any Underlying Assets, Liens permitted under the related Underlying Instruments to the extent

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disclosed to the Administrative Agent in writing as part of the information submitted to the Administrative Agent in connection with its approval process with respect to the related Loan, (d) as to agented Loans, Liens in favor of the agent on behalf of all of the lenders with respect to such Loan, (e) Liens granted pursuant to or by the Transaction Documents and (f) Liens in favor of the Collateral Custodian and permitted under the Account Control Agreement.

“Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues, provided, that interest of any Loan that is paid with the proceeds of a permitted drawing on a Revolving Loan shall not constitute PIK Interest.

“PIK Loan”: A loan that by its terms permits the deferral or capitalization of payment of all accrued and unpaid interest.

“Platform”: Any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Pledge Agreement”: The Pledge Agreement, dated as of the Closing Date, made by the Related Fund in favor of the Administrative Agent, for the benefit of itself and the Lenders, pledging all of the equity interests of Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Prepayment Fee”: (a) for any prepayment occurring on or prior to the twelve month anniversary of the Closing Date, the product of 2.00% and the Facility Amount and (b) for any prepayment occurring after the twelve month anniversary of the Closing Date but on or prior to the twenty-four month anniversary of the Closing Date, the product of 1.00% and the Facility Amount.

“Principal Collections”: All amounts received by the Borrower or the Collateral Custodian that are not Interest Collections or Excluded Amounts to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian.

“Principal Collection Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to Administrative Agent in its sole discretion) entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Administrative Agent for the benefit of the Secured Parties.

“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment).

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“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lenders”: Has the meaning assigned to such term in Section 12.2(d).

“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Related Fund or the Borrower (as applicable) for such Loan (exclusive of any interest, PIK Interest and original issue discount) divided by (ii) the principal balance of the portion of such Loan purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, PIK Interest and original issue discount).

“Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC.

“Qualified First Lien Last Out Loan”: A First Lien Last Out Loan that otherwise fully satisfies the definition of Senior Secured Loan, except that such Loan does not comply with clause (C) of the proviso set forth in the definition of Senior Secured Loan (i.e. the maximum aggregate amount of the applicable working capital loan is more than twenty-five percent (25%) (but less than fifty percent (50%) of the sum of (x) maximum aggregate amount of the related Senior Secured Loan and (y) the maximum aggregate amount of such working capital loan).

“Qualified Second Lien Loan”: A Second Lien Loan that otherwise fully satisfies the definition of Senior Secured Loan, except that such Loan does not comply with clause (C) of the proviso set forth in the definition of Senior Secured Loan (i.e. the maximum aggregate amount of the applicable working capital loan is more than twenty-five percent (25%) (and actually exceeds fifty percent (50%) of the sum of (x) maximum aggregate amount of the related Senior Secured Loan and (y) the maximum aggregate amount of such working capital loan).

“Rating Agencies”: Each of S&P, Fitch and Moody’s.

“Register”: The meaning specified in Section 12.16(b).

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“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations.

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Borrower in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Related Fund”: Investcorp Credit Management BDC, Inc.

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Date”: The meaning specified in Section 2.14(d).

“Relevant Governmental Body”: The Federal Reserve System Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve System Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Senior Leverage Ratio or Total Obligor Interest Coverage Ratio, as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, (i) for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and (ii) for Obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the most recently ended month or fiscal quarter (as the case may be), with applicable amounts in such period annualized for purposes of such calculations, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repayment Notice”: Each notice required to be delivered by the Borrower in respect of any repayment of Advances Outstanding, in the form of Exhibit A-2.

“Replacement Servicer”: Any Person appointed to be the “~~Investment~~Collateral Manager” following an ~~Investment~~a Collateral Manager Termination Event as provided in Section 6.8.

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“Reportable Event”: A reportable event within the meaning of Section 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Reporting Date”: The 12th day of each ~~January~~February, ~~April~~May , ~~July~~August and ~~October~~November , if such day is not a Business Day, the next succeeding Business Day, commencing ~~October~~November 12th, 2021.

“Reporting Date Report”: A certificate setting forth, among other things, the application of payments to be made on the next Payment Date pursuant to Section 2.7 or 2.8 hereof (as applicable), a calculation of the financial covenants set forth in Section 5.2(n) hereof, and a reasonably detailed summary of the Obligors and their respective financial results in connection with the applicable Loans, together with the back-up financial and covenant compliance statements of the applicable Obligors received by the Borrower or the ~~Investment~~Collateral Manager with respect thereto and the items required in Section 2.9(a), in the form of Exhibit A-6, prepared by the ~~Investment~~Collateral Manager.

“Required Funding Amount”: If (i) (A) no Event of Default has occurred and is continuing, and (B) the Revolving Period End Date has not occurred, in each case as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Unfunded Exposure Equity Amount, and (ii) (A) an Event of Default has occurred and continuing, or (B) the Revolving Period End Date has occurred, in either case as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Unfunded Exposure Amount.

“Required Lenders”: (a) The Administrative Agent and (b) the Lenders representing an aggregate of more than 50% of (i) prior to the earlier to occur of the Revolving Period End Date or the Termination Date, the aggregate Commitments of the Lenders then in effect and (ii) thereafter, the Advances Outstanding; provided; that (i) if there is more than 1 (one) Lender then “Required Lenders” shall also include at least two (2) Lenders and (ii) the Commitment of, and the portion of any Advances Outstanding, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of determining the number of Lenders pursuant to this definition, groups of Lenders that are Affiliates shall be treated as 1 (one) Lender.

“Required Loan Documents”: For each Loan, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Checklist:

(a) (i) other than in the case of a Noteless Loan or with respect to an Effective Date Participation Interest, (x) the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Borrower (that may be in the form of an allonge or note power attached thereto) either in blank or to the Administrative Agent as required under the related Underlying Instruments (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements either in blank or to the Administrative

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Agent), with any endorsement to the Administrative Agent to be in the following form: “Capital One, National Association, as Administrative Agent for the Secured Parties” and an undated transfer or assignment document or instrument relating to such Loan, signed by the Borrower, as assignor, and the administrative agent (only in the event such administrative agent is an Affiliate of the Borrower) but not dated and not specifying an assignee, and delivered to the Collateral Custodian, and (y) a copy of each transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower and an undated transfer or assignment document or instrument relating to such Loan, signed by the Borrower, as assignor, and the administrative agent (only in the event such administrative agent is an Affiliate of the Borrower) but not dated and not specifying an assignee, and delivered to the Collateral Custodian, (ii) in the case of a Noteless Loan (x) a copy of each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan to the Borrower and an undated transfer or assignment document or instrument relating to such Noteless Loan, signed by the Borrower, as assignor, and the administrative agent (only in the event such administrative agent is an Affiliate of the Borrower) but not dated and not specifying an assignee, and delivered to the Collateral Custodian, and (y) a copy of the Loan Register of the ~~Investment~~Collateral Manager with respect to such Noteless Loan, as described in Section 6.6(d) or (iii) for each Effective Date Participation Interest, a fully executed master participation agreement, in form and substance reasonably satisfactory to the Administrative Agent, which duly effects and evidences each such Participation Interest and evidence of payment or waiver of any fees associated with assigning any such Loan, to be completed within sixty (60) days of Elevation (as such is defined in the Master Participation Agreement);

(b) originals or copies of each of the following, to the extent applicable to the related Loan; any related loan agreement, credit agreement, note purchase agreement, security agreement, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Loan Checklist.

“Required Reports”: Collectively, the Borrowing Base Certificate, the Reporting Date Report, financial statements of each Obligor (promptly upon Agent’s request), the Related Fund and the Borrower required to be delivered under the Transaction Documents (including, without limitation, pursuant to Section 5.1(s) and 6.6(a) hereof), the annual statements as to compliance and the annual independent public accountant’s report.

“Responsible Officer”: With respect to any Person, any duly authorized officer or manager of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or manager of such Person to whom such matter is referred because of such officer’s or manager’s knowledge of and familiarity with the particular subject.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of equity interests of the Borrower now or hereafter outstanding, except a

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dividend paid solely in interests of that class of equity interests or in any junior class of equity interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of the Borrower now or hereafter outstanding.

“Review Criteria”: The meaning specified in Section 7.2(b)(i).

“Revolving Loan”: Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Revolving Period”: The period commencing on the November 15, 2021 and ending on the day preceding the earlier to occur of the Revolving Period End Date or the Termination Date.

“Revolving Period End Date”: The earliest to occur of (a) the Scheduled Revolving Period End Date, (b) the date of the declaration of the Revolving Period End Date pursuant to Section 9.2(a) or (c) the date of the termination of the entire Facility Amount by the Borrower pursuant to Section 2.3(c).

“S&P”: S&P Global Ratings, an S&P Global business, and any successor thereto.

“S&P’s Global Industry Classification”: The industry classifications set forth in Schedule V hereto, as such industry classifications shall be updated with the consent of the Borrower, Administrative Agent and the Required Lenders if S&P publishes revised industry classifications.

“Sale Agreement”: The Sale and Contribution Agreement, dated as of the Closing Date, between the Related Fund and the Borrower, as amended, modified, waived, supplemented, restated or replaced from time to time.

“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the ~~Investment~~Collateral Manager and the Collateral Custodian incurred in connection with any such sale.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Scheduled Revolving Period End Date”: August 23, 2024.

“Second Amendment Effective Date”: November 18, 2022.

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“Second Lien Loan”: A loan that (i) does not satisfy all of the requirements set forth in the definition of Senior Secured Loan or First Lien Last Out Loan, (ii) is secured by a valid and perfected first or second priority Lien on the Obligor’s assets constituting related property for the Obligor (whether or not there is also a lien of a higher or lower priority in additional collateral), (iii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first or second priority lien (other than priority of payment from the application of proceeds of collateral), (iv) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority lien, the amount of the indebtedness covered by such first priority lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both), (v) for which the ~~Investment~~Collateral Manger determines in good faith that the value of the collateral securing the Loan on the date such Loan is first included as part of the Collateral or on the date that any Value Adjustment Event occurs equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral and (vi) that is not (and cannot by its terms become) subordinate in right of payment to any obligation for borrowed money of the Obligor (excluding customary terms applicable to a second lien lender under customary intercreditor provisions, including such as after an event of default in connection with a first priority lien or with respect to the liquidation of the Obligor or certain specified collateral for such Loan).

“Section 2.13 Certificate”: The meaning specified in Section 2.13(e).

“Secured Party”: (i) The Lender, (ii) the Administrative Agent, (iii) the Collateral Custodian, (iv) the Securities Intermediary, (v) the Replacement Servicer, if applicable and (vi) the Hedge Counterparty.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: (i) A Clearing Corporation; or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. The initial Securities Intermediary under the Account Control Agreement shall be the Collateral Custodian.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Senior Leverage Ratio” or comparable definition, the ratio of (i) the “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including, without limitation, such Loan) of the

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applicable Obligor as of the date of determination, excluding any junior indebtedness and any unsecured indebtedness of such Obligor or non-recourse indebtedness of such Obligor secured solely by the real property and related improvements and fixtures of such Obligor as of such date, minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and ~~Investment~~Collateral Manager in good faith.

“Senior Secured Loan”: A Loan (i) that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the Obligor (except as otherwise provided in this definition), (ii) for which the ~~Investment~~Collateral Manager determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (iii) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, provided, that a Senior Secured Loan may include a Loan to an Obligor that also has a separate working capital loan so long as (A) such working capital loan is not secured by any assets other than current assets (as determined in accordance with GAAP), (B) if an event of default occurs with respect to such Senior Secured Loan, the Borrower has a right to purchase such working capital loan at par and on other terms reasonably acceptable to Administrative Agent and (C) the maximum aggregate amount of such working capital loan is no more than twenty-five percent (25%) of the sum of (x) maximum aggregate amount of the related Senior Secured Loan and (y) the maximum aggregate amount of such working capital loan.

“SOFR”: For any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day as published by the Term SOFR Administrator (or a successor administrator of the secured overnight financing rate) on the website of the Term SOFR Administrator (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) on the immediately succeeding Business Day.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“Special Member”: The meaning specified in Section 4.1(t)(xxvi).

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“Specified Loan”: (a) Each Loan that is not an Eligible Loan, (b) the portion of any Loan that is included in the Excess Concentration Amount or (c) each Loan the Assigned Value of which is less than 100%.

“Structured Finance Obligation”: Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor that is a single purpose bankruptcy remote special purpose entity established to finance such financial assets, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“Swingline Advance”: Any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2 and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified, a Swingline Advance shall constitute an Advance hereunder.

“Swingline Commitment”: The commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not greater than $~~0.00~~10,000,000 (without regard to any future reimbursement of Swingline Advances by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender hereunder, and is not in addition thereto.

“Swingline Lender”: Capital One, National Association, in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Note”: A promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Advances made by the Swingline Lender, substantially in the form attached hereto as Exhibit B-2 and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Refund Date”: The meaning specified in Section 2.19(a).

“Syndicate Communications”: Means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Transaction Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Article XII, including through the Platform.

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“Taxes”: The meaning specified in Section 2.13(a).

“Term Securitization”: Any private or public term securitization transaction undertaken by the Related Fund, the Borrower or an Affiliate of the Related Fund or the Borrower that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein, including, without limitation, any collateralized loan or collateralized debt offering or other asset securitization.

“Term SOFR”:

(a)    For any day during the applicable Accrual Period with respect to an Advance (including a Swingline Advance) that bears interest at Adjusted Term SOFR other than pursuant to clause (c) of the definition of Base Rate, the Term SOFR Reference Rate for a tenor of three months on such day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any day during the applicable Accrual Period with respect to an Advance (including a Swingline Advance) that bears interest at the Base Rate, the Term SOFR Reference Rate for a tenor of three months on such day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate”: The rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

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“Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(c), (b) the Facility Maturity Date or (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Party Sale Agreement”: A sale agreement in form and substance reasonably acceptable to Administrative Agent.

“Total Interest Coverage Ratio”: With respect to Borrower, at any time, the ratio of (i) Borrower Interest Collections to (ii) Borrower Interest Expense.

“Total Obligor Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Interest Expense of such Obligor as of the Relevant Test Period, as calculated by the Borrower and ~~Investment~~Collateral Manager in good faith.

“Total Obligor Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Total Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Leverage Ratio” or comparable definition, the ratio of (i) the “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including, without limitation, such Loan) of the applicable Obligor as of the date of determination, minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and ~~Investment~~Collateral Manager in good faith; provided, that for purposes of calculating Total Obligor Leverage Ratio pursuant to either clause (a) or clause (b) of the definition hereof Excluded Sponsor Subordinated Debt shall be excluded.

“Transaction”: The meaning specified in Section 3.2.

“Transaction Documents”: This Agreement, the Sale Agreement, the Account Control Agreement, the Pledge Agreement, the Fee Letter, each Note, the Hedging Agreement,.

“Transferee Letter”: The meaning specified in Section 12.16.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.

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“Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.

“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or of which the holders of such Loan are the beneficiaries.

“Unfunded Exposure Account”: A Securities Account created and maintained on the books and records of the Collateral Custodian (or any other party acceptable to Administrative Agent in its sole discretion) entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the prior Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of all (i) unfunded commitments (which shall include all unfunded revolver commitments and unfunded portions of delayed draw term loans) and (ii) all standby or contingent commitments associated with such Loan.

“Unfunded Exposure Equity Amount”: On any date of determination, with respect to any Eligible Loan, an amount equal to the product of (i) the Unfunded Exposure Amount with respect to such Eligible Loan and (ii) one (1) minus the product of the Advance Rate applicable to such Eligible Loan.

“Unfunded Exposure Shortfall”: The meaning specified in Section 2.9(e)(iii).

“United States”: The United States of America.

“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time.

“Upper Middle Market Loan”; A Senior Secured Loan to an Obligor with trailing twelve-month EBITDA greater than $50,000,000 that is not a Broadly Syndicated Loan.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

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“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Funding Date:

(a)    the Administrative Agent obtains actual knowledge of, or the Borrower or the ~~Investment~~Collateral Manager obtains actual knowledge of (or should reasonably be expected to know absent a failure to adhere to the standards set forth in the ~~Investment~~Collateral Manager Guidelines) of a default in respect of any payment of principal or interest under such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days);

(b)    a default in respect of any payment of principal or interest under any other obligation for borrowed money (other than the Loan) of the related Obligor which obligation is in an amount greater than $500,000 and which obligation is pari passu to such Loan (after giving effect to all applicable cure periods, but in no event longer than five (5) Business Days);

(c) the occurrence of an Insolvency Event with respect to the related Obligor;

(d)    the failure to deliver (i) with respect to monthly or quarterly reports required to be delivered by the Obligor by the terms of the Underlying Documents, any financial statements (including unaudited financial statements) to the Administrative Agent by the date that is no later than forty-five (45) days after the end of any calendar month with respect to monthly reports and sixty (60) days after the end of each fiscal quarter with respect to quarterly reports and (ii) with respect to annual reports required to be delivered by the Obligor by the terms of the Underlying Documents, any audited financial statements to the Administrative Agent by the date that is no later than one hundred twenty (120) days after the end of any fiscal year (or if such annual reports are not required to be delivered by the related Obligor on or before such date, such later date on which it is required to be delivered by the related Obligor, but in any event not later than one hundred fifty (150) days after the end of any fiscal year); provided that, in each case, the Borrower (and the ~~Investment~~Collateral Manager on the Borrower’s behalf) may grant any Obligor periodic extensions (not to exceed ten (10) Business Days) of the date by which any of the financial statements described above are due, and no Value Adjustment Event shall occur if such reports are delivered to the Borrower or the ~~Investment~~Collateral Manager within the respective periods (or extended periods) specified in this clause (d) and subsequently delivered to the Administrative Agent within ten (10) Business Days after receipt by the Borrower or the ~~Investment~~Collateral Manager.

(e)    the Total Obligor Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) less than 85% of the Original Total Obligor Interest Coverage Ratio and (ii) less than 1.75 to 1.00;

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(f)    the Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) greater than 0.50 higher than the Original Senior Leverage Ratio and (ii) greater than 4.00 to 1.00.

(g)    any determination by the ~~Investment~~Collateral Manager or the Administrative Agent that such loan is on non-accrual, is written off or is charged off;

(h) the occurrence of a Material Modification;

(i)    a default under such Loan, together with the election by any agent or requisite number of lenders (including, without limitation, the Borrower) required to take any such action to accelerate the Loan or commence to enforce any of their rights or remedies pursuant to the applicable Underlying Instruments;

(j)    the termination or breakage of any interest rate hedge agreement (whether by the Obligor, Borrower or any other Person) with respect to any Loan that bears interest at a fixed rate, including any Hedging Agreement or Hedge Transaction;

(k)    upon written request of the Borrower or the ~~Investment~~Collateral Manager; or

(l)    such criteria as may be determined by the Administrative Agent in its sole discretion at the time of the requested approval of such Loan as set forth in the related Approval Notice.

“Volcker Rule”: Section 619 of Dodd-Frank, together with the interpretations, regulations, rules and pronouncements of any Governmental Authority with respect thereto.

“Warranty Event”: As to any Loan, the breach of any representation or warranty relating to such Loan under this Agreement’(other than any representation or warranty that the Loan satisfies the criteria of the definition of “Eligible Loan”) and the failure of Borrower to cure such breach, or cause the same to be cured, within thirty (30) days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof.

“Warranty Loan”: Any Loan (a) that fails to satisfy any criteria set forth in clause (iii) of the definition of “Eligible Loan” as of any date (except with respect to any such criteria that is explicitly stated to apply with respect solely to the date of acquisition of such Loan in which case, the failure to satisfy such criteria as of such date of acquisition), other than the failure of such Loan to satisfy the criteria set forth in clause (iii)(g) of the definition of “Eligible Loan” as of any date other than the date of acquisition of such Loan, (b) with respect to which a Warranty Event has occurred or (c) with respect to which the Borrower has failed to deliver the Required Loan Documents described in Section 3.2(i) within the time periods set forth therein.

“Webster Bank”: Webster Bank, N.A..

“Weighted Average Advance Rate”: As of any Measurement Date, a percentage equal to (a) the sum of (i) the Adjusted Borrowing Value of each Loan multiplied by the (ii) applicable Advance Rate of each Loan divided by (b) the aggregate Adjusted Borrowing Value of all of the Loans.

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“Withdrawal Conditions”: The meaning specified in Section 2.9(e)(i).

“Withholding Agent”: Any Loan Party and the Administrative Agent.

“Zero Coupon Obligation”: A debt obligation that does not bear interest for all or part of the period that it is outstanding or that provides for periodic payments in cash less frequently than semi-annually or that pays interest only at its stated maturity.

Section 1.2    Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined therein.

Section 1.3    Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4    Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(g) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

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(h) reference to any delivery or transfer to the Collateral Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian for the benefit of the Administrative Agent on behalf of the Secured Parties; and

(i) all calculations performed by the Administrative Agent hereunder or under any Transaction Document shall be binding on the parties hereto and shall be deemed to be accurate, absent manifest error.

ARTICLE II

THE NOTES

Section 2.1    The Notes.

(a) On the terms and conditions hereinafter set forth, the Borrower shall deliver, if requested by the Administrative Agent or any Lender, (i) on the Closing Date, to each requesting Lender at the applicable address set forth on Annex A to this Agreement, and (ii) on the effective date of any Joinder Supplement, to each additional Lender requesting a Note, at the address set forth in the applicable Joinder Supplement, a duly executed promissory note in substantially the form of Exhibit B-1 (each a “Note”), dated as of the date of this Agreement, each in a face amount equal to the applicable Lender’s Commitment as of the Closing Date or the effective date of any Joinder Supplement, as applicable, and otherwise duly completed. Each Note shall evidence obligations in an amount equal, at any time, to the Advances Outstanding by such Lender under the applicable Note on such day.

Section 2.2    Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in this Section 2.2, the Borrower may, during the Revolving Period, request the Lenders make advances of funds (each, a “Loan Advance”) under the Notes by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(b) Subject to the limitations set forth in this Section 2.2 and Section 3.2 the Borrower may, from time to time during the Revolving Period, request the Swingline Lender make Swingline Advances under the Swingline Note (if any) by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.

(c) With respect to (i) Advances at Adjusted Term SOFR (other than Swingline Advances), no later than 11:00 a.m. (New York City Time) two (2) U.S. Government Securities Business Days prior to the proposed Funding Date, (ii) a Base Rate borrowing not

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later than 11:00 a.m. (New York City Time) one (1) Business Day before the date of the proposed Funding Date or (iii) Swingline Advances not later than 11:00 a.m. (New York City Time) on the proposed Funding Date, the Borrower shall deliver:

(i) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (a) specify the desired amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Availability and must be at least equal to $500,000 (or, in the case of any Advance to be applied to fund any draw under a Revolving Loan or Delayed Draw Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loan(s) to be financed on such Funding Date (including the appropriate Obligor, Outstanding Balance, Assigned Value and Purchase Price for each Loan) and, with respect to any Revolving Loan or Delayed Draw Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.9(e), (d) [Reserved] and (e) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent after 11:00 a.m. (New York City Time) or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. (New York City Time) on the next Business Day.

For the avoidance of doubt, if Borrower delivers a Funding Notice specifying a proposed Funding Date that would occur less than one (1) Business Day after the date such Funding Notice is received (or deemed received in accordance with Section 2.2(c)(ii)), such request for an Advance shall be treated as a request for a Swingline Advance.

(d) On each Funding Date and on the date of each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) or acquisition by the Borrower of Additional Loans in connection with a Substitution pursuant to Section 2.14(b), the Borrower will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Custodian) and Administrative Agent shall forward copies of the same to the Lenders promptly upon receipt thereof.

(e) On the proposed Funding Date, subject to the limitations set forth in this Section 2.2 and upon satisfaction of the applicable conditions set forth in Article III:

(i) with respect to each Advance (other than a Swingline Advance), each Lender shall make available to the Administrative Agent in same day funds, by no later than 12:00 noon (New York City Time), an amount equal to such Lender’s Pro Rata Share of the least of (A) the amount requested by the Borrower for such Advance, (B) the aggregate unused Commitments then in effect and (C) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Availability; and

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(ii) with respect to each Swingline Advance, the Swingline Lender shall make available to the Borrower in same day funds, an amount equal to the least of (i) the amount requested by the Borrower for such Swingline Advance, (ii) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date and (iii) the maximum amount that, after taking into account the proposed use of proceeds of such Swingline Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Availability; provided that, no Swingline Advance will be permitted if the amount requested by the Borrower in respect of such Swingline Advance will cause the sum of (x) the outstanding Swingline Advances as of such date, and (y) aggregate outstanding amount of Advances made by the Swingline Lender in its capacity as a Lender (excluding the portion of such Swingline Advance attributable to the Swingline Lender’s subsequent Advance in connection with the repayment of such Swingline Advance) to exceed the Commitment of the Swingline Lender in its capacity as a Lender.

(iii) upon receipt of the amounts described in clause (i) or (ii), as applicable, the Administrative Agent shall promptly fund such amounts by wire transfer to the account designated by Borrower in the applicable Funding Notice given pursuant to this Section 2.2.

(f) On each Funding Date, (which is not associated with a Swingline Advance), the obligation of each Lender to remit its Pro Rata Share of any Loan Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Loan Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Revolving Period End Date or the Termination Date. For the avoidance of doubt, in relation with a refunding of a Swingline Advance, such Lender’s payment obligation will be fulfilled in accordance with Section 2.19.

(g) Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Administrative Agent (x) may, in the case of the occurrence of an Event of Default or (y) shall in the case of the occurrence of the Revolving Period End Date, on behalf of the Borrower, request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of such request, the Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(f), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Advance to the extent that, after giving effect to such Advance, a Borrowing Base Deficiency would result.

(h) Advances to be made for the purpose of refunding Swingline Advances shall be made by the Lenders as provided in Section 2.19.

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Section 2.3    Principal Repayments; Reduction of the Facility Amount.

(a) The Borrower shall be entitled at its option, at any time, to prepay the Advances Outstanding; provided that (i) the Borrower shall give prior written notice of such repayment in the form of Exhibit A-2 to the Administrative Agent by at least (A) 3:00 p.m. (New York City Time) one (1) Business Day in advance and (ii) any repayment of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce a Borrowing Base Deficiency to zero) shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof (other than any such partial repayment of Advances Outstanding which is funded (A) solely with proceeds from the repayment of a Revolving Loan or (B) solely with amounts otherwise distributable to the Borrower under Section 2.7(a)(12), Section 2.7(b)(12) or Section 2.8(11)). In connection with any such repayment of Advances Outstanding, the Borrower shall deliver to the Administrative Agent (with a copy to the Collateral Custodian) by 1:00 p.m. (New York City Time) (1) instructions to repay such Advances Outstanding and (2) funds sufficient to repay such Advances Outstanding together with all accrued Interest, any Breakage Costs and any Hedge Breakage Costs, but only to the extent such accrued Interest, Breakage Costs and/or Hedge Breakage Costs are requested with such repayment by the applicable Lender or Hedge Counterparty; provided that, the Advances Outstanding will not be repaid unless sufficient funds have been remitted to pay all such amounts in the succeeding sentence in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(a) to the pro rata repayment of the Advances Outstanding, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs and Hedge Breakage Costs, provided, that no such repayment shall be given effect unless the Borrower had complied with the terms of any Hedging Agreement requiring that one or more Hedge Transactions be terminated in whole or in part as a result of any such repayment of the Advances Outstanding and Borrower has paid all Hedge Breakage Costs and any other payments owing to the Hedge Counterparty. Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(a) shall be irrevocable. Upon receipt of any notice or instructions from the Borrower pursuant to this Section 2.3(a), the Administrative Agent will provide notification to the Lenders with respect thereto.

(b) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the ~~Investment~~Collateral Manager, the Administrative Agent and each of the Lenders.

(c) The Borrower shall be entitled at its option, at any time (i) within the final twelve months of the Revolving Period but prior to the occurrence of an Event of Default, to reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs and (ii) following the Revolving Period but prior to the occurrence of an Event of Default, to terminate the Facility Amount in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs; provided that (i) the Borrower shall give at least five (5) Business Day’s prior written notice to the Administrative Agent (which will provide notification to the Lenders with respect thereto) of such termination or reduction in the

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form of Exhibit A-2; and (ii) any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000.00 and in integral multiples of $1,000,000 in excess thereof (other than any such partial reduction of the Facility Amount which is funded solely with proceeds from the repayment of a Revolving Loan) and the Facility Amount shall not be reduced below $50,000,000.00. Any request for a reduction or termination pursuant to this Section 2.3(c) shall be irrevocable. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(c). For the avoidance of doubt, following the Revolving Period, the Facility Amount shall be deemed to equal the sum of Advances Outstanding, accrued Interest and Breakage Costs for purposes of this clause (c).

(d) Any termination or reduction (whether in whole or in part) of the Facility Amount pursuant to clause (c) above, shall be accompanied by (i) repayment of all of the Advances made prior to such prepayment date and still outstanding, plus (ii) accrued and unpaid interest on all such Advances to be prepaid on the applicable prepayment date, plus (iii) the Prepayment Fee (if applicable), plus, (iv) any unpaid fees or expenses required to be paid by Borrower under this Agreement and all other unpaid Obligations (other than indemnity obligations of Borrower under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) in relation to such Obligations to be prepaid on the prepayment date. For the avoidance of doubt, the Prepayment Fee shall be applicable to any termination or reduction of the Facility Amount that occurs, in violation of clause (c) above, prior to the end of the Revolving Period.

Section 2.4    Determination of Interest.

The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the ~~Investment~~Collateral Manager thereof on the third Business Day prior to such Payment Date.

Section 2.5    Notations on Notes.

Each Lender is hereby authorized to enter on a schedule attached to the Note with respect to such Lender, as applicable, a notation (which may be computer generated) or to otherwise record in its internal books and records or computer system with respect to each Advance under the Note made by the applicable Lender of (a) the date and principal amount thereof and (b) each payment and repayment of principal thereof. Any such recordation shall, absent manifest error, constitute prima facie evidence of the Advances Outstanding, as applicable, under each Note. The failure of any Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with the terms set forth herein.

Section 2.6    Reduction of Borrowing Base Deficiency.

Any Borrowing Base Deficiency may be reduced to zero by the Borrower taking one or more of the following actions:

(i)    posting cash collateral in Dollars to the Principal Collection Account;

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(ii) repaying Advances Outstanding in accordance with Section 2.3(a);

(iii) posting additional Eligible Loans as Collateral; provided that the amount by which the Borrowing Base Deficiency shall be reduced pursuant to any such additional Eligible Loans shall be the Adjusted Borrowing Value of such Eligible Loans; or

(iv) any transaction whereby Borrower agrees to sell, transfer or contribute Loans pledged as Collateral hereunder in an aggregate amount equivalent to reduce such Borrowing Base Deficiency to zero; provided, that, (a) the Administrative Agent shall have consented, in writing, to such sale of Loans in its sole discretion; (b) Borrower shall deposit 100% of the cash proceeds thereof (net of reasonable transaction costs and expenses and Taxes, if any) to the Principal Collection Account; (c) Borrower shall deliver to Administrative Agent with respect to such sale, a copy of the purchase agreement, any additional information reasonably requested by Administrative Agent, and a certificate from an officer of Borrower representing that (i) each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be accurate in all material respects before and after giving effect to such sale (except for those representations and warranties (x) made as of a specific date or (y) as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects), (ii) Borrower is in compliance with all covenants, agreements and obligations under the Loan Documents, and (iii) no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the requested sale on such date, (d) all Loans selected to be sold by Borrower from all other similar Loans originated or owned by the Borrower shall, at all times, be selected with no intention to select Loans, the sale of which would be more adverse to Administrative Agent or Lenders than the sale of those similar Loans.

Section 2.7    Settlement Procedures.

(a) On each Payment Date, so long as no Event of Default has occurred and is continuing, the ~~Investment~~Collateral Manager shall direct the Collateral Custodian (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Reporting Date Report) to pay pursuant to the latest Reporting Date Report (and the Collateral Custodian shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Reporting Date Report) to the following Persons, the following amounts in the following order of priority:

(1) to the Collateral Custodian and the Securities Intermediary pro rata, in an amount equal to any accrued and unpaid Collateral Custodian Fees;

(2) to the Hedge Counterparty, the aggregate net amount then due and payable to the Hedge Counterparty under each applicable Hedging Agreement (excluding Hedge Breakage Costs);

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(3) to the ~~Investment~~Collateral Manager (including, for avoidance of doubt, the Replacement Servicer, if applicable), first, to pay any accrued and unpaid ~~Investment~~Collateral Management Fees and, second, to pay all documented fees and expenses of the ~~Investment~~Collateral Manager (including, without limitation, reasonable attorney’s fees, costs and expenses) in an aggregate amount with respect to such documented fees and expenses in any rolling 12-month period not greater than the greater of (i) 0.20% of the aggregate outstanding principal value of all Eligible Loans and (ii) $250,000; provided that so long as CM Investment Partners LLC is ~~Investment~~Collateral Manager, such fee shall be waived until such time as IM directs the Custodian otherwise;

(4) to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities set forth in the Transaction Documents;

(5) to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to (a) any accrued and unpaid Interest with respect to Advances made by such Lender, (b) any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender) and (c) any accrued and unpaid Breakage Costs;

(6) to the Hedge Counterparty, any other amounts (including any Hedge Breakage Costs) incurred by the Hedge Counterparty under the applicable Hedging Agreement then due and payable, net of any amounts then due and payable to the Borrower under such applicable Hedging Agreement;

(7) to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to, if the Facility Amount has been terminated in whole pursuant to Section 2.3(c), the Advances Outstanding;

(8) to the Administrative Agent, to be distributed to the Administrative Agent and each applicable Lender, to pay all other Administrative Expenses of the Administrative Agent and the Lenders;

(9) to the Administrative Agent to be distributed pro rata to each Lender, if a Borrowing Base Deficiency exists, an amount necessary to reduce the Borrowing Base Deficiency to zero, pro rata in accordance with the amount of Advances Outstanding hereunder;

(10) (a) during the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount, or (b) after the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(11) to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Collateral Custodian and the

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Securities Intermediary, the Indemnified Parties, or the Secured Parties, as applicable, all other amounts then due and owing, including, without limitation, any unpaid Administrative Expenses, any amounts accrued and unpaid under the Fee Letter, Increased Costs, Taxes, indemnities, but other than the principal of Advances Outstanding, then due under this Agreement; and

(12) any remaining amounts shall be distributed to the Borrower or any nominee thereof, which amounts may be used by the Borrower to make Restricted Payments.

(b) On each Payment Date, so long as no Event of Default has occurred and is continuing, the ~~Investment~~Collateral Manager shall direct (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Reporting Date Report) the Collateral Custodian to pay pursuant to the latest Reporting Date Report (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Reporting Date Report) to the following Persons, the following amounts in the following order of priority:

(1) to the extent not paid pursuant to Section 2.7(a), to the Collateral Custodian and the Securities Intermediary, pro rata, in an amount equal to any accrued and unpaid Collateral Custodian Fees;

(2) to the extent not paid pursuant to Section 2.7(a), to the Hedge Counterparty, the aggregate net unpaid amount then due and payable to the Hedge Counterparty under each applicable Hedging Agreement (excluding Hedge Breakage Costs);

(3) to the extent not paid pursuant to Section 2.7(a), to the ~~Investment~~Collateral Manager, in an amount equal to any accrued and unpaid ~~Investment~~Collateral Management Fees;

(4) to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities set forth in the Transaction Documents;

(5) to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to (a) any accrued and unpaid Interest with respect to Advances made by such Lender, (b) any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender) and (c) any accrued and unpaid Breakage Costs;

(6) to the extent not paid pursuant to Section 2.7(a), to the Hedge Counterparty, any other unpaid amounts (including any Hedge Breakage Costs) incurred by the Hedge Counterparty under the applicable Hedging Agreement then due and payable, net of any amounts then due and payable to the Borrower under such applicable Hedging Agreement;

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(7) to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to if the Facility Amount has been terminated in whole pursuant to Section 2.3(c), the Advances Outstanding;

(8) to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent, to be distributed to the Administrative Agent and each applicable Lender, to pay all other Administrative Expenses of the Administrative Agent and the Lenders;

(9) (x) during the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount, or (y) after the Revolving Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(10) (a) during the Revolving Period, to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent to be distributed pro rata to each Lender, if a Borrowing Base Deficiency exists, an amount necessary to reduce the Borrowing Base Deficiency to zero, pro rata in accordance with the amount of Advances Outstanding hereunder and (b) after the end of the Revolving Period, to the Lenders to pay the Advances Outstanding;

(11) to the extent not paid pursuant to Section 2.7(a), to the Administrative Agent to be distributed pro rata to the Administrative Agent, any applicable Lender, the Collateral Custodian, the Securities Intermediary, the Indemnified Parties, or the Secured Parties, all other amounts, including, without limitation, any unpaid Administrative Expenses, any amounts accrued and unpaid under the Fee Letter, any Increased Costs, Taxes, indemnities and fees or expenses of counsel, but other than the principal of Advances Outstanding, then due under this Agreement; and

(12) any remaining amounts shall be distributed to the Borrower or any nominee thereof, which amounts may be used by the Borrower to make Restricted Payments, provided, that Borrower shall first reimburse the ~~Investment~~Collateral Manager for any unreimbursed amounts paid by the ~~Investment~~Collateral Manager on the Borrower’s behalf pursuant to this Agreement, to the extent not otherwise reimbursed hereunder.

Section 2.8    Alternate Settlement Procedures.

On each Business Day (a) following the occurrence of and during the continuation of an Event of Default, at Administrative Agent’s election in its commercially reasonable discretion or (b) following the declaration of the occurrence, or the deemed occurrence, as applicable, of the Termination Date pursuant to Section 9.2(a), the ~~Investment~~Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall

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direct (which direction shall be deemed given upon receipt by the Collateral Custodian of the related Reporting Date Report) the Collateral Custodian to pay pursuant to the latest Reporting Date Report or such other direction as may be timely given by Administrative Agent (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Reporting Date Report or such other direction) to the following Persons, the following amounts in the following order of priority:

(1)     to the Collateral Custodian and the Securities Intermediary, pro rata, in an amount equal to any accrued and unpaid Collateral Custodian Fees;

(2)     to the Hedge Counterparty, the aggregate net amount then due and payable to the Hedge Counterparty under each applicable Hedging Agreement (excluding Hedge Breakage Costs);

(3)     to the ~~Investment~~Collateral Manager, first, to pay any accrued and unpaid ~~Investment~~Collateral Management Fees and, second, to pay all documented fees and expenses of the ~~Investment~~Collateral Manager (including, without limitation, reasonable attorney’s fees, costs and expenses) in an aggregate amount with respect to any rolling 12-month period not greater than the greater of (i) 0.20% of the aggregate outstanding principal value of all Eligible Loans and (ii) $250,000;

(4)     to the Administrative Agent, in an amount equal to any accrued and unpaid fees, expenses and indemnities set forth in the Transaction Documents;

(5)     to the Administrative Agent to be distributed pro rata to each Lender, in an amount equal to (a) any accrued and unpaid Interest with respect to Advances made by such Lender, (b) any accrued and unpaid Non-Usage Fee (such Non-Usage Fee to be allocated based on the unused Commitment of each Lender) and (c) any accrued and unpaid Breakage Costs;

(6)     to the Hedge Counterparty, any other amounts (including any Hedge Breakage Costs) incurred by the Hedge Counterparty under the applicable Hedging Agreement then due and payable, net of any amounts then due and payable to the Borrower under such applicable Hedging Agreement;

(7)     to the Administrative Agent, to be distributed to the Administrative Agent and each applicable Lender, to pay all other Administrative Expenses of the Administrative Agent and the Lenders;

(8)     to the Administrative Agent to be distributed pro rata to the Lenders to pay Advances Outstanding;

(9)     to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

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(10)    to the Administrative Agent to be distributed to the Administrative Agent, any applicable Lender, the Collateral Custodian, the Securities Intermediary, the Indemnified Parties, or the Secured Parties, as applicable, all other fees and amounts, including, without limitation, any unpaid Administrative Expenses, any amounts accrued and unpaid under the Fee Letter, any Increased Costs, Taxes, indemnities and fees or expenses of counsel, but other than the principal of Advances Outstanding, then due under this Agreement;

(11)    any remaining amounts shall be distributed to the Borrower or any nominee thereof, which amounts may be used by the Borrower to make Restricted Payments, provided, that Borrower shall first reimburse the ~~Investment~~Collateral Manager for any unreimbursed amounts paid by the ~~Investment~~Collateral Manager on the Borrower’s behalf pursuant to this Agreement, to the extent not otherwise reimbursed hereunder.

Section 2.9    Collections and Allocations.

(a)    Collections. The ~~Investment~~Collateral Manager shall promptly identify any Collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Collections received directly by it to the appropriate Account within two (2) Business Days (or, with respect to any Effective Date Participation Interest and in the case of any such Collections received prior to the date that is five (5) Business Days after the First Amendment Effective Date, within five (5) Business Days after such Collections are received in accordance with Section 5.1(f)). Upon the transfer of Collections to the relevant Account, the Custodian shall segregate Principal Collections and Interest Collections and transfer the same in accordance with Section 5.1(f). On each Reporting Date, the ~~Investment~~Collateral Manager shall further include a statement in the Reporting Date Report delivered pursuant to Section 5.1(q) as to the amount and type (whether Principal Collections, Interest Collections or other Collections) of all Collections received since the prior Reporting Date, all Principal Collections and Interest Collections on deposit as of such Reporting Date and a detailed aging of each Loan.

(b)    Excluded Amounts. With the prior written consent of the Administrative Agent, the ~~Investment~~Collateral Manager may direct Collateral Custodian to withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the ~~Investment~~Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent. Any such Excluded Amounts may be paid to Related Fund as Restricted Payments.

(c)    Initial Deposits. On the Funding Date with respect to any Loan or Additional Loan, the ~~Investment~~Collateral Manager shall deposit into the Collection Account all Collections, if any, received on or before such Funding Date in respect of Loans being transferred to and included as part of the Collateral on such date.

(d)    Investment of Funds. Until the occurrence of an Event of Default, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall

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be invested in Permitted Investments selected by the ~~Investment~~Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the ~~Investment~~Collateral Manager); provided that, from and after the occurrence of an Event of Default, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (which may be standing instructions). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 and Section 2.8 (as applicable).

(e)    Unfunded Exposure Account.

(i)    The Borrower shall not acquire any Delayed Draw Loan or Revolving Loan, unless, in each case, immediately after giving effect to such acquisition or issuance, the Borrower shall deposit an amount equal to the Required Funding Amount with respect to such Delayed Draw Loan or Revolving Loan, as applicable, into the Unfunded Exposure Account. Subject to the satisfaction of the applicable Withdrawal Conditions, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower (x) to fund any draw requests of the relevant Obligors under any Revolving Loan or Delayed Draw Loan or (y) to make a deposit into the Principal Collections Account. Any such withdrawal will be subject to the following conditions (the “Withdrawal Conditions”):

(1)    with respect to any such withdrawal made for the purpose set forth in clause (x) that are required to be funded by the Borrower, after giving effect to such withdrawal, no Borrowing Base Deficiency exists; and

(2)    with respect to any such withdrawal made for the purpose set forth in clause (x) or (y), after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the aggregate Required Funding Amount with respect to all Loans included in the Collateral.

(ii)    Any draw request made by an Obligor under a Revolving Loan or Delayed Draw Loan, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Custodian shall fund such draw request in accordance with such instructions from the Borrower.

(iii)    If the Borrower shall receive any Principal Collections from an Obligor with respect to a Revolving Loan and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Collateral Custodian shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall as directed by the Borrower (or ~~Investment~~Collateral Manager on its behalf).

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(f)    Unfunded Exposure Account. Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract (including by the Underlying Instrument) or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 2.10    Payments, Computations, Etc.

(a)    Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the ~~Investment~~Collateral Manager to the Administrative Agent or the other Secured Parties hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City Time) on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the ~~Investment~~Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at the Interest Rate applicable during an Event of Default, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.

(b)    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. To the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full.

(c)    If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance.

(d)    If at any time after the Closing Date, the Advances outstanding hereunder are not allocated among the Lenders in accordance with their respective Pro Rata Shares, the Lenders agree to make such purchases and sales of interests in the Advances outstanding between themselves so that each Lender is then holding its relevant Pro Rata Share of Advances

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Outstanding based on their Commitments at such time (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement to be made in accordance with the respective Pro Rata Shares of the Lenders from time to time party to this Agreement as provided herein.

(e)    If the Administrative Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the ~~Investment~~Collateral Manager under Section 2.7 or Section 2.8 or otherwise pursuant to this Agreement, or upon its respective instructions, it shall so notify the Borrower, the ~~Investment~~Collateral Manager and the Collateral Custodian in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two (2) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Custodian receives instructions from the ~~Investment~~Collateral Manager or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.

Section 2.11    Fees.

(a)    The Collateral Custodian shall be entitled to receive the Collateral Custodian Fee in accordance with Sections 2.7(a)(1), 2.7(b)(1) and 2.8(1), as applicable.

Section 2.12    Increased Costs; Capital Adequacy; Illegality.

(a)    If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Indemnified Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) subject an Indemnified Party to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to the Lender in respect thereof with respect to its interest in the Collateral, or any right or obligation to make Advances hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Indemnified Party or (c) impose any other condition affecting the ownership interest in the Collateral conveyed to the Secured Parties hereunder or any Indemnified Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Indemnified Party or to reduce the amount of any sum received or receivable by an Indemnified Party under this Agreement or under any other Transaction Document, then on the Payment Date following demand by such Indemnified Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional or increased cost incurred or such reduction suffered.

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(b)    If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Indemnified Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Indemnified Party with any request or directive regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of any Indemnified Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Indemnified Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Indemnified Party with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, on the Payment Date following demand by such Indemnified Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such reduction; provided that notwithstanding anything in this Section 2.12(b) to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” for the purposes of clause (i) above, regardless of the date enacted, adopted or issued. If the issuance of any amendment or supplement to Interpretation No. 46 or to Statement of Financial Accounting Standards No. 140 by the Financial Accounting Standards Board or any other change in accounting standards, including GAAP, or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Related Fund, the Borrower or any Secured Party with the assets and liabilities of the Administrative Agent or any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Indemnified Party may base a claim for reimbursement under this Section 2.12.

(c)    If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12, any Indemnified Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Indemnified Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within twenty-two (22) days after demand by such Indemnified Party, the Borrower shall pay to such Indemnified Party such additional amount or amounts as may be necessary to reimburse such Indemnified Party for any amounts payable or paid by it.

(d)    In determining any amount provided for in this Section 2.12, the Indemnified Party may use any reasonable averaging and attribution methods. Any Indemnified Party making a claim under this Section 2.12 shall submit to the ~~Investment~~Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.

(e)    [Reserved].

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(f)    Failure or delay on the part of any Indemnified Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Indemnified Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Indemnified Party pursuant to this Section 2.12 for any amounts incurred more than six (6) months prior to the date that such Indemnified Party notifies the Borrower of such Indemnified Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect.

(g)    Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which any Lender provides financing. Notwithstanding the foregoing, in no event shall the Lender seek reimbursement or compensation from the Borrower pursuant to Section 2.12 or Section 2.13 unless it is charging, in its capacity as lender thereto, similar amounts to all other special purpose entity borrowers that intend to acquire corporate credit assets in similar corporate credit financing transactions.

(h)    The payment of amounts under this Section 2.12 shall be on an after-Tax basis.

Section 2.13    Taxes.

(a)    Any and all payments by or on behalf of the Borrower under or in respect of this Agreement or any other Transaction Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If any Withholding Agent shall be required under any applicable requirement of law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Transaction Documents to any Secured Party (including for purposes of Section 2.12 and this Section 2.13, any assignee, successor, or participant), (i) then the applicable Withholding Agent shall make all such deductions and withholdings in respect of Taxes, (ii) such Withholding Agent shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any requirement of law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after such Withholding Agent has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.13(a)) such Secured Party receives on the date on which the related payment is due an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement “Non-Excluded Taxes” are Taxes other than (A) Taxes that are imposed on a Secured Party’s overall net income (and franchise taxes imposed in lieu thereof

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and branch profits taxes) by the jurisdiction under the laws of which such Secured Party is organized or, in the case of a Lender, of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed solely as a result of such Secured Party having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Transaction Documents (in which case such Taxes will be treated as Non-Excluded Taxes), (B) Taxes imposed under FATCA and (C) in the case of a Secured Party that is not a “United States person” within the meaning of section 7701(a)(30) of the Code, any U.S. federal withholding tax that is imposed on amounts payable to such person at the time such person becomes a party hereto (or designates a new lending office) or is attributable to such person’s failure or inability (other than as a result of a change in law) to comply with Section 2.13(e), except to the extent that such person (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a).

(b)    In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Transaction Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”).

(c)    Borrower hereby agrees to indemnify each Secured Party for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13(c) imposed on or paid by such Secured Party or any direct or indirect owner of any Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 2.13(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Borrower under the indemnity set forth in this Section 2.13(c) shall be paid within ten (10) days from the date on which the applicable Secured Party makes written demand therefor; provided, that the Borrower shall not be obligated to make a payment pursuant to this Section 2.13(c) in respect of penalties, additions to Tax, interest and expenses attributable to any Indemnified Taxes or Other Taxes, if (i) such penalties, additions to Tax, interest and reasonable expenses are attributable to the failure of the Secured Party to pay to the relevant Governmental Authority amounts received by it from the Borrower in respect of Non-Excluded Taxes and Other Taxes within thirty (30) calendar days after receipt of such amount from the Borrower or (ii) such penalties, additions to Tax, interest and reasonable expenses are attributable to the gross negligence or willful misconduct of the Secured Party.

(d)    Within thirty (30) days after the date of any payment of Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to the applicable Secured Party for its own account a certified copy of the original official receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to the applicable Secured Party.

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(e)    For purposes of this Section 2.13(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Secured Party (including any assignee, successor or participant) shall deliver or cause to be delivered to Borrower the following properly completed and duly executed documents:

(i)    in the case of a Secured Party that is an individual, (x) a complete and executed IRS Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit I (a “Section 2.13 Certificate”) or (y) a complete and executed IRS Form W-9 (or any successor forms thereto); or

(ii)    in the case of a Secured Party that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed IRS Form W-9 (or any successor forms thereto); or

(iii)    in the case of a Secured Party that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed IRS Form W-8BEN-E (or any successor forms thereto) and a Section 2.13 Certificate; or

(iv)    in the case of a Secured Party that (A) is not the beneficial owner, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed IRS Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 2.13 Certificate, and (y) without duplication, the documents that would be provided by each such beneficial owner pursuant to this Section 2.13(e) if such beneficial owner were a Secured Party, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Secured Party is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (iv) are otherwise determined to be unnecessary, all such determinations under this clause (iv) to be made in the sole discretion of Borrower, provided, however, that the Secured Party shall be provided an opportunity to establish such compliance as reasonable.

Each Secured Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. If the Secured Party provides a form pursuant to clauses (i) through (iv) above and the form provided by the Secured Party at the time such Secured Party first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, the Secured Party transferor was entitled to indemnification or additional amounts under this Section 2.13, then the

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Secured Party assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Secured Party transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Secured Party assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f)    For any period with respect to which the applicable Secured Party has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 2.13 (other than if such failure is due to a change in any requirement of law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided), such Secured Party shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 2.13 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Secured Party become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Secured Party shall reasonably request, to assist such Secured Party in recovering such Non-Excluded Taxes.

(g)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the termination of this Agreement and the other Transaction Documents. Nothing contained in Section 2.12 or this Section 2.13 shall require any Secured Party to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h)    If a payment made to a Lender under or in respect of this Agreement or any other Transaction Documents would be subject to U.S. Federal withholding tax imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall provide to the Administrative Agent and the Borrower, at the time or times prescribed by law and as reasonably requested by the Administrative Agent or the Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent or the Borrower to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA and the amount, if any, to deduct and withhold from such payment. Thereafter, each such Lender shall provide additional documentation (i) to the extent documentation previously provided has become inaccurate or invalid or has otherwise ceased to be effective or (ii) as reasonably requested by the Administrative Agent or the Borrower. Solely for purposes of this paragraph (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)    If any Secured Party determines, in its good faith judgment, that it has received or realized a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13 or any reduction of its Tax liabilities or otherwise recovered any amount that is attributable to any deduction or withholding or payment of Taxes with respect to which the Borrower has paid any additional amounts pursuant to this Section 2.13, it shall pay to the

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Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Secured Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Secured Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Secured Party in the event such Secured Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require such Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 2.14    Reinvestment; Discretionary Sales, Substitutions and Repurchases of Loans.

(a)    Reinvestment. On the terms and conditions hereinafter set forth as certified in writing to the Administrative Agent and the Collateral Custodian, prior to the Facility Maturity Date, the Borrower may withdraw funds on deposit in the Principal Collection Account for the following purposes:

(i)     to reinvest such funds in Additional Loans to be pledged hereunder (a “Reinvestment”), so long as (1) all applicable conditions precedent set forth in Section 3.2 have been satisfied and (2) each Additional Loan acquired by the Borrower in connection with such reinvestment shall be an Eligible Loan; or

(ii)     to make payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3.

Upon the satisfaction of the applicable conditions set forth in Section 2.14(a) (as certified by the Borrower to the Administrative Agent and the Collateral Custodian), the Collateral Custodian will release funds from the Principal Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account on such day.

(b)    Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion and subject to clauses (e) and (f) below, replace any Loan with an Additional Loan (each such sale and reinvestment, a “Substitution”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Substitution, no Default or Event of Default shall have occurred, (ii) each substitute Additional Loan acquired by the Borrower in connection with a Substitution shall be an Eligible Loan, (iii) all applicable conditions precedent set forth in Section 3.2 have been satisfied with respect to each Additional Loan to be acquired by the Borrower in connection with such Substitution and (iv) immediately after giving effect to such Substitution, there shall not exist a Borrowing Base Deficiency; provided that, notwithstanding anything to the contrary set forth in Section 3.2, in the event a Borrowing Base Deficiency shall have existed immediately prior to giving effect to such Substitution, the Borrower may effect a Substitution so long as, immediately after giving effect to such Substitution and any other sale or transfer substantially contemporaneous therewith, the Borrowing Base Deficiency is reduced and the Assigned Value of any Additional Loan shall be set by Administrative Agent in connection with such Substitution.

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(c)    Discretionary Sales. Upon not less than one (1) Business Day prior written notice to the Administrative Agent (with a copy to the Collateral Custodian), the Borrower shall be permitted, subject to clauses (e) and (f) below, to sell Loans (or portions thereof), including any sale contemplated by Section 2.6(iv) hereof, (each, a “Discretionary Sale”) so long as (i) no Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Default or Event of Default shall have occurred; (ii) notwithstanding anything set forth below in Section 2.14, immediately after giving effect to such Discretionary Sale, (a) there shall not exist a Borrowing Base Deficiency (provided that (1) in connection with a Term Securitization, such requirement shall be calculated giving pro forma effect to the contemplated Discretionary Sale immediately prior to the pricing of such Term Securitization, and (2) such requirement shall not apply with respect to a Discretionary Sale contemplated by Section 2.6(iv) hereof) (b) [Reserved] and (c) the Advances Outstanding as of such date shall not exceed the Availability (provided that (1) in connection with a Term Securitization, such requirement shall be calculated giving pro forma effect to the contemplated Discretionary Sale immediately prior to the pricing of such Term Securitization, and (2) such requirement shall not apply with respect to a Discretionary Sale contemplated by Section 2.6(iv) hereof; and (iii) in the case of any Discretionary Sale in connection with a Term Securitization (other than a Term Securitization that results in the termination in full of this Agreement), the Administrative Agent shall have consented in writing to such Discretionary Sale in its sole discretion prior to the pricing date of such Term Securitization (which consent shall be irrevocable following such pricing date).

(d)    Repurchase or Substitution of Warranty Loans. Not later than five (5) Business Days following the earlier of (i) knowledge by the Borrower or the ~~Investment~~Collateral Manager that any Loan constitutes a Warranty Loan or (ii) receipt by the Borrower from the Administrative Agent of written notice thereof, the Borrower shall either:

(i)    make a deposit to the Collection Account in immediately available funds in an amount equal to the sum of (A) the Adjusted Borrowing Value of such Loan at such time multiplied by the Advance Rate applicable to such Loan, (B) any expenses or fees with respect to such Loan (including, but not limited to, any Hedge Breakage Costs owed to the Hedge Counterparty for any termination of one or more Hedge Transactions) and (C) costs and damages incurred by the Administrative Agent or by any Lender in connection with any violation by such Loan of any Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or

(ii)    substitute for such Warranty Loan a substitute Eligible Loan, provided that all requirements with respect to Substitutions set forth in this Section 2.14 are satisfied.

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Upon receipt of written certification from the Borrower certifying to the confirmation of the deposit of the amounts set forth in Section 2.14(d)(i) into the Collection Account or the delivery by the Borrower of a substitute Eligible Loan for each Warranty Loan (the date of such confirmation or delivery, the “Release Date”), such Warranty Loan and related Underlying Assets shall be removed from the Collateral and, as applicable, the substitute Eligible Loan and related Underlying Assets shall be included in the Collateral. On the Release Date of each Warranty Loan, the Collateral Custodian, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under the Warranty Loan and any related Underlying Assets and all future monies due or to become due with respect thereto.

(e)    Conditions to Sales, Substitutions and Repurchases. Any Discretionary Sale or sale pursuant to a Substitution effected pursuant to Section 2.14 shall be subject to the satisfaction of the following conditions:

(i)    the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent (with a copy to Collateral Custodian);

(ii)    the Borrower shall deliver a list of all Loans (or portions thereof) to be sold or substituted to the Administrative Agent (with a copy to Collateral Custodian);

(iii)    the Borrower shall notify the Administrative Agent and Collateral Custodian of any amount to be deposited into the Collection Account in connection with any sale or substitution;

(iv)    as certified in writing to the Administrative Agent (with a copy to Collateral Custodian) by the Borrower, the representations and warranties contained in Section 4.1 and 4.2 hereof shall continue to be true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects) following any sale or substitution, except to the extent any such representation or warranty relates to an earlier date;

(v)    any repayment of Advances Outstanding in connection with any sale or substitution of Loans hereunder shall comply with the requirements set forth in Section 2.3;

(vi)    as certified in writing to the Administrative Agent by the Borrower, any Discretionary Sale or sale in connection with a Substitution shall be made by the ~~Investment~~Collateral Manager, on behalf of the Borrower, to an unaffiliated third party purchaser in a transaction (1) reflecting arms-length market terms and (2) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to such sale (other than that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Loan); provided that the Borrower may make a Discretionary Sale or sale in

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connection with a Substitution to an Affiliate of the Borrower with the prior written consent of the Administrative Agent in its reasonable discretion; provided, further, that the price received by the Borrower in connection with a Discretionary Sale to the Related Fund (other than in connection with a Term Securitization or a Discretionary Sale to another fund or entity managed by the ~~Investment~~Collateral Manager or an Affiliate of the ~~Investment~~Collateral Manager) shall be equal to (A) 100% of the outstanding principal balance of the related Loan minus the amount of any closing fee for such Loan that is not retained by the Borrower, plus all accrued and unpaid interest thereon, if such Loan is not a Defaulted Loan, or (B) an amount not less than the fair market value thereof, if such Loan is a Defaulted Loan;

(vii)    (a) with respect to any Discretionary Sale of an Eligible Loan (other than any Discretionary Sale of an Eligible Loan in connection with a Term Securitization) at a cash value that is less than the par value of such Eligible Loan minus the amount of any closing fee for such Eligible Loan that is not retained by the Borrower, the written consent of the Administrative Agent shall have been obtained, provided, that prior to the occurrence and continuance of a Default or an Event of Default, no such consent shall be required with respect to the Discretionary Sale of any Eligible Loan for which (A) the entire principal amount thereof is excluded from the Borrowing Base as a result of the application of the Excess Concentration Amount or (B) the Assigned Value is 0% and (b) with respect to any Discretionary Sale of an Eligible Loan in connection with a Term Securitization or to another fund or entity managed by the ~~Investment~~Collateral Manager or an Affiliate of the ~~Investment~~Collateral Manager the purchase price received in cash shall equal the product of (1) the Adjusted Borrowing Value of such Eligible Loan multiplied by (2) the Advance Rate applicable to such Eligible Loan (and the difference between the cash purchase price for such Eligible Loan and the fair market value of such Eligible Loan shall be treated as a distribution to the Related Fund); and

(viii)    the Borrower and ~~Investment~~Collateral Manager (on behalf of the Borrower) shall pay an amount equal to all Breakage Costs and Hedge Breakage Costs and other accrued and unpaid costs and expenses (including, without limitation, reasonable legal fees) of the Administrative Agent, the Lenders, the Hedge Counterparty and the Collateral Custodian in connection with any such sale, substitution or repurchase (including, but not limited to, expenses incurred in connection with the release of the Lien of the Administrative Agent on behalf of the Secured Parties and any other party having an interest in the Loan in connection with such sale, substitution or repurchase).

(f)    Limitations on Sales, Substitutions and Repurchases.

The aggregate Outstanding Balance of all Loans (other than Warranty Loans that (x) that fail to satisfy any criteria set forth in clause (iii) of the definition of “Eligible Loan” as of the date of acquisition of such Loan, (y) that fail to satisfy the criteria set forth in clause (iii)(j)(ii) of the definition of “Eligible Loan” as of the date of determination or (z) with respect to which the Borrower had failed to deliver the Required Loan Documents described in Section 3.2(i) within the time periods set forth therein) that were acquired By the Borrower from the Related Fund or an Affiliate which

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are transferred by the Borrower to the Related Fund or an Affiliate thereof in connection with a Substitution, a Discretionary Sale (other than a Discretionary Sale in connection with a Term Securitization) or the transfer to the Related Fund pursuant to a dividend shall not exceed in the aggregate (A) in the case of such Loans that are not Defaulted Loans, ten percent (10%) of the aggregate Outstanding Balance of all Loans acquired from the Related Fund or an Affiliate and owned by the Borrower at any time since the Closing Date and (B) in the case of such Loans that are Defaulted Loans, ten percent (10%) of the aggregate Outstanding Balance of all Loans acquired from the Related Fund or an Affiliate and owned by the Borrower at any time since the Closing Date.

(g)    Notices to Lenders. The Administrative Agent shall provide the Lenders with copies of any notices and, if requested by the Lenders, other materials received by the Administrative Agent pursuant to this Section 2.14 in connection with any sale, substitution, or repurchase of Loans. The Borrower (or ~~Investment~~Collateral Manager, on its behalf) shall deliver an Officer’s Certificate to the Collateral Custodian, on which it may conclusively rely, to the effect that all conditions precedent to such sale, substitution or repurchase of Loans, as the case may be, have been satisfied.

Section 2.15    Assignment of the Sale Agreements.

The Borrower hereby assigns to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Sale Agreement, the Master Participation Agreement, any Third Party Sale Agreement and any UCC financing statements filed under or in connection therewith to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. In furtherance and not in limitation of the foregoing, the Borrower hereby assigns to the Administrative Agent for the benefit of the Secured Parties its right to indemnification under the Sale Agreement, the Master Participation Agreement and any Third Party Sale Agreement. The Borrower confirms that the Administrative Agent, on behalf of the Secured Parties, shall have the right to enforce the Borrower’s rights and remedies under the Sale Agreement, the Master Participation Agreement, any Third Party Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties.

Section 2.16    Defaulting Lenders.

(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)    That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1.

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(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    If the Administrative Agent and the Borrower agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of Advances Outstanding of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any additional amount to any

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Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, the Borrower may request such Lender provide an estimate of the costs and expenses that would be incurred by such Lender in connection with designating a different lending office for funding or booking its Advances hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, which designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.13, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender. Upon receipt of such estimate, the Borrower may approve the proposed designation or assignment, in which case the Lender shall use reasonable efforts to effect the same. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such approved designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) to the definitions described in Section 12.1(g) which is approved by the Borrower, the Administrative Agent and the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.16), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(ii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(iii)    such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18    Increase of Commitment; Facility Amount.

(a)    At any time during the Revolving Period, provided that no Event of Default has occurred and is continuing, the Commitment for any Lender may be increased in connection with a corresponding increase in the Facility Amount with the prior written consent

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of the Borrower, the Administrative Agent and such Lender; provided that, following such Commitment increase, the Facility Amount shall not exceed $250,000,000.00. Prior to the effectiveness of any such increase, the Borrower shall execute and deliver to the applicable Lender a revised Note in an aggregate face amount equal to the revised Commitment. The Borrower confirms that each Lender, in its sole and absolute discretion, without regard to the value or performance of the Loans or any other factor, may elect not to increase its Commitment. Upon such increase, Annex A hereto shall be deemed to be revised to reflect such increase in such Lender’s Commitment.

(b)    The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and a Transferee Letter.

Section 2.19    Refunding of Swingline Advances.

(a)    Each Swingline Advance shall be refunded by the Lenders on the first Business Day following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Advances of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 noon on the applicable Swingline Refund Date.

(b)    The Borrower shall pay to the Swingline Lender, within five (5) Business Days of demand, the amount of such Swingline Advances to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Pro Rata Shares.

(c)    Each Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section 2.19 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Advances pursuant to this Section 2.19, a bankruptcy or insolvency proceeding relating to the Borrower, the ~~Investment~~Collateral Manager or the Related Fund shall have occurred, each Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in the Swingline Advance to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Advance. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the

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Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

Section 2.20    Effect of Benchmark Transition Event.

(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders, and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Collateral Custodian and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower (with a copy to the Collateral Custodian) of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of

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such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may, in consultation with the Borrower, modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice (which it shall forward to the Collateral Custodian) of the commencement of a Benchmark Unavailability Period, all Advances that bear interest at Adjusted Term SOFR shall be deemed to be an Advance that bears interest at the Base Rate. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f)    Conflict with Other Sections. In the event of a conflict between the terms of this Section 2.20 and any other section of this Agreement, the terms of this Section 2.20 shall control.

ARTICLE III

CONDITIONS TO THE CLOSING DATE AND ADVANCES

Section 3.1    Conditions to Closing Date.

No Lender, the Administrative Agent or the Collateral Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing, by the Administrative Agent:

(a)    This Agreement and the other Transaction Documents shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement;

(b)    The Administrative Agent shall have received satisfactory evidence that the Borrower, the Related Fund and the ~~Investment~~Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby;

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(c)    The Borrower and the ~~Investment~~Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D, and such certification shall, with respect to the ~~Investment~~Collateral Manager, include a representation that the ~~Investment~~Collateral Manager has neither incurred nor suffered to exist any Indebtedness as of the Closing Date;

(d)    The Borrower and the ~~Investment~~Collateral Manager shall each have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C;

(e)    The ~~Investment~~Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or ~~Investment~~Collateral Manager Termination Event has occurred and is continuing;

(f)    The Administrative Agent shall have received the executed legal opinion or opinions of Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, covering (A) enforceability of this Agreement and the other Transaction Documents, (B) true sale and non-consolidation matters, and (C) UCC and perfection matters; in each case, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(g)    The Borrower and the Administrative Agent shall have executed the Fee Letter, and the Borrower shall have paid all fees due and unpaid under the Fee Letter;

(h)    The Borrower and the Collateral Custodian shall have executed the Collateral Custodian Fee Letter, and the Borrower shall have paid all fees due and unpaid under the Collateral Custodian Fee Letter;

(i)    Each applicable Lender shall have received a duly executed copy of its Note, in a principal amount equal to the Commitment of such Lender;

(j)    The Administrative Agent shall have received a secretary’s certificate of each Loan Party (i) that includes a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of such Loan Party authorizing (A) the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and (B) the borrowings contemplated thereunder, and a certification that such resolutions have not been amended, modified, revoked or rescinded, (ii) that includes a copy of the Governing Documents of such Loan Party and a certification that, except as disclosed therein, there has not been any amendment, modification or supplement to such Governing Documents, (iii) that includes a certification as to the incumbency and signature of the officers of such Loan Party executing any Transaction Document and (iv) that includes certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of such Loan Party (A) in the jurisdiction of its organization and (B) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (B), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall be executed by a Responsible Officer of such Loan Party;

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(k)    The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and Related Fund, and bankruptcy and pending lawsuits with respect to the Borrower and Related Fund and the results of such search shall be satisfactory to the Administrative Agent;

(l)    The Administrative Agent shall have received evidence that the Borrower has received in writing from the Related Fund confirmation that the Related Fund will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or Insolvency Laws;

(m)    The Administrative Agent shall have received confirmation from third-party counsel that: (i) the facility as described herein does not represent an ownership interest in the Borrower pursuant to the Volcker Rule; (ii) the Administrative Agent’s role in the facility is not prohibited by the Volcker Rule; (iii) the structure of the facility is compliant with the promulgations of the Volcker Rule and (iv) other regulations as applicable.

(n)    The results of the due diligence procedures, as carried out by the Administrative Agent, are satisfactory to the Administrative Agent, in its reasonable discretion; and

(o)    All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Section 3.2    Conditions Precedent to All Advances and Acquisitions of Additional Loans.

Each Loan Advance under this Agreement, each Reinvestment of Principal Collections pursuant to Section 2.14(a)(i) and each acquisition of Additional Loans in connection with a Substitution pursuant to Section 2.14(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:

(a)    With respect to any Loan Advance, the ~~Investment~~Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. (New York City Time), one Business Day prior to the related Funding Date (or such shorter period as may be agreed to by the Administrative Agent and each Lender), a Funding Notice in the form of Exhibit A-1 and a Borrowing Base Certificate with respect to each Loan proposed to be acquired by the Borrower in connection with such Transaction.

(b)    With respect to any Reinvestment of Principal Collections permitted by Section 2.14(a)(i) and each acquisition of Additional Loans in connection with a Substitution pursuant to Section 2.14(b), the ~~Investment~~Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), no later than 3:00 p.m. (New York City Time) on the Business Day prior to any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the ~~Investment~~Collateral Manager and the Borrower.

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(c)    On the date of such Transaction the following shall be true and correct, and the Borrower and the ~~Investment~~Collateral Manager shall have certified in the related Borrower’s Notice that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that:

(i)    The representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all material respects (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is expressly made as of another specific date);

(ii)    No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default, Change of Control or ~~Investment~~Collateral Manager Termination Event;

(iii)    On and as of such day, immediately after giving effect to such Transaction, the Advances Outstanding does not exceed the Availability (or, to the extent permitted under Section 2.14, that any existing Borrowing Base Deficiency is reduced);

(iv)    [Reserved];

(v)    On and as of such day, the Borrower and the ~~Investment~~Collateral Manager each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day; and

(vi)    No Applicable Law shall prohibit or enjoin the making of such Advance or Swingline Advance by any Lender or the proposed Reinvestment of Principal Collections or acquisition of Additional Loans.

(d)    (i) With respect to any Loan Advance under this Agreement or any Reinvestment of Principal Collections pursuant to Section 2.14(a)(i), the Revolving Period End Date shall not have occurred and (ii) with respect to any Transaction, the Termination Date shall not have occurred;

(e)    On the date of such Transaction, the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably require;

(f)    The Borrower and ~~Investment~~Collateral Manager shall have delivered to the Administrative Agent (and, if applicable, to Collateral Custodian) all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;

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(g)    The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lenders, the Collateral Custodian and the Administrative Agent for all fees, costs and expenses then required to be paid in connection with the closing of the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Custodian and the Administrative Agent;

(h)    The Borrower shall have received a copy of a notice substantially in the form of Exhibit A-5 attached hereto, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (ii) of the definition of “Eligible Loan”, of the Loans to be added to the Collateral;

(i)    In connection with each Loan Advance, unless otherwise waived by Administrative Agent in its sole discretion, (i) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 11:00 a.m. (New York City Time) on the Advance Date, (A) a Loan Checklist with respect to each Loan proposed to be pledged as Collateral by the Borrower in connection with such Transaction, (B) a Certificate of Assignment in the form of Exhibit F (including Exhibit A thereto) and containing such additional information as may be reasonably requested by the Administrative Agent and each Lender or, with respect to any Agented Note with respect to which the Borrower is not party to any Underlying Instrument other than the relevant credit agreement, an assignment agreement in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”, (C) a faxed or emailed copy of the duly executed original promissory notes for each Loan in respect of which a promissory note is issued or, to the extent not previously provided under clause (B) above, a faxed or emailed copy of a fully executed assignment agreement naming the Borrower as assignee or, if the Borrower is a direct party thereto, of the fully executed loan or credit agreement related to such Loan and if any Loans are closed in escrow, a written certification from the closing attorneys of such Loan that all documentary conditions to such Loan have been satisfied and (D) for each Effective Date Participation Interest, a fully executed master participation agreement, in form and substance reasonably satisfactory to the Administrative Agent, which duly effects and evidences each such Participation Interest and evidence of payment or waiver of any fees associated with assigning any such Loan, provided that, notwithstanding the foregoing, the Borrower shall cause the Required Loan Documents to be in the possession of the Collateral Custodian within five (5) Business Days of any related Advance Date with respect to any Loan and (ii) the Collateral Custodian shall have delivered to the Administrative Agent a certification that each Loan proposed to be pledged as Collateral by the Borrower in connection with such Transaction has complied with the Review Criteria, as set forth in Section 7.2(b)(i) hereof; and

(j)    The Borrower shall have delivered to the Administrative Agent an Officer’s Certificate (which may be part of the applicable Borrower’s Notice, and with a copy to the Collateral Custodian) in form and substance reasonably satisfactory to the Administrative Agent certifying that each of the foregoing conditions precedent has been satisfied.

The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Loan Advance shall give rise to a right of the Administrative Agent and the applicable Lender, which right may be exercised at any time on the demand of the applicable

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Lender, to rescind the pro rata portion of such Advance or Swingline Advance relating to the Loan or Loans that failed to satisfy the foregoing conditions precedent and direct the Borrower to pay to the Administrative Agent for the benefit of the applicable Lender an amount equal to such pro rata portion of the relevant Advance or Swingline Advance.

Section 3.3    Custodianship; Transfer of Loans and Permitted Investments.

(a)    The Collateral Custodian shall hold all Certificated Securities and Instruments delivered to it as Collateral in accordance with the terms hereof in physical form at the Custody Facilities or at such other location identified to the Administrative Agent and the Borrower. Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower and which is a Qualified Institution.

(b)    Each time that the Borrower (or the ~~Investment~~Collateral Manager on behalf of the Borrower) shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or the ~~Investment~~Collateral Manager on behalf of the Borrower), if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in clause (a) of the definition of “Required Loan Documents” to the Collateral Custodian at the Custody Facilities.

(c)    The Borrower (or the ~~Investment~~Collateral Manager on behalf of the Borrower) shall direct that the Collateral Custodian cause all Collateral acquired by the Borrower that constitutes Financial Assets to be credited to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian or the Collateral Custodian, as applicable, by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior to that of any other creditor of the Borrower (whether now existing or hereafter acquired)):

(i)    in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument to the Collateral Custodian or delivering such Security Certificate to the Collateral Custodian at the Custody Facilities (or at such other location identified to the Administrative Agent and the Borrower) and (B) causing the Collateral Custodian to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the Custody Facilities (or at such other location identified to the Administrative Agent and the Borrower);

(ii)    in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;

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(iii)    in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Account Control Agreement; and

(iv)    in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Administrative Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware.

(d)    The security interest of the Administrative Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Administrative Agent, be released and the Collateral Custodian shall immediately release such Collateral to, or as directed by, the Borrower.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)    Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.

(b)    Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c)    Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.

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(d)    Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity.

(e)    No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Governing Documents of the Borrower or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.

(f)    Agreements. The Borrower is not a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not a party to or otherwise subject or has any of its property that is subject to any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument where a default could reasonably be expected to result in a Material Adverse Effect.

(g)    No Proceedings. (i) As of the Closing Date, there is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority and as of any date thereafter, and, (ii) as of any date thereafter, there is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(h)    All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained.

(i)    Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower.

(j)    Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent.

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(k)    Taxes.

(i)    The Borrower is and has always been treated as a disregarded entity of the Related Fund for U.S. federal income tax purposes.

(ii)    Each of the Borrower and Related Fund has timely filed or caused to be timely filed (taking into account valid extensions of the time for filing) all Tax returns required to be filed by it and has timely paid all Taxes due, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(l)    Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(m)    Security Interest.

(i)    This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Borrower;

(ii)    This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York.

(iii)    the Collateral is comprised of “instruments”, “general intangibles”, “certificated securities”, “security entitlements”, “uncertificated securities”, “deposit accounts”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i);

(iv)    with respect to Collateral that constitutes Deposit Accounts:

(1)    the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each such Account; and

(2)    such Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent. The Borrower has not instructed the depository bank of any Account to comply with the instructions of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and

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the ~~Investment~~Collateral Manager may cause cash in such Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.

(v)    with respect to Collateral that constitutes Security Entitlements:

(1)    all of such Security Entitlements have been credited to an Account that is a Securities Account and the securities intermediary for each such Securities Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York;

(2)    the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account that is a Securities Account; and

(3)    the Accounts that are Securities Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent. The Borrower has not instructed the securities intermediary of any Account that is a Securities Account to comply with the entitlement order of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the ~~Investment~~Collateral Manager may cause cash in the Accounts that are Securities Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement.

(vi)    each Account constitutes a “securities account” as defined in the Section 8-501(a) of the UCC as in effect from time-to-time in the State of New York;

(vii)    the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien of any Person (other than Permitted Liens described in clauses (a), (d) or (f) of the definition of Permitted Liens);

(viii)    the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Administrative Agent, on behalf of the Secured Parties;

(ix)    the Borrower has taken all necessary steps to authorize the Administrative Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization;

(x)    upon the delivery to the Collateral Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the Collateral Custodian’s Corporate

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Trust Office is located), the crediting of all Collateral that constitutes Financial Assets (as defined in the UCC as in effect from time to time in the State of New York) to an Account and the filing of the financing statements described in this Section 4.1(m) in the jurisdiction in which the Borrower is located, such security interest shall be a valid and first priority perfected security interest in all of the Collateral in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York;

(xi)    other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement (A) relating to the security interest granted to the Borrower under the Sale Agreement or any Third Party Sale Agreement, as applicable, or (B) that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof. There are no judgments or tax lien filings against the Borrower;

(xii)    all original executed copies of each underlying promissory note that constitute or evidence each Loan has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xiii)    none of the underlying promissory notes that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent on behalf of the Secured Parties;

(xiv)    with respect to Collateral that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian on behalf of the Administrative Agent and, if in registered form, has been specially Indorsed to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Administrative Agent upon original issue or registration of transfer by the Borrower of such certificated security; and

(xv)    with respect to Collateral that constitutes an Uncertificated Security, the Borrower has caused the Administrative Agent to gain “control” of such Collateral pursuant to Section 8-106(c) of the UCC and such control remains effective.

(n)    Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower furnished or to be furnished to the Administrative Agent, the Collateral Custodian or any Lender by any Loan Party in connection with this Agreement are true, complete and correct in all material respects.

(o)    Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.

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(p)    Legal Name. Each Loan Party’s exact legal name is, and at all times has been the name as set forth on Schedule I hereto.

(q)    Sale Agreement. The Sale Agreement is the only agreement pursuant to which the Borrower purchases Collateral from the Related Fund.

(r)    Value Given. The Borrower has given reasonably equivalent value to the Related Fund or the applicable third party seller of each Loan in consideration for the transfer to the Borrower of each Loan, and no such transfer has been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(s)    Accounting. The Borrower accounts for the transfers to it of interests in Collateral as sales of such Collateral for financial accounting purposes and for legal purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(t)    Special Purpose Entity. The Borrower has not and shall not:

(i)    engage in any business or activity other than the purchase, receipt and management of Collateral, the transfer and pledge of Collateral pursuant to the terms of the Transaction Documents, the entry into and the performance under the Transaction Documents and such other activities as are incidental thereto;

(ii)    acquire or own any assets other than (a) the Collateral or (b) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents;

(iii)    merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof), without in each case first obtaining the prior written consent of the Administrative Agent, or except as permitted by this Agreement, change its legal structure, or jurisdiction of formation;

(iv)    fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its operating agreement, or fail to observe limited liability company formalities;

(v)    form, acquire or own any Subsidiary, own any equity interest in any other entity, or make any Investment in any Person (other than Permitted Investments) without the prior written consent of the Administrative Agent;

(vi)    commingle its assets with the assets of any of its Affiliates, or of any other Person;

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(vii)    incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments;

(viii)    fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)    fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x)    enter into any contract or agreement with any Person, except (a) the Transaction Documents and (b) other contracts or agreements that are upon terms and conditions that are commercially reasonable and that would be available on an arms-length basis with third parties other than such Person;

(xi)    seek its dissolution or winding up in whole or in part;

(xii)    fail to correct any known misunderstandings regarding the separate identity of the Borrower and the Related Fund or any other Person;

(xiii)    except as provided in this Agreement, guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)    fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xv)    fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi)    file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xvii)    except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xviii)    fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (a) appropriate notation shall be made on such consolidated financial

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statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on the Borrower’s own separate balance sheet;

(xix)    fail to pay its own liabilities and expenses only out of its own funds;

(xx)    fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any;

(xxi)    acquire the obligations or securities of its Affiliates or members;

(xxii)    guarantee any obligation of any person, including an Affiliate;

(xxiii)    fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxiv)    fail to use separate invoices and checks bearing its own name;

(xxv)    pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxvi)    (A) fail at any time to have at least one (1) independent member (the “Special Member”) which shall be a natural Person approved by the Administrative Agent in its sole discretion, which member must, in each such instance, be a Person who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Global Securitization Services, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Special Members, another nationally recognized company reasonably approved by the Lenders, in each case that is not an Affiliate of the Borrower and that provides professional Special Members and other corporate services in the ordinary course of its business, and which individual is duly appointed as a Special Member and is not, and has never been, and will not while serving as Special Member be, any of the following: (v) a member, partner, equityholder, manager, director, officer or employee of the Borrower or any of its respective equityholders or Affiliates (other than as a Special Member of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity); (x) a creditor, supplier or service provider (including provider of professional services) to the Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional Special Members and other corporate services to the Borrower or any of its equityholders or Affiliates in the ordinary course of business); (y) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (z) a Person that controls (whether directly, indirectly or otherwise) any of (v), (x) or (y)

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above; or (B) fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Special Member shall require the written consent of the Administrative Agent. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (v) by reason of being the Special Member of a “special purpose entity” affiliated with the Borrower shall be qualified to serve as a Special Member of the Borrower, provided that the fees that such individual earns from serving as Special Member of affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year;

(xxvii)    fail to provide that the unanimous consent of all members (including the consent of the Borrower’s Special Member) is required for the Borrower to (a) institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; or

(xxviii)    fail to file its own tax returns separate from those of any other Person, except to the extent that the Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law.

(u)    Bankruptcy. The Borrower has received in writing from the Related Fund confirmation that the Related Fund will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or Insolvency Laws.

(v)    Investment Company Act. The Borrower is not, and is not “controlled by”, an “investment company” within the meaning of, and is not subject to regulation under, the 1940 Act.

(w)    ERISA. The Borrower does not maintain, nor are any employees of the Borrower permitted to participate in, an “employee pension benefit plan,” as such term is defined in Section 3 of ERISA which is subject to Title IV of ERISA (a “Pension Plan”).

(x)    Compliance with Law. The Borrower has complied in all respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law, in each case, except for instances of non-compliance or contravention that could not reasonably be expected to have a Material Adverse Effect.

(y)    No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since the last Reporting Date.

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(z)    Amendments. No Loan has been amended, modified or waived, except for amendments, modifications or waivers, if any, to such Loan otherwise permitted under Section 7.2(d) and in accordance with the ~~Investment~~Collateral Manager Guidelines.

(aa)    Full Payment. As of the date of the Borrower’s acquisition thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the relevant Obligor in full.

(bb)    Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects.

(cc)    USA Patriot Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

The representations and warranties in Section 4.1(m) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent and the Required Lenders.

Section 4.2    Representations and Warranties of the Borrower Relating to the Agreement and the Collateral.

The Borrower represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)    Eligibility of Collateral. The Borrower has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on the Loan List. As of the Closing Date and each Funding Date, (i) the Loan List and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete as of the related Funding Date, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens described in clause (a) or clause (d) of the definition of Permitted Liens) and in compliance with all Applicable Laws and (iv) with respect

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to each Loan included in the Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect.

(b)    No Fraud. To the best of the Borrower’s knowledge, each Loan was originated without any fraud or material misrepresentation.

Section 4.3    Representations and Warranties of the ~~Investment~~Collateral Manager.

The ~~Investment~~Collateral Manager represents and warrants as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a)    Organization and Good Standing. The ~~Investment~~Collateral Manager has been duly organized, and is validly existing as a limited ~~partnership~~liability company in good standing, under the laws of the State of Delaware, with all requisite limited ~~partnership~~liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b)    Due Qualification. The ~~Investment~~Collateral Manager is duly qualified to do business and is in good standing as a limited ~~partnership~~liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified, licensed or approved could not reasonably be expected to have a Material Adverse Effect.

(c)    Power and Authority; Due Authorization; Execution and Delivery. The ~~Investment~~Collateral Manager (i) has all necessary limited ~~partnership~~liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited ~~partnership~~liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the ~~Investment~~Collateral Manager is a party have been duly executed and delivered by the ~~Investment~~Collateral Manager.

(d)    Binding Obligation. Each Transaction Document to which the ~~Investment~~Collateral Manager is a party constitutes a legal, valid and binding obligation of the ~~Investment~~Collateral Manager enforceable against the ~~Investment~~Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)    No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or

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without notice or lapse of time or both) a default under, the ~~Investment~~Collateral Manager’s certificate of formation, limited ~~partnership~~liability company agreement or any material Contractual Obligation of the ~~Investment~~Collateral Manager which, in the case of any Contractual Obligation, could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien upon any of the ~~Investment~~Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.

(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the ~~Investment~~Collateral Manager, threatened against the ~~Investment~~Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the ~~Investment~~Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the ~~Investment~~Collateral Manager is a party or (iii) that could reasonably be expected to have Material Adverse Effect.

(g)    All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the ~~Investment~~Collateral Manager of each Transaction Document to which the ~~Investment~~Collateral Manager is a party have been obtained.

(h)    Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower or the ~~Investment~~Collateral Manager furnished or to be furnished by the ~~Investment~~Collateral Manager to the Administrative Agent, the Collateral Custodian or any Lender in connection with this Agreement are true, complete and correct in all material respects.

(i)    Solvency. The ~~Investment~~Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event.

(j)    Compliance with Law. The ~~Investment~~Collateral Manager has complied with all Applicable Law to which it may be subject, except for instances of non-compliance or contravention that could not reasonably be expected to have a Material Adverse Effect.

Section 4.4    Representations and Warranties of the Collateral Custodian.

The Collateral Custodian represents and warrants as follows:

(a)    Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.

(b)    Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian.

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(c)    No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.

(d)    No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby to be performed by it and the fulfillment of the terms hereof applicable to it will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Custodian.

(e)    All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.

(f)    Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).

ARTICLE V

GENERAL COVENANTS

Section 5.1    Affirmative Covenants of the Borrower.

During the Covenant Compliance Period:

(a)    Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(b)    Preservation of Company Existence. The Borrower will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Governing Documents of the Borrower in full force and effect and shall not amend the same without the prior written consent of the Administrative Agent.

(c)    Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply (or cause the Related Fund or any third party seller to perform and comply pursuant to the Sale Agreement or any Third Party Sale Agreement, as applicable) with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral.

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(d)    Keeping of Records and Books of Account. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it. The Administrative Agent may, and shall upon request of any Lender, permit each Lender to be included on any such visit and inspection, and shall use commercially reasonable efforts to schedule any visit on a day when Lenders desiring to attend such visit may be included. Unless an Event of Default shall have occurred and be continuing, the right of the Administrative Agent to visit and inspect financial records and properties shall be limited to not more than one (1) such visit and inspection in any fiscal quarter; provided that after the occurrence of an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Event of Default, the number of visits occurring in the then current fiscal quarter shall be deemed to be zero.

(e)    Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Sale Agreement or directly from a third party pursuant to a Third Party Sale Agreement and (ii) at the Borrower’s expense, take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Borrower’s expense), effective financing statements against the Obligor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate.

(f)    Deposit of Collections.

(i)    The Borrower shall, or cause the ~~Investment~~Collateral Manager to, instruct each Obligor or relevant administrative agent, as applicable, to deliver all Collections in respect of the Collateral to the General Collection Account.

(ii)    The Borrower shall, within two (2) Business Days after receipt thereof, direct the Collateral Custodian to transfer from the General Collection Account (A) all Collections received by it in respect of the Collateral attributable to Interest Collections to the Interest Collection Account, (B) other than as provided in clause (C),

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all Collections received by it in respect of the Collateral attributable to Principal Collections to the Principal Collection Account and (C) to the extent provided in Section 2.9(e), Collections to the Unfunded Exposure Account.

(g)    Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t).

(h)    [Reserved]

(i)    Events of Default. Promptly following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent, the Collateral Custodian with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. The Administrative Agent will provide each Lender with a copy of any such notice promptly upon receipt thereof.

(j)    Obligations. The Borrower shall pay its respective Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon the Collateral or any part thereof.

(k)    Taxes.

(i)    The Borrower will at all times continue to be treated as a disregarded entity of the Related Fund for U.S. federal income tax purposes.

(ii)    The Borrower will at all times continue to be owned by the Related Fund.

(iii)    The Borrower will timely file or cause to be timely filed (taking into account valid extensions of the time for filing) all Tax returns required to be filed by it and will timely pay all Taxes due, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(l)    Use of Proceeds. The Borrower will use the proceeds of the Advances only to acquire Loans, to make distributions to its member in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder).

(m)    Obligor Notification Forms. The Administrative Agent may, in its discretion after the occurrence of an ~~Investment~~Collateral Manager Termination Event or an Event of Default, send notification forms giving each relevant administrative agent or Obligor, as applicable, notice of the Secured Parties’ interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

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(n)    Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement and Permitted Liens described in clauses (a) or (f) of the definition of Permitted Liens.

(o)    Notices. The Borrower will furnish each of the following documents to the Administrative Agent, which shall forward copies of the same to the Lenders:

(i)    Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, the Borrower which equal or exceed $100,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;

(ii)    Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants;

(iii)    Representations and Warranties. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect in any material respect (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall have been incorrect in any respect) at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue in any material respect (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties would be rendered untrue in any respect) as of such Funding Date;

(iv)    ERISA. Promptly after receiving notice of any Reportable Event with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice;

(v)    Proceedings. As soon as possible and in any event within five (5) Business Days after an executive officer of the Borrower receives notice or obtains knowledge thereof or the request of the Administrative Agent, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured

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Parties’ interest in the Collateral, or the Borrower,; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(o);

(vi)    Notice of Certain Events. Promptly upon becoming aware thereof (and in any event within two (2) Business Days), notice of (1) any ~~Investment~~Collateral Manager Termination Event, (2) any Value Adjustment Event, (3) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (4) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”;

(vii)    Corporate Changes. As soon as possible and in any event within five (5) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, corporate structure, tax characterization or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; and

(viii)    Accounting Changes. As soon as possible and in any event within two (2) Business Days after the effective date thereof, notice of any material change in the accounting policies of the Borrower relating to loan accounting or revenue recognition.

(p)    Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Related Fund.

(q)    Reporting Date Reporting. The Borrower shall deliver (or shall cause to be delivered) a Reporting Date Report, determined as of the Determination Date, and delivered to the Administrative Agent and Collateral Custodian not later than 3:00 p.m. (New York City Time) on the Reporting Date. Each such Reporting Date Report shall contain instructions to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable.

(r)    [Reserved].

(s)    Financial Statements. The Borrower shall cause to be furnished to the Administrative Agent for distribution to each Lender:

(i)    commencing with the fiscal year ending June 30, 2022, as soon as available, but in any event within 120 days after the end of each fiscal year of the Related

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Fund, a copy of the audited balance sheet of the Related Fund as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, and, in each case, prepared on a consolidated and consolidating basis and, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants firm of nationally recognized standing;

(ii)    commencing with the fiscal quarter ending September 30, 2021, as soon as available, but in any event not later than sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of Related Fund, the unaudited balance sheets of Related Fund as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of the Related Fund for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and, in each case, prepared on a consolidated and consolidating basis, each of which shall be certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(iii)    all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

(t)    Certificates; Other Information. The Borrower shall furnish to the Administrative Agent for distribution to each Lender:

(i)    concurrently with the delivery of the financial statements of the Related Fund referred to in Section 5.1(s)(i), a certificate of the independent certified public accountants firm reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(ii)    on each Measurement Date, a Borrowing Base Certificate showing the Borrowing Base and the Availability as of such date and evidencing that Borrower and Related Fund are in full compliance with the financial covenants set forth in Section 5.2(n) as of such date, certified as complete and correct by a Responsible Officer; provided that with respect to the Measurement Date referenced in clause (ix) of the definition of Measurement Date, the Borrowing Base Certificate required under this clause (ii) shall be as of month end but be deliverable on the 20th they of the next calendar month (or if such day is not a Business Day, the next preceding Business Day).

(iii)    within five (5)Business Days following its effective date, a copy of any material amendment, restatement, supplement, waiver or other modification to any Underlying Instrument of any Eligible Loan, together with any documentation prepared by the Borrower or the ~~Investment~~Collateral Manager in connection with such document;

[Investcorp] Loan and Security Agreement

(iv)    within five (5) Business Days after the same are filed, copies of all financial statements, filings and reports which the Borrower or Related Fund may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(v)    within 120 days after the end of each fiscal year of the Related Fund, a report covering such fiscal year of a firm of independent certified public accountants of nationally recognized standing (or any other party identified by the Administrative Agent) to the effect that such accountants (or such other party) have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Borrower and the Administrative Agent may provide an updated Schedule IV reflecting any further amendments to such Schedule IV on or prior to the last day of the first fiscal year of the Related Fund to end following the Closing Date, a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral and the Loan Parties, compared the information contained in the Borrowing Base Certificates (including the Borrowing Base Certificates delivered pursuant to Section 5.1(q)) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants (or such other party) that caused them to believe that the information and the calculations included in such Borrowing Base Certificates were not determined or performed in accordance with the provisions of this Agreement, except for such exceptions as such accountants (or such other party) shall believe to be immaterial and such other exceptions as shall be set forth in such statement, or ~~an Investment~~a Collateral Manager Termination Event occurred during the applicable reporting period;

(vi)    promptly, such additional financial and other information as any Lender may from time to time reasonably request;

(vii)    within ninety (90) days after the end of each fiscal year of the Borrower, a static pool report in the form of Exhibit A-8 shall be provided to Administrative Agent.

(u)    Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect, perfect or more fully evidence the validity and first priority of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(u). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(v)    Non-Consolidation. The Borrower shall at all times act in a manner such that each of the assumptions made by Morgan, Lewis & Bockius LLP in their opinion delivered

[Investcorp] Loan and Security Agreement

pursuant to Section 3.1(f) is true and accurate in all material respects. The Borrower shall at all times observe and be in compliance in all material respects with all covenants and requirements in the Governing Documents of the Borrower.

(w)    Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the ~~Investment~~Collateral Manager or the Borrower as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement.

(x)    Hedging.

(i)    Each Hedge Transaction entered into by Borrower from time to time shall be entered into with the Hedge Counterparty and governed by the Hedging Agreement and the net amount of the payments to and from the Borrower under such Hedging Agreement shall be paid into the Collection Account (if payable by such Hedge Counterparty) or from the Collection Account to the extent funds are available under Sections 2.7(a)(2) and 2.7(a)(6), Sections 2.7(b)(2) and 2.7(b)(6) or Sections 2.8(2) and 2.8(6) of this Agreement (if payable by the Borrower).

(ii)    As additional security hereunder, Borrower hereby assigns to the Administrative Agent, as agent for the Secured Parties, all right, title and interest but none of the obligations of the Borrower in the Hedging Agreement, each Hedge Transaction, and all present and future amounts payable by the Hedge Counterparty to Borrower under or in connection with the respective Hedging Agreement and Hedge Transaction(s) with that Hedge Counterparty (“Hedge Collateral”), and grants a security interest to the Administrative Agent, as agent for the Secured Parties, in the Hedge Collateral to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Administrative Agent or any Secured Party for the performance by Borrower of any such obligations.

(iii)    So long as the notional amount of any Hedge Transaction is satisfactory to the Administrative Agent, the entire principal balance of the related Loan shall be treated as a Floating Rate Loan for all purposes of this Agreement.

Section 5.2    Negative Covenants of the Borrower.

During the Covenant Compliance Period:

(a)    Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and

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management of the Collateral and (C) the sale of Loans as permitted hereunder, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or under any Hedging Agreement permitted pursuant to Section 5.1(x), or (iii) form any Subsidiary or make any Investment in any other Person.

(b)    Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is immediately delivered to the Collateral Custodian, together with an Indorsement in blank, as collateral security for such Loan.

(c)    Security Interests. Except as otherwise permitted herein and in respect of any Discretionary Sale, Substitution or sale of a Warranty Loan, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement or Permitted Liens described in clauses (a), (d) or (f) of the definition of Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Administrative Agent of the existence of any Lien (other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement or Permitted Liens described in clauses (a), (d) or (f) of the definition of Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties (other than Permitted Liens described in clauses (a), (d) or (f) of the definition of Permitted Liens).

(d)    Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, Division Transaction, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to this Agreement, the Sale Agreement and any Third Party Sale Agreement).

(e)    Restricted Payments. The Borrower shall not make any Restricted Payments other than distributions of (i) amounts paid to it in accordance with Sections 2.7 and 2.8 and (ii) Specified Loans so long as the conditions to a Discretionary Sale would be satisfied both before and after giving effect to such distribution.

(f)    Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Custody Facilities on the Closing Date, unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest continues in effect.

(g)    ERISA Matters. The Borrower will not (i) engage or permit any ERISA Affiliate to engage in any transaction that is a prohibited transaction within the meaning of

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Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan or an ERISA Affiliate, if any, other than a Multiemployer Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Pension Plan of an ERISA Affiliate, if any, so as to result in any liability, or (v) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan of an ERISA Affiliate, if any.

(h)    Operating Agreement. The Borrower will not amend, modify, waive or terminate any provision of its operating agreement without the prior written consent of the Administrative Agent.

(i)    Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the ~~Investment~~Collateral Manager to make any change, in its instructions to any relevant administrative agent or Obligor, as applicable, regarding payments to be made with respect to the Collateral to the Collection Account, unless the Administrative Agent has consented to such change.

(j)    Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 7.2(d), extend, amend or otherwise modify the terms of any Loan.

(k)    Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including pro forma financial statements demonstrating the impact of such change.

(l)    Change of Control. The Borrower shall not enter into any transaction or agreement which results or, upon consummation, would result, in a Change of Control.

(m)    Ownership. The Borrower shall not have any owners other than the Related Fund.

(n)    Minimum Interest Coverage Ratio. Upon the earlier of six (6) months from the Closing Date and the first month end following the Closing Date such test is passed, Borrower shall not permit its Total Interest Coverage Ratio to be less than 1.50 to 1.00.

Section 5.3    Affirmative Covenants of the ~~Investment~~Collateral Manager.

During the Covenant Compliance Period:

(a)    Compliance with Law. The ~~Investment~~Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect.

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(b)    Preservation of Company Existence. The ~~Investment~~Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited ~~partnership~~liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)    Performance and Compliance with Collateral. The ~~Investment~~Collateral Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral that are expressly delegated to the ~~Investment~~Collateral Manager hereunder, other than the funding, reimbursement or payment obligations of the Borrower under or in connection with each item of Collateral, and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral.

(d)    [Reserved].

(e)    Events of Default. Promptly following the ~~Investment~~Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the ~~Investment~~Collateral Manager will provide the Administrative Agent, and the Collateral Custodian with written notice of the occurrence of such Event of Default or Default of which the ~~Investment~~Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the ~~Investment~~Collateral Manager setting forth the details of such event and the action that the ~~Investment~~Collateral Manager proposes to take with respect thereto. The Administrative Agent will provide each Lender with a copy of any such notice promptly upon receipt thereof.

(f)    Other. The ~~Investment~~Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the ~~Investment~~Collateral Manager as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or Secured Parties under or as contemplated by this Agreement.

(g)    Proceedings. The ~~Investment~~Collateral Manager will furnish to the Administrative Agent (which shall forward copies of the same to the Lenders promptly upon receipt thereof), as soon as possible and in any event within five (5) Business Days after the ~~Investment~~Collateral Manager receives notice or obtains knowledge thereof or the request of the Administrative Agent, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower or the ~~Investment~~Collateral Manager,; provided that notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the ~~Investment~~Collateral Manager, in excess of $5,000,000 or more shall be deemed to be material for purposes of this Section 5.3(i).

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(h)    Required Notices. The ~~Investment~~Collateral Manager will furnish to the Administrative Agent, the Collateral Custodian, promptly upon becoming aware thereof (and in any event within two (2) Business Days), notice of (1) any ~~Investment~~Collateral Manager Termination Event, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan” or (6) the occurrence of any default by an Obligor on any Loan. The Administrative Agent will furnish copies of any such notice to the Lenders within two (2) Business Days of receipt thereof.

Section 5.4    Negative Covenants of the ~~Investment~~Collateral Manager.

During the Covenant Compliance Period:

(a)    Mergers, Acquisition, Sales, etc. The ~~Investment~~Collateral Manager will not consolidate with or merge into any other Person, perform a Division Transaction or convey or transfer its properties and assets substantially as an entirety to any Person, unless the ~~Investment~~Collateral Manager is the surviving entity and unless:

(i)    the ~~Investment~~Collateral Manager has delivered to the Borrower and the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger, Division Transaction, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the ~~Investment~~Collateral Manager and such other matters as the Borrower or the Administrative Agent may reasonably request;

(ii)    the ~~Investment~~Collateral Manager shall have delivered notice of such consolidation, merger, Division Transaction, conveyance or transfer to the Borrower and the Administrative Agent (which shall forward copies of the same to the Lenders promptly upon receipt thereof);

(iii)    after giving effect thereto, no Default or Event of Default shall have occurred; and

(iv)    the Administrative Agent and the Borrower have consented in writing to such consolidation, merger, Division Transaction, conveyance or transfer.

(b)    Change of Location of Underlying Instruments. Subject to Section 7.8, the ~~Investment~~Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Custody Facilities, as applicable, on the Closing Date, unless the ~~Investment~~Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in the Collateral.

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(c)    Change in Payment Instructions to Obligors. The ~~Investment~~Collateral Manager will not consent to the Collateral Custodian making any change in its instructions to Obligors or any relevant administrative agent, as applicable, regarding payments to be made with respect to the Collateral in accordance with Section 2.9 hereof, unless the Administrative Agent has consented to such change.

Section 5.5    Affirmative Covenants.

During the Covenant Compliance Period:

(a)    Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.

(b)    Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)    Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at the Custody Facilities unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the ~~Investment~~Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement.

Section 5.6    Negative Covenants of the Collateral Custodian.

During the Covenant Compliance Period:

(a)    Underlying Instruments. The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.

(b)    No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower.

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ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1    Designation of the ~~Investment~~Collateral Manager.

Subject to Section 6.8, the servicing, administering and management of the Collateral shall be conducted by the ~~Investment~~Collateral Manager.

Section 6.2    Duties of the ~~Investment~~Collateral Manager.

(a)    Appointment. The Borrower hereby appoints the ~~Investment~~Collateral Manager as its agent to manage the Collateral and enforce its rights and remedies in, to and under such Collateral. The ~~Investment~~Collateral Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The ~~Investment~~Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the ~~Investment~~Collateral Manager hereunder.

(i)    Duties. The ~~Investment~~Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to manage the Collateral from time to time, all in accordance with Applicable Law. Without limiting the foregoing, the duties of the ~~Investment~~Collateral Manager (on behalf of the Borrower) shall include the following:

(1)    selecting, supervising, managing, monitoring and directing on behalf of the Borrower the investment, reinvestment and disposition of Loans (including (A) identifying, evaluating and negotiating the structure of potential Loans, (B) performing due diligence on potential Loans, (C) directing the activities of the credit and investment committees established to evaluate potential Loans, (D) making decisions (with the consent of the Agent to the extent specified herein) relating to the price, size and timing of the Borrower’s investments in Loans, (E) providing on-going monitoring of the Borrower’s existing and potential Loans, (F) making investment decisions regarding credit improved, credit risk, defaulted and relative value trades of the Borrower and (G) providing trade settlement and portfolio compliance services to the Borrower); and

(2)    assisting the Borrower in exercising the rights and obtaining the benefits to which it is entitled hereunder and under and in connection with Loans.

(3)    preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);

(4)    maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect

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of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request;

(5)    maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(6)    promptly delivering to the Administrative Agent, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent may from time to time reasonably request

(7)    identifying each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower is granting a security interest therein to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement;

(8)    notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;

(9)    maintaining the first priority, perfected security interest of the Administrative Agent, as agent for the Secured Parties, in the Collateral;

(10)    so long as CM Investment Partners LLC or one of its Affiliates is the ~~Investment~~Collateral Manager and to the extent that such Loan Files are not held by the Collateral Custodian, whether at the Custody Facilities or otherwise, maintaining the Loan File(s) with respect to Loans included as part of the Collateral; provided that upon the occurrence and during the continuance of an Event of Default or ~~an Investment~~a Collateral Manager Termination Event, the Administrative Agent may request the Loan File(s) to be sent to the Administrative Agent or its designee;

(11)    so long as CM Investment Partners LLC or one of its Affiliates is the ~~Investment~~Collateral Manager, to the extent that such Loan Files are not held by the Collateral Custodian, whether at the Custody Facilities or otherwise, with respect to each Loan included as part of the Collateral, making the Loan File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the ~~Investment~~Collateral Manager during normal business hours; and

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(b)    Each of the Borrower the Administrative Agent, each Lender and the Hedge Counterparty hereby authorizes the ~~Investment~~Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the ~~Investment~~Collateral Manager and not inconsistent with the transfer by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower, and the Administrative Agent, on behalf of the Secured Parties shall furnish the ~~Investment~~Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the ~~Investment~~Collateral Manager to carry out its duties hereunder, and shall cooperate with the ~~Investment~~Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the ~~Investment~~Collateral Manager be entitled to make any Secured Party, the ~~Investment~~Collateral Manager a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(c)    In performing its duties, the ~~Investment~~Collateral Manager shall perform its obligations in compliance with the ~~Investment~~Collateral Manager Guidelines set forth on Schedule III hereto.

(d)    Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of ~~an Investment~~a Collateral Manager Termination Notice), shall not release the ~~Investment~~Collateral Manager, the Related Fund or the Borrower from any of their duties or responsibilities with respect to the Collateral except to the extent provided in Section 6.8 hereof. The Secured Parties, the Administrative Agent, the Hedge Counterparty and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the ~~Investment~~Collateral Manager hereunder.

(e)     It is hereby acknowledged and agreed that, in addition to acting in its capacity as ~~Investment~~Collateral Manager pursuant to the terms of this Agreement, CM Investment Partners LLC will engage in other business and render other services outside the scope of its capacity as ~~Investment~~Collateral Manager (including acting as administrative agent or as a lender with respect to Underlying Instruments). It is hereby further acknowledged and agreed that such other activities shall in no way whatsoever alter, amend or modify any of the ~~Investment~~Collateral Manager’s rights, duties or obligations under the Transaction Documents.

(f)    It is acknowledged and agreed that in circumstances in which a Person other than the Borrower, the Related Fund or the ~~Investment~~Collateral Manager acts as lead agent with respect to any Loan, the ~~Investment~~Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.

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(g)    The ~~Investment~~Collateral Manager will collect or use its best efforts to cause to be collected, all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due. Neither the Borrower nor the ~~Investment~~Collateral Manager may waive, modify or otherwise vary any provision of an item of Collateral (including, but not limited to, any Loan) in any manner contrary to the ~~Investment~~Collateral Manager Guidelines and without the approval of Administrative Agent in its sole discretion, provided, that if Administrative Agent does not provide its approval for any such waiver or modification, Related Fund shall have the option, subject to Section 2.14(e) and (f) hereof, to repurchase such item of Collateral immediately prior to the effectiveness of such modification for an amount equal to the amount calculated in clause (i) of the definition of Borrowing Base with respect to such Collateral and provided, further, that if Related Fund does not elect to repurchase such item of Collateral pursuant to this Section, the Assigned Value with respect to such Collateral shall be zero.

(h)    The ~~Investment~~Collateral Manager will collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument and remit such amounts in accordance with Section 2.7 and Section 2.8 to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.

(i)    On or before the applicable Funding Date, the ~~Investment~~Collateral Manager shall have instructed all Obligors and/or any relevant administrative agents to make all payments owing to the Borrower in respect of the Collateral in accordance with Section 2.9 hereof.

(j)    The Collateral Custodian will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies relating to a Loan that is delinquent in the payment of any amounts due thereunder or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder. The Collateral Custodian will employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale. Notwithstanding any of the foregoing, the Collateral Custodian shall not be obligated to breach any of its duties or responsibilities under any Underlying Instruments to comply with this Section.

Section 6.3    Authorization of the ~~Investment~~Collateral Manager.

(a)    The Borrower hereby makes, constitutes and appoints the ~~Investment~~Collateral Manager to act on its behalf, with full power of substitution, as its true and lawful agent and attorney-in-fact, jointly and severally with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (i) to prepare, sign and deliver tax documentation, transfer documentation and all other documentation in connection with the acquisition and sale by the Borrower of Loans and (ii) to (A) vote in its discretion any securities, instruments or obligations included in the Loans, (B) execute proxies, waivers, consents and other instruments with respect to such Loans, (C) endorse, transfer or deliver such securities, instruments and obligations, (D) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of

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reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such Loans and (E) take any other action specified in this Article VI. This grant of power of attorney will expire simultaneously with the expiration of the ~~Investment~~Collateral Manager’s appointment hereunder.

(b)    After the declaration of the Termination Date, at the direction of the Administrative Agent, the ~~Investment~~Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, in accordance with Section 5.1(m), notify any relevant administrative agent or Obligor, as applicable, with respect to any Collateral of the assignment of such Collateral to the Administrative Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any collection agent, sub-agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 6.4     ~~Investment~~Collateral Manager Compensation.

As compensation for its administrative and management activities hereunder and reimbursement for its expenses, the ~~Investment~~Collateral Manager or its designee shall be entitled to receive the ~~Investment~~Collateral Management Fee and reimbursement of its expenses pursuant to the provisions of Section 2.7(a)(3), Section 2.7(b)(3), and Section 2.8(3) as applicable.

Section 6.5    Payment of Certain Expenses by ~~Investment~~Collateral Manager.

The initial ~~Investment~~Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the ~~Investment~~Collateral Manager, expenses incurred by the ~~Investment~~Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower, except to the extent reimbursement thereof is permitted under Sections 2.7 and 2.8. The Borrower will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts.

Section 6.6     Reports.

(a)    Obligor Financial Statements; Other Reports. The ~~Investment~~Collateral Manager will deliver to the Administrative Agent (with a copy to the Collateral Custodian), to the extent received by the Borrower or the ~~Investment~~Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower or the ~~Investment~~Collateral Manager for the periods required by the

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Underlying Instruments, which delivery shall be made within five (5) Business Days after receipt by the Borrower or the ~~Investment~~Collateral Manager as specified in the Underlying Instruments. Upon demand by the Administrative Agent or any Lender, the ~~Investment~~Collateral Manager will provide such other information available to it as the Administrative Agent or such Lender may reasonably request with respect to any Obligor. Administrative Agent shall forward copies of the same to the Lenders promptly upon receipt thereof.

(b)    Amendments to Loans. The ~~Investment~~Collateral Manager will furnish via electronic communication pursuant to procedures approved by the Administrative Agent, to the Administrative Agent, a copy of any material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan (along with any internal documents prepared by the ~~Investment~~Collateral Manager and provided to its credit committee in connection with such amendment, restatement, supplement, waiver or other modification) within ten (10) Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.

(c)    Books and Records. The ~~Investment~~Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral.

(d)    Loan Register. The ~~Investment~~Collateral Manager shall maintain, or cause to be maintained, with respect to each Noteless Loan a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time a Noteless Loan is included in the Collateral, the ~~Investment~~Collateral Manager shall deliver to the Administrative Agent a copy of the related Loan Register, together with a certificate of a Responsible Officer of the ~~Investment~~Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower.

Section 6.7    The ~~Investment~~Collateral Manager Not to Resign.

The ~~Investment~~Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the ~~Investment~~Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the ~~Investment~~Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the ~~Investment~~Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent.

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Section 6.8    ~~Investment~~Collateral Manager Termination Events.

Upon the occurrence of ~~an Investment~~a Collateral Manager Termination Event, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the ~~Investment~~Collateral Manager and a copy to the Collateral Custodian (such notice, a “~~Investment~~Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the ~~Investment~~Collateral Manager as ~~Investment~~Collateral Manager under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral; provided that, at least five (5) Business Days prior to any appointment of a replacement ~~Investment~~Collateral Manager hereunder, the Administrative Agent shall notify the Borrower of such proposed replacement and shall consult with the Borrower regarding such replacement; and provided, further, that until any such assumption or delegation, the ~~Investment~~Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as ~~Investment~~Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof.

Section 6.9    The ~~Investment~~Collateral Manager assumes no responsibility or liability hereunder other than to render the services required to be performed hereunder subject to the standards of conduct described in Section 6.2(b) above. None of the ~~Investment~~Collateral Manager, its Affiliates and any of their respective members, managers, directors, officers, stockholders, agents, partners or employees shall be liable to the Borrower, the Agent, the Lender or any other Person for any expenses, losses, claims, damages, judgments, assessments, fines, charges, demands, costs or other liabilities of any nature (collectively, “Liabilities”) incurred by the Borrower, the Lender, the Agent or such other Person that arise out of or in connection with the performance by the ~~Investment~~Collateral Manager of the services required to be performed hereunder or for any decrease in the value of the Loans, except, in the case of the ~~Investment~~Collateral Manager, for Liabilities arising from any failure of the ~~Investment~~Collateral Manager to adhere to, or render the services required to be performed hereunder in accordance with, the standards of conduct described in Section 6.2(b) above that are finally determined by a court to constitute bad faith, willful misconduct or gross negligence in the performance of its obligations under this Agreement.

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ARTICLE VII

THE COLLATERAL CUSTODIAN

Section 7.1    Designation of Collateral Custodian.

(a)    Initial Collateral Custodian. The role of Collateral Custodian with respect to the Underlying Instruments relating to the Permitted Investments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to Wells Fargo Bank, National Association a Collateral Custodian Termination Notice, Wells Fargo Bank, National Association is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof. The Collateral Custodian’s services hereunder shall be conducted through its Corporate Trust Services division (including, as applicable, any agents or Affiliates utilized thereby).

(b)    Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.

Section 7.2    Duties of Collateral Custodian.

(a)    Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement, including, without limitation any duties attributable to Collateral Custodian under clause (b) below. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

(b)    Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:

(i)    The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to the definition of “Eligible Loan” in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents and the Loan Checklist (the “Review Period”), the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document may contain a copy of a signature, that such copies appear to bear an original or a reproduction of such signature

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and (B) based on a review of the applicable note, the related initial Loan balance when entered into or obtained by the Borrower, Loan identification number and Obligor name with respect to such Loan is referenced on the related Loan checklist and is not a duplicate Loan (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the ~~Investment~~Collateral Manager shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format acceptable to the Collateral Custodian) listing Loan identification number, name of Obligor, and initial Loan balance and the related Loan checklist per file that contains a list of all Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor and the initial Loan balance when entered into or obtained by the Borrower with respect to each related Loan. If after the Review Period, any of the Review Criteria are not satisfied, the Collateral Custodian shall provide the ~~Investment~~Collateral Manager, the Administrative Agent and the Borrower a report identifying each of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. In addition, if requested in writing in the form of Exhibit E by the ~~Investment~~Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Required Loan Documents for any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan checklist.

(ii)    In taking and retaining custody of the Underlying Instruments the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein.

(iii)    All Required Loan Documents that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at the Custody Facilities (or such other location identified to the Administrative Agent and Borrower). All such Required Loan Documents that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All such Required Loan Documents that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. All such Required Loan Documents that are delivered to the Collateral Custodian in electronic format shall be saved onto disks and/or onto the Collateral Custodian’s secure computer system, and maintained in a manner so as to permit retrieval and access.

(iv)    The Collateral Custodian shall make payments in accordance with Section 2.7 and Section 2.8 (the “Payment Duties”).

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(v)    On each Reporting Date following the commencement of the Revolving Period, the Collateral Custodian shall provide a written report to the Administrative Agent, the Borrower, and the ~~Investment~~Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Loan for which it holds Required Loan Documents and including an exception report.

(vi)    Following the commencement of the Revolving Period, the Collateral Custodian shall render to the Administrative Agent and ~~Investment~~Collateral Manager a daily report of (x) all deposits to and withdrawals from the Accounts for such Business Day and the outstanding balance as of the end of such Business Day, and (y) a report of settled trades for such Business Day.

(c)    Notwithstanding any provision to the contrary elsewhere in the Transaction Document, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or ~~Investment~~Collateral Manager hereunder or under any other Transaction Document.

(d)    The Administrative Agent may direct the Collateral Custodian to take any action incidental to its duties hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that, the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within 10 Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(e)    The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian. The Collateral Custodian shall have no responsibility to monitor the availability of any benchmark rates, nor the occurrence of any Benchmark Transition Event, but may, as to such matters, rely conclusively upon notice from the Administrative Agent.

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(f)    Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account, together with any additional sub-accounts as the Collateral Custodian may determine from time to time are necessary for administrative convenience. Each of the parties hereto hereby agrees to cause the Collateral Custodian to agree with the parties hereto that with respect to the Collateral Account, (A) the cash and other property (subject to Section 7.2(h) below with respect to any property other than investment property, as defined in Section 9 102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the Account and the securities intermediary’s jurisdiction (within the meaning of Section 9-304(b) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in the Collateral Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian.

(g)    Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, the Collateral Custodian shall not be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Administrative Agent, of any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement. Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in Loans may be acquired and delivered by the Borrower to the Collateral Custodian hereunder from time to time which are not evidenced by, or accompanied by delivery of, a “security” (as that term is defined in UCC Section 8-102) or an “instrument” (as that term is defined in Section 9-102(a)(4a) of the UCC), and may be evidenced solely by delivery to the Collateral Custodian of a facsimile copy of a transfer document described in clause (a)(ii)(x) of the definition of “Required Loan Documents” (such document, a “Loan Assignment Agreement”) in favor of the Borrower as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loans on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Borrower, and (c) any duty on the part of the Collateral Custodian with respect to such Loan (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Collateral Custodian in the physical custody of any such Loan Assignment Agreement (and any other related Required Loan Documents) that may be delivered to it.

(h)    If (i) the Collateral Custodian makes a deposit into the Collection Account on behalf of the Borrower in respect of a Collection of a Loan and such Collection was received by the Collateral Custodian in the form of a check that is not honored for any reason or (ii) the Collateral Custodian makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Collateral Custodian shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

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Section 7.3    Merger or Consolidation.

Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger, Division Transaction or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the corporate trust business of the Collateral Custodian substantially as a whole shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement, except where an instrument of transfer or assignment is required by law to effect such succession.

Section 7.4    Collateral Custodian Compensation.

As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provision of Section 2.7(a)(1), Section 2.7(b)(1) or Section 2.8(1), as applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 7.5 or (ii) the termination of this Agreement.

Section 7.5    Collateral Custodian Removal.

The Collateral Custodian may be removed, with or without cause, by the Administrative Agent (or the Borrower with the Administrative Agent’s consent in its sole discretion) by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder, and has received all Underlying Instruments held by the previous Collateral Custodian. In the case of a resignation or removal of the Collateral Custodian, if no successor shall have been appointed and an instrument of acceptance by a successor shall not have been delivered to the Collateral Custodian within ninety (90) days after the giving of such notice of resignation or removal, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor.

Section 7.6    Limitation on Liability.

(a)    The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or, prior to the occurrence of an Event of Default or ~~Investment~~Collateral Manager Termination Event, the ~~Investment~~Collateral Manager or (b) the verbal instructions of the Administrative Agent or, prior to the occurrence of an Event of Default or ~~Investment~~Collateral Manager Termination Event, the ~~Investment~~Collateral Manager.

(b)    The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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(c)    The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its Payment Duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Underlying Instruments. Under no circumstances will the Collateral Custodian be liable for indirect, punitive, special, consequential or incidental damages, such as loss of use, revenue or profit.

(d)    The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e)    The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f)    The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g)    It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing or overseeing the performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h)    The Collateral Custodian may assume the genuineness of any such Required Loan Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each Required Loan Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Collateral to be held by the Collateral Custodian under this Agreement, it shall be the sole responsibility of the Borrower to make or cause delivery thereof to the Collateral Custodian, and the Collateral Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Collateral or to compel or cause delivery thereof to the Collateral Custodian. Without prejudice to the generality of the foregoing, the Collateral Custodian shall be without liability to the Borrower, ~~Investment~~Collateral Manager, the Administrative Agent or any other Person for any damage or loss resulting from or caused by events or circumstances beyond the Collateral Custodian’s reasonable control, including

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nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Borrower, the ~~Investment~~Collateral Manager or the Administrative Agent (including any Responsible Officer of any thereof) in its instructions to the Collateral Custodian; or changes in applicable law, regulation or orders.

(i)    In the event that (i) the Borrower, ~~Investment~~Collateral Manager, the Administrative Agent, Lenders or Collateral Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Loan or Required Loan Document or (ii) a third party shall institute any court proceeding by which any Required Loan Document shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Required Loan Documents that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Required Loan Documents as directed by the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(j)    In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, in the absence of a continuing of an Event of Default or the occurrence of the Termination Date, request instructions from the ~~Investment~~Collateral Manager and during the existence of an Event of Default or following the occurrence of the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the ~~Investment~~Collateral Manager or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the ~~Investment~~Collateral Manager or the Administrative Agent, as applicable.

(k)    Without limiting the generality of any terms of this section, the Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the ~~Investment~~Collateral Manager, the Administrative Agent, any agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(l)    The Collateral Custodian shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Custodian.

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(m)    The Collateral Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder, either directly or, by or through Affiliates, agents or attorneys, and the Collateral Custodian shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent or attorney appointed hereunder with due care by it. Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the ~~Investment~~Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Custodian’s duties hereunder. The Collateral Custodian shall in no event have any liability for the actions or omissions of the Borrower, the ~~Investment~~Collateral Manager, the Administrative Agent, or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the ~~Investment~~Collateral Manager, the Administrative Agent, or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Custodian’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(n)    The parties acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrowers hereby agree that it shall provide the Collateral Custodian with such information as it may request including, but not limited to, each Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian to identify and verify each Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

(o)    It is understood and agreed that any foreign exchange transaction effected by the Collateral Custodian acting at the direction of the Administrative Agent, the Borrower or the ~~Investment~~Collateral Manager may be entered with Wells Fargo Bank, National Association or its affiliates acting as principal or otherwise through customary banking channels. The Collateral Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. Each of the party hereto acknowledges that the Collateral Custodian or any affiliates of the Collateral Custodian involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Borrower, the Administrative Agent or the ~~Investment~~Collateral Manager. All risk and expense incident to such conversion is the responsibility of the Borrower, the Administrative Agent or the ~~Investment~~Collateral Manager and the Collateral Custodian shall have (x) no responsibility for fluctuations in exchange rates affecting any collections or conversion thereof and (y) to the extent it complies with the instructions provided by the respective party, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

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Section 7.7    Resignation of the Collateral Custodian.

The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days written notice to the Borrower, ~~Investment~~Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Custodian shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder.

Section 7.8     Release of Documents.

(i)    Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent) to, and shall, upon written receipt from the ~~Investment~~Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E, release to the ~~Investment~~Collateral Manager within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the ~~Investment~~Collateral Manager. All documents so released to the ~~Investment~~Collateral Manager shall be held by the ~~Investment~~Collateral Manager in trust for the benefit of the Administrative Agent on behalf of the Secured Parties, in accordance with the terms of this Agreement. The ~~Investment~~Collateral Manager shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the ~~Investment~~Collateral Manager’s need therefor in connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the ~~Investment~~Collateral Manager to the Collateral Custodian in the form annexed hereto as Exhibit E, the ~~Investment~~Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the ~~Investment~~Collateral Manager.

(ii)    Release for Payment. Upon receipt by the Collateral Custodian of the ~~Investment~~Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit E (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the ~~Investment~~Collateral Manager.

(iii)    Limitation on Release. During the occurrence and continuance of an Event of Default, the foregoing provision with respect to the release to the ~~Investment~~Collateral Manager of the Required Loan Documents and documents by the Collateral Custodian upon request by the ~~Investment~~Collateral Manager shall be operative only to the extent that the Administrative Agent

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have consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the ~~Investment~~Collateral Manager shall provide notice of the same to the Administrative Agent.

(iv)    Shipment of Required Loan Documents. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Required Loan Documents in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower, the ~~Investment~~Collateral Manager or the Administrative Agent to the Collateral Custodian prior to any shipment of any Underlying Instruments hereunder. The ~~Investment~~Collateral Manager shall arrange for the provision of such services at the cost and expense of the Borrower (or, at the Collateral Custodian’s option, the Borrower shall reimburse the Collateral Custodian for all reasonable and documented costs and expenses of the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Underlying Instruments as the ~~Investment~~Collateral Manager deems appropriate.

Section 7.9    Return of Required Loan Documents.

The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Required Loan Document (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale or Substitution pursuant to Section 2.14 or (e) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within two Business Days, return the Underlying Instruments so requested to the Borrower.

Section 7.10    Access to Certain Documentation and Information Regarding the Collateral; Audits.

The ~~Investment~~Collateral Manager, the Borrower and the Collateral Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the ~~Investment~~Collateral Manager’s and Collateral Custodian’s normal security and confidentiality procedures; provided that the Administrative Agent may, and shall upon request of any Lender, permit each Lender to be included on any such review, and shall use commercially reasonable efforts to schedule any review on a day when Lenders desiring to participate in such review may be included. From time to time at the

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discretion of the Administrative Agent, the Administrative Agent may review the ~~Investment~~Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the ~~Investment~~Collateral Manager with Article VI and may conduct an audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. The fees and expenses of the Collateral Custodian incurred under Section 7.10 shall be borne by the Borrower.

ARTICLE VIII

SECURITY INTEREST

Section 8.1    Grant of Security Interest.

(a)    This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Closing Date to the Administrative Agent, as agent for the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all Accounts, General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it (the “Collateral”), including but not limited to:

(i)    all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities;

(ii)    the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein;

(iii)    any Hedging Agreement and any payment from time to time due thereunder;

(iv)    all Transaction Documents to which the Borrower is a party;

(v)    all funds delivered to the Collateral Custodian (directly or through a bailee);

(vi)    all Collections, rights in Underlying Assets, and Underlying Instruments, Insurance Policies, all Required Loan Documents and related records and assets; and

(vii)    all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses;

in each case, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and

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performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations of the Borrower arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law provided, that (x) immediately at such time as the prohibition shall no longer be applicable, such security interest shall attach immediately to such assets and (y) the Collateral includes any Proceeds of any of such assets. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum applicable to Advances, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby.

(b)    The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under any applicable Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under any applicable Collateral, and (c) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)    Notwithstanding anything to the contrary, the Borrower, the ~~Investment~~Collateral Manager, the Administrative Agent, the Hedge Counterparty, the Collateral Custodian and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, each Note as indebtedness for purposes of United States federal and state income tax or state franchise tax to the extent permitted by Applicable Law and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment.

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Section 8.2    Release of Lien on Collateral.

At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) such Loan has been the subject of a Discretionary Sale, Substitution or a sale of a Warranty Loan pursuant to Section 2.14 or (iii) this Agreement terminates in accordance with Section 12.6, the interest of the Administrative Agent in such Collateral shall be automatically released, and the Administrative Agent, as agent for the Secured Parties, to the extent requested by the ~~Investment~~Collateral Manager, shall, at the sole expense of the Borrower, provide evidence of the release of its interest in such Collateral. In connection with any sale of such Collateral, the Administrative Agent, as agent for the Secured Parties, will after the deposit by the ~~Investment~~Collateral Manager of the Proceeds of such sale into the Collection Account, at the sole expense of the Borrower, execute and deliver to the ~~Investment~~Collateral Manager any assignments, bills of sale, termination statements and any other releases and instruments as the ~~Investment~~Collateral Manager may reasonably request in order to effect the release and transfer of such Collateral; provided that, the Administrative Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Collateral Custodian’s obligations pursuant to Section 6.2(j) with respect to the Proceeds of any such sale.

Section 8.3    Remedies.

Upon the occurrence of an Event of Default, the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies set forth in Section 9.2.

Section 8.4    Waiver of Certain Laws.

Each of the Borrower and the ~~Investment~~Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the ~~Investment~~Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

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Section 8.5    Power of Attorney.

Each of the Borrower and the ~~Investment~~Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at the Borrower’s expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the ~~Investment~~Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1    Events of Default.

The following events shall be Events of Default (“Events of Default”) hereunder:

(a)    any failure by the Borrower to pay all accrued and unpaid Interest and Non-Usage Fees on any Payment Date and such failure is not remedied within three (3) Business Days; or

(b)    the failure on the part of the Borrower to observe or perform the covenants set forth in Sections 5.1(a), 5.1(b), 5.1(e), 5.1(f), 5.1(g), 5.1(k), 5.1(n), 5.1(p), 5.1(v) or 5.2; or

(c)    the failure on the part of the ~~Investment~~Collateral Manager to observe or perform the covenants set forth in Sections 5.3(a), 5.3(b) or 5.4; or

(d)    any failure on the part of Borrower duly to observe or perform in any material respect any other covenants or agreements of such Borrower (other than those specifically addressed by a separate Event of Default), as applicable, set forth in this Agreement or the other Transaction Documents to which such Borrower is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the applicable and (ii) the date on which the applicable Borrower acquires knowledge thereof; or

(e)    the occurrence of an Insolvency Event relating to the Borrower or the Related Fund; or

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(f)    the occurrence of a Change of Control; or the occurrence of ~~an Investment~~a Collateral Manager Termination Event; or

(g)    the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction against the Borrower or the Related Fund for the payment of money in excess individually or in the aggregate of $1,000,000 (in the case of the Borrower) or $10,000,000 (in the case of the Related Fund), and the Borrower or the Related Fund, as applicable, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or

(h)    the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (such consent to be provided in the sole and absolute discretion of the Administrative Agent) and the Lenders; or

(i)    the Borrower shall have made payments (other than payments made on behalf of the Borrower from insurance proceeds of the Borrower) to settle any litigation claim or dispute totaling more than $100,000 in the aggregate; or

(j)    the Borrower or ~~Investment~~Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Loans, and such failure is not cured within three (3) Business Days; or

(k)    the Borrower shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t), such that Morgan, Lewis & Bockius LLP or another law firm reasonably acceptable to the Administrative Agent could no longer render a substantive nonconsolidation opinion with respect thereto; or

(l)    any Transaction Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of or any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject only to the Permitted Liens described in clauses (a), (d) or (f) of the definition of Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document the Borrower; or

(m)    any Loan Party shall contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or

(n)    the existence of a Borrowing Base Deficiency which continues unremedied for two (2) Business Days; provided, however, if such Borrowing Base Deficiency occurs as a result of a Value Adjustment Event, such two (2) Business Day period shall be extended to ten (10) calendar day period so long as during such initial two (2) Business Day period, Borrower delivers to Administrative Agent and the Lenders evidence that a capital call, in an amount at least equal to such Borrowing Base Deficiency, has been made, together with

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such additional documentation as Administrative Agent may reasonably request to evidence that the proceeds of such capital call shall be received by Borrower prior to the end of such ten (10) calendar day period; or

(o)    the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act; or

(p)    any representation, warranty or certification made by any Loan Party in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made (except for such representations and warranties as are qualified by materiality, a Material Adverse Effect or any similar qualifier, which representations and warranties shall be true in all respects) and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower and (ii) the date on which the Borrower acquires knowledge thereof; or

(q)    (A) any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (B) any Loan Party shall deny that it has any or further liability or obligation under any material provision of any Transaction Document to which it is a party; or

(r)    any failure on the part of the Borrower to comply with the covenant set forth in Section 5.1(g) with respect to the matters set forth in Section 4.1(t)(xxvi).

Section 9.2    Remedies.

(a)    Upon the occurrence of an Event of Default, the Administrative Agent may, or, at the direction of the Required Lenders shall, by notice to the Borrower (with a copy to the Collateral Custodian, it being agreed that the failure to give such notice shall not impair the rights of the Administrative Agent or the Lenders hereunder), declare (i) the Termination Date to have occurred and the Notes and all other Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date to have occurred; provided that in the case of any event involving the Borrower described in Section 9.1(e), the Notes and all other Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event. The Administrative Agent shall forward a copy of any notice delivered to the Borrower pursuant to this Section 9.2(a) to the Lenders.

(b)    On and after the declaration or occurrence of the Termination Date, the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be

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cumulative. The Borrower and the ~~Investment~~Collateral Manager hereby agree that they will, at the Borrower’s expense and at the direction of the Administrative Agent, forthwith, (i) assemble all or any part of the Loans as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) without notice except as specified below, sell the Loans or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Administrative Agent may deem commercially reasonable; provided that, notwithstanding anything to the contrary set forth herein, the Administrative Agent will not cause or direct the sale of any Loans or other Collateral on and after the declaration or occurrence of the Termination Date unless either (i) the Administrative Agent determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the Obligations (or in the case of a sale of less than all of the Collateral, an amount sufficient to discharge the amount of the Obligations attributable to such portion of the Collateral); or (ii) the Required Lenders direct such sale and liquidation. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable notification. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. The occurrence of a Termination Date as defined in clauses (a) through (c), inclusive, of the definition of “Termination Date” shall constitute a Termination Date for the purposes of this Section 9.2.

(c)    If the Administrative Agent elects, subject to clause (b) above, to sell the Collateral in whole, but not in part, at a public or private sale, the Borrower (or its designee) may exercise its right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at an aggregate purchase price to be paid in full in cash on the date of such proposed sale that is not less than the amount of the Obligations as of the date of such proposed sale. The Borrower’s right of first refusal shall terminate not later than 4:00 p.m. (New York City Time) on the tenth (10th) Business Day following the Business Day on which the Borrower receives notice of the Administrative Agent’s election to sell such Collateral.

ARTICLE X

INDEMNIFICATION

Section 10.1    Indemnities by the Borrower.

(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Custodian, the Securities Intermediary, the Secured Parties, the Lenders and each of their respective assigns and directors, officers, employees, agents and advisors (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result

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of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party or in respect of Taxes (other than those described in clause (xii) of this Section 10.1(a) or in Section 2.12, Section 2.13, or Section 12.9). If the Borrower has made any indemnity payment pursuant to this Section 10.1 and Section 10.3 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party) relating to or resulting from:

(i)    any representation or warranty made or deemed made by the Borrower, the ~~Investment~~Collateral Manager or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii)    the failure of any Loan acquired on the Closing Date to be an Eligible Loan as of the Closing Date and the failure of any Loan acquired after the Closing Date to be an Eligible Loan on the related Funding Date;

(iii)    the failure by the Borrower or the ~~Investment~~Collateral Manager to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law;

(iv)    the failure to vest and maintain vested in the Administrative Agent, as agent for the Secured Parties, an undivided interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of any Advance or at any time thereafter;

(v)    the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the Availability on such Business Day;

(vi)    the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(vii)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral or the furnishing or failure to furnish such merchandise or services;

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(viii)    any failure of any Loan Party to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by any Loan Party or any Affiliate thereof to perform its respective duties under any Collateral;

(ix)    any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Related Fund to qualify to do business or file any notice or business activity report or any similar report;

(x)    any action taken by the Borrower or the ~~Investment~~Collateral Manager in the enforcement or collection of any Collateral;

(xi)    any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral;

(xii)    the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(xiii)    any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in repayment of Advances Outstanding or payment of Interest or any other amount due hereunder or under any Hedging Agreement, in each case, which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid;

(xiv)    except with respect to funds held in the Collection Account, the commingling of Collections on the Collateral at any time with other funds;

(xv)    any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral;

(xvi)    any failure by the Borrower to give reasonably equivalent value to the Related Fund or to the applicable third party transferor, in consideration for the transfer by the Related Fund or such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvii)    the use of the proceeds of any Advance in a manner other than as provided in this Agreement, the Sale Agreement or any Third Party Sale Agreement;

(xviii)    the failure of the Borrower, the Related Fund or any of their respective agents or representatives to remit to the ~~Investment~~Collateral Manager or the Administrative Agent, Collections on the Collateral remitted to the Borrower, the Related Fund, the ~~Investment~~Collateral Manager or any such agent or representative as provided in this Agreement;

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(xix)    the failure by the Borrower to comply with any of the covenants relating to any Hedging Agreement; or

(xx)    the failure of the ~~Investment~~Collateral Manager to satisfy its obligations under Section 10.2.

(b)    Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Indemnified Party on the Payment Date following such Person’s demand therefor, accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses.

(c)    If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that the Borrower shall be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a).

(d)    The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the ~~Investment~~Collateral Manager, the Collateral Custodian or the Securities Intermediary and the termination of this Agreement.

Section 10.2    Indemnities by the ~~Investment~~Collateral Manager.

(a)    Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the ~~Investment~~Collateral Manager hereby agrees to indemnify the Lenders, forthwith on demand, from and against any and all Indemnified Amounts (except to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party) awarded against or incurred by any such Indemnified Party by reason of the ~~Investment~~Collateral Manager’s gross negligence or willful misconduct in the performance or failure to perform any of its obligations under this Agreement (as finally determined by a court of competent jurisdiction). The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

(b)    Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the ~~Investment~~Collateral Manager to the Indemnified Party within five (5) Business Days following such Person’s demand therefor.

(c)    The ~~Investment~~Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

(d)    The obligations of the ~~Investment~~Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement.

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(e)    Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

Section 10.3    After-Tax Basis.

Indemnification under Section 10.1, Section 10.2, Section 2.12, Section 2.13, and Section 12.9 shall be on an after-Tax basis.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1    Appointment.

Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Custodian) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Lenders; provided that the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

The Administrative Agent shall also act as the “collateral agent” under the Transaction Documents, and each of the Lenders hereby irrevocably appoints and authorizes the

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Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Transaction Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XI and Articles X and XII (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents) as if set forth in full herein with respect thereto.

Section 11.2    Standard of Care; Exculpatory Provisions.

(a)    The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law;

(iii)    shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(iv)    shall not be responsible to any Secured Party, any Loan Party or any other Person, or have any liability for, any incorrect or inaccurate determination of Term SOFR or the Base Rate for any purpose under any Loan Document; and

(v)    does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of,

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calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any other Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(c)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the ~~Investment~~Collateral Manager, the Borrower or a Lender.

(d)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.3    Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in

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connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Related Fund), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (v) may rely upon and shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties, or upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance.

Section 11.4    Credit Decision with Respect to the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

Section 11.5    Indemnification of the Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the ~~Investment~~Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the

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Administrative Agent’s gross negligence or willful misconduct. The payment of amounts under this Section 11.5 shall be on an after-Tax basis. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the ~~Investment~~Collateral Manager.

Section 11.6    Successor Administrative Agent.

The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least thirty (30) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Required Lenders acting jointly. The Required Lenders (other than Capital One, National Association or any of its Affiliates if Capital One, National Association is the Administrative Agent at such time) may, subject to the prior written consent of the ~~Investment~~Collateral Manager and the Borrower provided no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld, conditioned or delayed), at any time, upon at least 30 days’ written notice to the Borrower and the Administrative Agent, remove the Administrative Agent if at such time the aggregate amount of Administrative Agent’s Commitment (during the Revolving Period) or Advances Outstanding (following the Revolving Period) is less than 25% of the Facility Amount. Upon any such resignation or removal, the Required Lenders acting jointly shall appoint a successor Administrative Agent with the consent of the Borrower, such consent not to be unreasonably withheld; provided that the consent of the Borrower shall not be required if an Event of Default shall have occurred and be continuing. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

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Section 11.7    Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent.

Section 11.8    Payments by the Administrative Agent.

Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon (New York City Time) on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day. The Administrative Agent shall pay amounts owing to each Lender in accordance with the written instructions delivered by each such Lender to the Administrative Agent.

Section 11.9    Collateral Matters.

Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9.

Section  11.10     Erroneous Payments.

(a)     If the Administrative Agent (x)  notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured

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Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y)  demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2)  Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting the immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)     it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

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(ii)     such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10(b). For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.10(a) or on whether or not an Erroneous Payment has been made.

(c)    Each Lender and each Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Transaction Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)     The parties hereto agree that (x)  irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reasons, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Transaction Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section  11.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Transaction Document), the Borrower for the purpose of making a payment on the Obligations.

(e)     To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and each Payment Recipient hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

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(f)     Each party’s obligations, agreements and waivers under this Section  11.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

MISCELLANEOUS

Section 12.1    Amendments and Waivers.

Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the ~~Investment~~Collateral Manager, the Administrative Agent and the Required Lenders; provided, that no amendment, waiver or consent shall:

(a)    increase the Commitment of any Lender or the amount of Advances of any Lender, in any case, without the written consent of such Lender;

(b)    waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Transaction Document without the written consent of each Lender; provided that if any Lender declines or is deemed to have denied a request to extend the Scheduled Revolving Period End Date and/or Facility Maturity Date that other Lenders agree to, it agrees, at the request of the Borrower, to (x) sell its Commitment to one or more extending Lender upon request of each such extending Lender (and, if multiple Lenders make any such request, the declining Lender’s Commitment will be allocated pro rata (based on their existing Commitments) to each such extending Lender), (y) sell its Commitment pursuant to the assignment provisions set forth in Section 12.16 or (z) have its Commitment terminated as follows: to the extent the Commitment of any non-extending Lender is not sold as described in clause (x) or (y) as of the last day of the Revolving Period (without giving effect to any extension thereof), the Facility Amount shall be permanently reduced in part with respect to the Commitment of such non-extending Lender on such day, and the Borrower shall repay in full all Advances Outstanding made by such non-extending Lender and other Obligations owing to such Lender under this Agreement on such last day of the Revolving Period (without giving effect to any extension thereof). For the avoidance of doubt nothing in the immediately preceding sentence shall obligate the Borrower to (i) extend the Scheduled Revolving Period End Date and/or Facility Maturity Date or (ii) make the required request unless it agrees to extend the Scheduled Revolving Period End Date and/or Facility Maturity Date without the consent of all Lenders;

(c)    reduce the principal of, or the rate of interest specified herein on, any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender;

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(d)    change Section 2.7, 2.8, 11.8, 12.3 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender;

(e)    change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)    consent to the assignment or transfer by any Loan Party of such Loan Party’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder) or release any Loan Party from any obligations, in each case, without the written consent of each Lender;

(g)    make any modification to the definition of (i) “Borrowing Base”, “Availability”, “Advance Rate”, “Adjusted Borrowing Value” or “Excess Concentration Amount”, in each case, which would have an adverse effect on the calculation of the Borrowing Base or the Availability or (ii) “Eligible Loan” in a manner that would reduce or make less restrictive the requirements for a Loan to be an Eligible Loan, in either case without the written consent of each Lender;

(h)    release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;

(i)    consent to the assignment of the Advances or Commitments to any Loan Party or any Affiliate thereof, in each case, without the written consent of each Lender;

(j)    provide for any additional duties or obligations to be performed by the Collateral Custodian or modify the rights of the Collateral Custodian hereunder in any manner materially adverse to Collateral Custodian without the written consent of the Collateral Custodian; or

(k)    [Reserved];

(l)    provide for any additional duties or obligations to be performed by the ~~Investment~~Collateral Manager or modify the rights of the ~~Investment~~Collateral Manager hereunder in any manner materially adverse to ~~Investment~~Collateral Manager without the written consent of the ~~Investment~~Collateral Manager; or

(m)    provide for any additional duties or obligations to be performed by the Hedge Counterparty or modify the rights of the Hedge Counterparty hereunder in any manner materially adverse to the Hedge Counterparty without the written consent of the Hedge Counterparty;

provided further, that (i) any amendment of the Agreement that is solely for the purpose of adding a Lender or waiving, extending or postponing any fee to the Administrative

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Agent may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document, (iv) any amendment of the Agreement that a Lender is advised by its legal or financial advisors to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 12.2    Notices, Etc.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)        if to the Borrower, Capital One, National Association, ~~Investment~~Collateral Manager, Collateral Custodian, or Webster Bank, as set forth on Annex A;

(ii)        if to the Administrative Agent, to Capital One, National Association, 2 Bethesda Metro Center, 7th Floor, Bethesda, MD 20814, Attention of Troy Pierce (Email: troy.pierce@capitalone.com);

(iii)        if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return

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receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Syndicate Communications available to the Lenders by posting such Syndicate Communications on the Platform. The Platform is provided by the Administrative Agent “as is” and “as available”. The Agent Parties (defined below) do not warrant the accuracy or completeness of the Syndicate Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Syndicate Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Syndicate Communications or the Platform. In no event shall the Administrative Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower, any Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent Party’s transmission or posting of Obligor materials through the Platform or via email, except to the extent such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender or any other Person for indirect, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Notwithstanding the foregoing, the Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Syndicate Communications that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Syndicate Communications “PUBLIC”, the Borrower shall be deemed to authorize the Administrative Agent and the Lenders to treat such Syndicate Communications as not containing any material non-public information with respect to the Borrower or any Affiliate thereof or their respective securities for purposes of United States Federal and state securities laws; (iii) all Syndicate Communications marked “PUBLIC” are permitted to be made available through the Platform; and (iv) the Administrative Agent shall be entitled to treat any Syndicate Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated as “Non-Public Information”.

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Section 12.3    Ratable Payments.

If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 12.4    No Waiver; Remedies.

No failure on the part of the Administrative Agent, the Collateral Custodian or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5    Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Administrative Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Indemnified Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

Section 12.6    Term of this Agreement.

This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the ~~Investment~~Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the ~~Investment~~Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive any termination of this Agreement.

Section 12.7    Governing Law; Jury Waiver.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

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Section 12.8    Consent to Jurisdiction; Waivers.

Each of the Borrower, ~~Investment~~Collateral Manager, the Lenders, Collateral Custodian, and the Administrative Agent hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York City, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages; provided that the foregoing shall not diminish the indemnification obligations of the Borrower in the event of any third party claim for such damages.

Section 12.9    Costs and Expenses.

(a)    In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Borrower agrees to pay on demand all costs and expenses of the Administrative Agent, the Collateral Custodian, the Securities Intermediary, and the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Collateral Custodian, the Securities Intermediary and the Secured Parties with respect thereto and with respect to advising the Administrative Agent, the Collateral Custodian, the Securities Intermediary and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Collateral Custodian, the Securities Intermediary or the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith.

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(b)    The Borrower shall pay on the Payment Date following receipt of a request therefor, all other costs and expenses that have been invoiced at least two (2) Business Days prior to such Payment Date and incurred by the Administrative Agent and the Secured Parties, in each case in connection with periodic audits of the Loan Parties’ books and records.

Section 12.10    No Proceedings.

(a)    Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period.

(b)    The provisions of this Section 12.10 shall survive the termination hereof.

Section 12.11    Recourse Against Certain Parties.

(a)    No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party, or any Loan Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, member, officer, partner, employee, administrator, partner, organizer or director of the Administrative Agent, any Secured Party, or any Loan Party by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, or any Loan Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, any Secured Party, or any Loan Party, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, any Loan Party or any incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, any Secured Party, or any Loan Party under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, or any Loan Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, or any Loan Party and each incorporator, stockholder, affiliate, officer, partner, employee administrator, partner, organizer or director of the Administrative Agent, any Secured Party or any Loan Party, or any of them, for breaches by the Administrative Agent, any Secured Party, or any Loan Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing non-recourse provisions shall in no

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way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee or director of any Loan Party to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.

(b)    Notwithstanding any contrary provision set forth herein, no claim may be made by any Loan Party or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.

(c)    No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.

(d)    The provisions of this Section 12.11 shall survive the termination of this Agreement.

Section 12.12    Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.

(a)    The ~~Investment~~Collateral Manager shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the ~~Investment~~Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a).

(b)    The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)    If the Borrower or the ~~Investment~~Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative

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Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d)    Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1(k) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

Section 12.13    Confidentiality.

(a)    Each of the Administrative Agent, the Secured Parties, the Collateral Custodian and each Loan Party shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower and the ~~Investment~~Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors or other agents, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Secured Parties, the Collateral Custodian and the Loan Parties that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, ~~Investment~~Collateral Manager Termination Events, and priority of payment provisions.

(b)    Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Custodian or the Secured Parties by each other, (ii) by the

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Administrative Agent, the Collateral Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof or (iii) by the Administrative Agent, and the Secured Parties to any Rating Agency, any commercial paper dealer or other provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agrees to maintain the confidentiality thereof. In addition, the Secured Parties and the Administrative Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)    Each of the Administrative Agent, the Secured Parties and the Collateral Custodian agrees that (i) it will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments, (ii) it will hold confidential any information provided to it by the Borrower or the Related Fund in connection with a prospective Loan in the same manner and pursuant to the same procedures and exceptions that it applies to confidential information delivered directly to it when acting in the same capacity as it is acting under this Agreement, (iii) use any information described in clauses (i) and (ii) above only in connection with this Agreement, and (iv) if (a) the Borrower or the Related Fund delivers information in connection with a Loan or a prospective Loan that was prepared by a third party (other than the Obligor or any agent thereof), and (b) such third party has entered into an agreement with the Borrower or the Related Fund restricting the ability of the Borrower or the Related Fund to rely on such report, it will not have any direct rights against such third party (or the party which has engaged such third party) unless otherwise expressly acknowledged and agreed to by such third party or engaging party.

(d)    Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Secured Parties’, the Collateral Custodian’s or the Borrower’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Custodian or the Borrower or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the ~~Investment~~Collateral Manager or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Custodian having a need to know the same, provided that the Collateral Custodian advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Borrower and the ~~Investment~~Collateral Manager; or (iii) any other disclosure authorized by the Borrower or the ~~Investment~~Collateral Manager, as applicable.

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(e)    Notwithstanding any other provision of this Agreement, each Loan Party shall each have the right to keep confidential from the Administrative Agent, the Collateral Custodian and/or the Secured Parties, for such period of time as such Loan Party determines is reasonable (i) any information that any Loan Party reasonably believes to be in the nature of trade secrets and (ii) any other information that any Loan Party or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.

Section 12.14    Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 12.15    Waiver of Setoff.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

Section 12.16    Assignments by the Lenders.

(a)    Each Lender may at any time assign, or grant a security interest or sell a participation interest in or sell any Advance or Commitment (or portion thereof) or any Note (or any portion thereof) to any Person; provided that, as applicable, (i) no transfer of any Advance or

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Commitment (or any portion thereof) or of any Note (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, and is made only to either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act which in each case is a “qualified purchaser” as defined in the 1940 Act, (ii) no such assignment, grant or sale of a participation interest shall be to an Ineligible Assignee, (iii) such Person shall have a long-term unsecured debt rating of “A” or better by S&P and “A3” or better by Moody’s (or an equivalent rating by a rating agency rating such long term debt obligations of such Person, unless otherwise agreed to by Administrative Agent), (iv) in the case of an assignment of any Advance or Commitment (or any portion thereof) or of any Note (or of any portion thereof) the assignee executes and delivers to the ~~Investment~~Collateral Manager, the Borrower and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit H hereto and a transferee letter substantially in the form of Exhibit G hereto (a “Transferee Letter”), (v) the consent of the Administrative Agent shall be required for any assignment, and (vi) so long as no Event of Default has occurred or is continuing, the consent of the ~~Investment~~Collateral Manager and the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment, other than an assignment to a Lender, an Affiliate of a Lender or an Approved Fund. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to such Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent and the Lenders. Notwithstanding anything contained in this Agreement to the contrary, (i) Capital One, National Association shall not need prior consent of the Borrower or any other party hereto to consolidate with or merge into any Person or convey or transfer substantially all of its properties and assets, including, without limitation, any Advance, any Commitment or any Note (or any portion thereof), to any Person, or (ii) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.16(b), then, in each case, the Administrative Agent shall have the right to cause such Person to assign its entire interest in the Advances and Commitments and this Agreement to a transferee selected by the Administrative Agent, in an assignment which satisfies the conditions set forth in the first sentence of this Section 12.16(a). Assignments shall be subject to the following additional conditions:

(1)    no assignments shall be made to (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y);

(2)    no assignments shall be made to a natural person;

(3)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any class, the amount of the Commitment or Loans of the assigning Lender subject to each

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such assignment (determined as of the date the assignment and assumption agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(4)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans;

(5)    the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(6)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(b)    The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its lending offices, a copy of each transfer pursuant to Section 12.16(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder or under any Note may be effected only by the recording by the Administrative Agent of the identity of the transferee in the Register. The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)    The Collateral Custodian may, at any time, assign all or any part of its rights and obligations hereunder as Collateral Custodian; provided, however, that, except as set forth herein, including Section 7.3 hereof, or unless otherwise consented to by the Borrower and the Administrative Agent, any such assignee shall (i) be a bank or other financial institution organized and doing business under the laws of the United States or of any state thereof, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) be subject to supervision or examination by a United States

[Investcorp] Loan and Security Agreement

federal or state banking authority, (v) have a rating of at least “Baa1” by Moody’s and “BBB+” by S&P, (vi) have an office within the United States and (vii) be in the business of providing collateral custodian services consistent with those required pursuant to this Agreement; and provided, further, that such assignment shall not be effective unless (i), prior to such assignment, Collateral Custodian shall have given ninety (90) days written notice to the Borrower, ~~Investment~~Collateral Manager, Administrative Agent and each Lender describing such assignment and (ii) such assignee has assumed the responsibilities and obligations of the Collateral Custodian, as applicable, being assigned to it in writing.

Section 12.17    Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

ARTICLE XIII

TAX CONSIDERATIONS

Section 13.1    Acknowledgement of Parties.

The parties hereto acknowledge and agree that, for all tax purposes, financial accounting and other purposes the Notes will constitute indebtedness and not an ownership interest in the Borrower.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Investcorp] Loan and Security Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

INVESTCORP CREDIT MANAGEMENT BDC SPV, LLC, as the Borrower

By:
	Name:	Rocco DelGuercio
	Title:	Authorized Signatory

~~INVESTMENT~~COLLATERAL MANAGER:

CM INVESTMENT PARTNERS LLC, as ~~Investment~~Collateral Manager

By:
	Name:	Rocco DelGuercio
	Title:	Chief Financial Officer

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT AND ARRANGER:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent and Arranger

By:
Name:
Title:

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

HEDGE COUNTERPARTY:

CAPITAL ONE, NATIONAL ASSOCIATION, as Hedge Counterparty

By:
Name:
Title:

[Signatures Continued on the Following Page]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

LENDER:

WEBSTER BANK, N.A. as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

THE COLLATERAL CUSTODIAN:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian

By:
Name:
Title:

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

Annex A

INVESTCORP CREDIT MANAGEMENT BDC, INC.

280 Park Avenue – 39th Fl.

New York, NY 10017

Attention: Rocco DelGuercio

Email: rdelguercio@investcorp.com

Tel: 212-257-5193

Fax: 212-703-1206

with copies to:

MORGAN, LEWIS & BOCKIUS LLP

101 Park Avenue

New York, NY 10178

Attention: Edmond Seferi

Email: edmond.seferi@morganlewis.com

CAPITAL ONE, NATIONAL ASSOCIATION

2 Bethesda Metro Center, 7th Floor,

Bethesda, MD 20814

Attention: Troy Pierce

Fax: 301-280-0299

with copies to:

HOLLAND & KNIGHT LLP

One Arts Plaza, 1722 Routh Street, Suite 1500

Dallas, TX 75201

Attention: James L. Baker, Esq.

Fax: 214-964-9501

[Investcorp] Loan and Security Agreement

Annex A

If to the Collateral Custodian

WELLS FARGO BANK, NATIONAL ASSOCIATION

Corporate Trust Services Division

9062 Old Annapolis Rd

Columbia, MD 21045

Attn: CDO Trust Services – Investcorp Credit Management BDC SPV, LLC

If to Webster Bank

WEBSTER BANK, N.A.

360 Hamilton Ave., 7th Floor

White Plains, NY 10601

Attn: Andrew Shuster, Managing Director – Lender Finance

Email: ashuster@websterbank.com

[Investcorp] Loan and Security Agreement

Annex B

COMMITMENTS

~~Prior to the Second Amendment Effective Date:~~

~~Lender~~	~~Commitment~~
~~Capital One, National Association~~	~~$~~	~~115,000,000~~

~~Total:~~	~~$~~	~~115,000,000~~

~~As of the Second Amendment Effective Date:~~

Lender	Commitment
Capital One, National Association		$80,000,000
Webster Bank, N.A.	$	~~35,000,000~~20,000,000

Total:	$	~~115,000,000~~100,000,000

[Investcorp] Loan and Security Agreement

Appendix A

Obligor	Outstanding Principal Balance
Advance Solutions International	$5,000,000.00

[Investcorp] Loan and Security Agreement

SCHEDULE III

~~Investment~~Collateral Manager Guidelines

In performing its duties, the ~~Investment~~Collateral Manager shall perform its obligations with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that it manages for itself and its Affiliates having similar investment objectives and restrictions, (ii) in a manner consistent with customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Loans and (iii) in accordance with the ~~Investment~~Collateral Manager’s customary practices and procedures involving assets of the nature and character of the Loans.

[Investcorp] Loan and Security Agreement